    As filed with the Securities and Exchange Commission on March 17, 2006.

                                                     Registration No. 333-69620

================================================================================


                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                              AMENDMENT NO. 5 TO

                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

            (Exact name of registrant as specified in its charter)


              Virginia                           63                    54-0283385
              --------                           --                    ----------
  (State or other jurisdiction    (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)    Classification Code)       Identification Number)

                             6610 W. Broad Street
                           Richmond, Virginia 23230
                                (804) 281-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               -----------------
                                Heather Harker
                 Vice President and Associate General Counsel

                  Genworth Life and Annuity Insurance Company

                             6610 W. Broad Street
                           Richmond, Virginia 23230
                                (804) 281-6910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------


Approximate date of commencement of proposed sale to the public: Continuously on and after May 1, 2006.


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE


   ==========================================================================
    Title of each
        Class         Amount   Proposed Maximum Proposed Maximum  Amount of
    of Securities     to be     Offering Price     Aggregate     Registration
   to be Registered Registered     Per Unit      Offering Price     Fee**
   --------------------------------------------------------------------------
   Guaranteed
   Fixed Annuity
   Contracts            *             *           $50,000,000        N/A
   ==========================================================================


 *The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
**Fees for registration were paid with Pre-Effective Amendment No. 1 to the Registration Statement filed on December 13, 2001.

                               -----------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                            As Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-69620
                    Prospectus For Single Purchase Payment
                     Modified Guaranteed Annuity Contract

                                  Issued by:

                  Genworth Life and Annuity Insurance Company
               (formerly, GE Life and Annuity Assurance Company)

                            6610 West Broad Street
                           Richmond, Virginia 23230
                           Telephone: (800) 352-9910

--------------------------------------------------------------------------------

This prospectus gives details about the contract that you should know before investing. Please read this prospectus carefully and keep it for future reference.


This prospectus describes a single purchase payment modified guaranteed annuity contract (the "contract") for individuals offered by Genworth Life and Annuity Insurance Company (the "Company," "we," "us," or "our"). You may purchase the contract on a non-qualified basis ("Non-Qualified Contracts") or for use with certain qualified retirement plans ("Qualified Contracts").

The contract provides a means for you to allocate a single purchase payment of $5,000 or more ($2,000 or more for Individual Retirement Accounts ("IRAs")) to our Guarantee Account for a specified investment period, known as a Guarantee Term. You select a Guarantee Term from a number of Guarantee Terms we offer at the time of your purchase payment. We typically offer Guarantee Terms ranging from 1 to 10 years, although we may not offer each of these Guarantee Terms in the future. Not all the Guarantee Terms are available in all states or in all markets. Your purchase payment will earn interest for the initial Guarantee Term you select based on the interest rates we offer at the time of your purchase payment. For any Guarantee Term, we will credit a Guaranteed Interest Rate. We may credit a different Guaranteed Interest Rate for each year of a Guarantee Term.


If you surrender your contract or withdraw any portion of your Contract Value before the end of a Guarantee Term, we may assess a surrender charge on the amount you withdraw. We may apply a Market Value Adjustment to the proceeds paid in connection with any withdrawal or transfer. We may also apply a Market Value Adjustment in determining your Annuity Commencement Value. Under certain conditions, you may withdraw earned interest without a surrender charge or Market Value Adjustment. Withdrawals of interest will be subject to income tax and may be subject to a 10% tax penalty if taken before age 59 1/2.

On the Annuity Date, we will apply your Annuity Commencement Value, modified by any Market Value Adjustment, to a monthly Income Payment, to an Optional Payment Plan you have selected, or you may take that amount in one lump sum payment. The Optional Payment Plans include:

   . life income with payments guaranteed for 10, 15 or 20 years;

   . payments for a fixed period from 1 to 30 years;

   . payments of a fixed amount until the amount we hold is exhausted;

   . annual payments of interest earned from proceeds left with us; or

   . life income based on the lives of two payees with payments guaranteed for 10 years.

The Securities and Exchange Commission ("SEC") has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.


The date of this prospectus is May 1, 2006.


This contract:

   . Is Not a bank deposit

   . Is Not FDIC insured

   . Is Not insured or endorsed by a bank or any federal government agency

   . Is Not available in every state

Table of Contents



         Definitions.................................................

         Summary.....................................................

         Other Contracts.............................................

         Financial Statements........................................

         The Contract................................................
            Purchasing a Contract....................................
            Ownership................................................
            Assignment...............................................

         The Company.................................................
            The Guarantee Account....................................
            Guarantee Terms..........................................
            Guaranteed Interest Rates................................
            Free Withdrawal Amount...................................
            Contract Value and Surrender Value.......................
            Market Value Adjustment..................................
            Transfers Before the End of a Guarantee Term.............

         Surrenders and Partial Withdrawals..........................
            Systematic Withdrawals of Interest.......................

         Charges and Other Deductions................................
            Surrender Charge.........................................
            Deductions for Premium Taxes.............................
            Commission Payments......................................

         The Death Benefit...........................................
            Death Benefit Upon Death Before the Annuity Date.........
            Death Benefit Amount.....................................
            Required Distributions...................................
            Death Benefit After the Annuity Date.....................

         The Annuity Commencement Date and Benefits at Annuity Date..
            The Annuity Commencement Date............................
            The Annuity Date.........................................

         Optional Payment Plans......................................

         Federal Tax Matters.........................................
            Introduction.............................................
            Taxation of Non-Qualified Contracts......................
            Section 1035 Exchanges...................................
            Qualified Retirement Plans...............................
            Moving Money From One Qualified Contract or Qualified
              Plan to Another........................................
            Federal Income Tax Withholding...........................
            State Income Tax Withholding.............................
            Changes in the Law.......................................

         Requesting Payments.........................................

         Sales of the Contract.......................................

         Additional Information......................................
            Owner Questions..........................................
            Return Privilege.........................................
            State Regulation.........................................
            Records and Reports......................................
            Other Information........................................

         Genworth Life and Annuity Insurance Company.................
            Overview.................................................
            Market Environment and Opportunities.....................
            Competitive Strengths....................................
            Growth Strategies........................................

         Retirement Income and Investments...........................
            Overview.................................................
            Products.................................................
            Underwriting and Pricing.................................
            Competition..............................................

         Protection..................................................
            Overview.................................................
            Products.................................................
            Competition..............................................
            Corporate and Other......................................
            Distribution.............................................

         Marketing...................................................

         Risk Management.............................................
            Overview.................................................
            New Product Introductions................................
            Product Performance Reviews..............................
            Asset-Liability Management...............................
            Portfolio Diversification................................
            Actuarial Database and Information Systems...............
            Operations and Technology................................
            Reserves.................................................
            Reinsurance..............................................
            Financial Strength Ratings...............................
            Investments..............................................

         Regulation..................................................
            General..................................................
            Insurance Regulation.....................................
            Other Laws and Regulations...............................

         Risk Factors................................................
            Risks Relating To Our Businesses.........................

         Unresolved Staff Comments...................................

         Properties..................................................

         Legal Proceedings...........................................

         Submission of Matters to a Vote of Security Holders.........

         Market for the Registrant's Common Equity, Related
         Shareholder Matters and Issuer Purchases of Equity
         Securities..................................................

         Selected Financial Data.....................................

         Management's Discussion and Analysis of Financial Condition
         and Results of Operations...................................
            Cautionary Note Regarding Forward-Looking Statements.....
            Overview.................................................
            Results of Operations....................................
            Investments..............................................
            Capital Resources........................................
            Liquidity................................................
            Off-Balance Sheet Transactions...........................
            New Accounting Standards.................................

         Quantitative and Qualitative Disclosures About Market Risk
         and Interest Rate Management................................
            Sensitivity Analysis.....................................
            Derivative Counterparty Credit Risk......................

         Experts.....................................................

         GE Life and Annuity Assurance Company Financial Statements..

         Appendix....................................................
            Market Value Adjustment Examples.........................

Definitions

                      The following terms are used throughout this prospectus:

                      Annuitant/Joint Annuitant -- The person(s) named in the contract whose age and, where appropriate, gender, determine Income Payments.

                      Annuity Commencement Date -- The date stated on your contract's data pages as the date on which Income Payments are scheduled to commence, provided the Annuitant(s) is living on that date. The Annuity Commencement Date may be changed during the 30-day period immediately prior to the end of a Guarantee Term.

                      Annuity Commencement Value -- Your Surrender Value on the business day immediately preceding the Annuity Date modified by any Market Value Adjustment. We use the Annuity Commencement Value to determine the amount of each Income Payment or lump sum payment.

                      Annuity Date -- The date on which Income Payments start.

                      Code -- The Internal Revenue Code of 1986, as amended.

                      Contract Date -- The date we issue your contract and your contract becomes effective. Your Contract Date is shown on your contract's data pages. We use the Contract Date to determine Contract Years and contract anniversaries.

                      Contract Value -- Your purchase payment and interest earnings under the contract, minus any prior withdrawals including surrender charges and any premium tax, modified by any prior Market Value Adjustment.

                      General Account -- Assets of the Company other than those allocated to any of our separate investment accounts.


                      Guarantee Account -- Genworth Life & Annuity MVA Separate Account; a legally insulated, non-unitized separate account established to hold amounts for this class of contracts, and other similar market value adjustment contracts.


                      Guarantee Term -- The period of time we guarantee a specified credited rate(s) of interest under the contract.

                      Guaranteed Interest Rate -- A stated interest rate or rates we credit to the Contract Value during a Guarantee Term.

                      Home Office -- Our offices at 6610 West Broad Street, Richmond, Virginia 23230.

                      Income Payment -- One of a series of payments made under either the monthly income benefit or one of the Optional Payment Plans.

                      Market Value Adjustment -- A positive or negative adjustment we may apply to the amount payable upon surrender, withdrawal or transfer. We may also apply a Market Value Adjustment in determining your Annuity Commencement Value.

                      Optional Payment Plan -- A plan whereby any part of the death benefit, Surrender Value or Annuity Commencement Value can be left with us to provide Income Payments to a payee.

                      Owner -- The person or persons (in the case of Joint Owners) entitled to exercise all ownership rights stated in the contract (e.g., name beneficiaries, make withdrawals). The Owners are shown on the contract's data pages and on any application. "You" or "your" refers to the Owner or Joint Owners.

                      Surrender Value -- The Contract Value on the date we receive your written request for surrender at our Home Office, less any applicable premium tax and surrender charge.

Summary

                      How is a contract issued? We will issue the contract when we receive and accept your completed application and your purchase payment. See the provision entitled "Issuing a Contract."

                      How does this contract work? The contract permits you to allocate a single purchase payment to our Guarantee Account for the Guarantee Term you select. On the Annuity Date, we apply your Annuity Commencement Value to purchase a series of monthly Income Payments (sometimes known as annuity payments). You may also elect Income Payments under an Optional Payment Plan or a lump sum payment.

                      Certain features described in this prospectus may vary from your contract. See the provision entitled "The Contract" of this prospectus for more information. Please refer to your contract for these provisions that apply specifically to you.

                      How does my purchase payment earn interest? You allocate your purchase payment (less any applicable premium taxes) to the Guarantee Account for a Guarantee Term you select. Your allocation will earn interest at the Guaranteed Interest Rate(s) we credit for that Guarantee Term. We may credit a different rate of interest for any Guarantee Term from one year to the next. See the provision entitled "Guarantee Terms."

                      What happens at the end of a Guarantee Term? At the end of any Guarantee Term, a subsequent Guarantee Term will begin. Unless you instruct us otherwise, the subsequent Guarantee Term will generally be the same duration as the expiring Guarantee Term. If we are not offering a Guarantee Term of the same duration, the subsequent Guarantee Term will be the next shortest Guarantee Term, which does not extend beyond the Annuity Commencement Date. If we do not offer a Guarantee Term that expires on or before the Annuity Commencement Date, the subsequent Guarantee Term will be the Guarantee Term that first expires after the Annuity Commencement Date. We will pay interest on your Contract Value in a subsequent Guarantee Term at our declared Guaranteed Interest Rate applicable to that Guarantee Term on the day the subsequent Guarantee Term begins. See the provision entitled "Guarantee Terms" in this prospectus.

                      Is the contract available to Qualified Plans? Yes. We may issue the contract in connection with retirement plans that qualify for preferential income tax treatment as defined under the Code. We may also issue the contract on a non-qualified basis.

                      May I surrender the contract or take a partial withdrawal? Yes. You may surrender the contract for its Surrender Value modified by any applicable Market Value Adjustment at any time before the Annuity Date. You may also take partial withdrawals from the Contract Value. A partial withdrawal will reduce your death benefit.

                      For more information on surrenders and partial withdrawals, see the "Surrenders and Partial Withdrawals" provision in the prospectus.

                      What surrender charges are associated with the contract? We may assess a surrender charge if you surrender your contract or take a partial withdrawal from the Contract Value within the first seven Contract Years.

                      The surrender charge will be anywhere from 7% to 1% of the amount withdrawn, depending on the contract year of your surrender or partial withdrawal. We may also apply a Market Value Adjustment to partial withdrawals and surrenders from the Guarantee Account.

                      You may withdraw an amount up to the free withdrawal amount without a surrender charge or Market Value Adjustment. The free withdrawal amount equals the interest credited under the contract for the twelve-month period prior to the date of the partial withdrawal. We will reduce the available free withdrawal amount by the amount of any prior free withdrawal during that twelve-month period. We will also waive the surrender charge if you apply your Contract Value upon surrender to certain Optional Payment Plans. See the "Charges and Other Deductions" provision of this prospectus.

                      Are there any other charges? Yes. If your state assesses a premium tax with respect to your contract, then at the time your contract incurs such tax (or at such other time as we may choose), we will deduct the premium tax from your purchase payment or from proceeds at surrender, partial withdrawal, death or annuitization, as applicable. See the "Charges and Other Deductions" provision of this prospectus.

                      For a complete discussion of all charges associated with the contract, see the "Charges and Other Deductions" provision of this prospectus.

                      We pay compensation to broker-dealers who sell the contracts. For a discussion of this compensation, see the "Sales of the Contract" provision of this prospectus.

                      What is a Market Value Adjustment? The Market Value Adjustment is an amount we deduct from or add to the amount payable upon surrender, partial withdrawal, or transfer if such event occurs outside the 30-day period immediately prior to the end of a Guarantee Term (the "30-day window"). We may also apply the Market Value Adjustment in determining your Annuity Commencement Value if the Annuity Date falls outside the 30-day window. The Market Value Adjustment formula in the contract reflects the relationship between the Guaranteed Interest Rate associated with the Guarantee Term from which the surrender, partial withdrawal, transfer or Income Payments are taken, and the Guaranteed Interest Rate for a Guarantee Term with a duration equal to the number of years remaining in the Guarantee Term from which the surrender, partial withdrawal, transfer or Income Payments are taken. See the "Market Value Adjustment" provision of this prospectus.

                      What happens if an Owner dies before the Annuity
                      Date? Before the Annuity Date, if any Owner (or any Annuitant, if the Owner is a non-natural person), dies while the contract is in force, the death benefit becomes payable to the designated beneficiary. The Code imposes certain distribution rules on designated beneficiaries. We may pay a death benefit to the designated beneficiary. The death benefit will be the greater of:

                        (1) the Contract Value; or

                        (2) the Surrender Value modified by any applicable
                            Market Value Adjustment.

                      The death benefit is calculated as of the date we receive the paperwork necessary to process the death claim ("due proof of death") but there are other requirements and conditions. See "The Death Benefit" provision of this prospectus.

                      What annuity benefit does the contract provide? On the Annuity Date, we will apply your Annuity Commencement Value to a monthly income payment, an Optional Payment Plan you select, or pay that amount in one lump sum payment. The Optional Payment Plans are:

                        (1) life income with payments, guaranteed for 10, 15 or
                            20 years;

                        (2) payments for a fixed period from 1 to 30 years;

                        (3) payments of a fixed amount until the amount we hold
                            is exhausted;

                        (4) annual payments of interest earned from proceeds
                            left with us; or

                        (5) life income based on the lives of two payees with
                            payments guaranteed for 10 years.

                      Do I have a return privilege? Yes. You have the right to return the contract to us at our Home Office and have us cancel the contract within a certain number of days (usually 20 days from the date you receive the contract, but some states have longer periods).

                      If you exercise this right, we will cancel the contract as of the day we receive your request and send you a refund equal to your purchase payment adjusted by any Market Value Adjustment or any another amount as required by state law. See the "Additional Information -- Return Privilege" provision of this prospectus.

Other Contracts

                      We offer other single purchase payment modified guaranteed annuity contracts, which also offer Guarantee Terms. These contracts have different charges that could affect the interest we may credit.

Financial Statements

                      The consolidated financial statements for the Company are set forth herein.

The Contract

                      The contract is a single purchase payment modified guaranteed annuity contract. We describe your rights and benefits below and in the contract. Your contract may differ in certain respects from the description in this prospectus due to variations in state insurance law requirements. Your contract reflects what specifically applies to you.

PURCHASING A
CONTRACT
                      If you wish to purchase a contract, you must apply for it through an authorized sales representative. The sales representative will send your completed application to us, and we will decide whether to accept or reject it. If we accept your application, our legally authorized officers prepare and execute a contract. We may send the contract directly to you or to you through your sales representative. See the "Sales of the Contract" provision of the prospectus.

                      To apply for a contract, the Owner(s) and Annuitant(s) must be age 85 or younger. We may sell the contract for use with certain qualified retirement plans. If you are purchasing the contract for use with such a plan, you must be eligible to participate in the plan. Please be aware that if you are purchasing the contract for use with a qualified retirement plan, the contract includes features such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit, so there should be another reason for you to purchase the contract other than tax deferral. Please consult a tax adviser to determine whether the contract is an appropriate investment for you.

                      Purchasing the contract through a tax free "Section 1035 Exchange." Section 1035 of the Code generally permits you to exchange one annuity contract for another in a "tax-free exchange." Therefore, you can use the proceeds from one or more annuity contracts to make your purchase payment for this contract. Before making an exchange to acquire this contract, you should carefully compare this contract to your current contract. You may have to pay a surrender charge under your current contract to exchange it for this contract and this contract has its own surrender charge, which would apply to you. The benefits under this contract may be different than those of your current contract. In addition, you may have to pay federal income and penalty taxes on the exchange if it does not qualify for Section 1035 treatment. You should not exchange another contract for this contract unless you determine, after evaluating all of the facts, that the exchange is in your best interest. Please note that the person trying to sell you the contract will generally earn a commission.

OWNERSHIP
                      As Owner(s), you have all the rights under the contract, subject to the rights of any irrevocable beneficiary. Two persons may apply for a contract as Joint Owners. Joint Owners who are spouses have equal undivided interests in the contract. This means that each may exercise any ownership rights on behalf of the other except for ownership changes. Non-Spouse Joint Owners must exercise ownership rights jointly.

                      Joint Owners also have the right of survivorship. This means if a Joint Owner dies his or her interest in the contract passes to the surviving Owner. You must have our approval to add a Joint Owner after we issue the contract. During the Annuitant(s)'s life, you can change the Owner(s) to another Owner(s) and the beneficiary(s) to another beneficiary(s), except when an irrevocable beneficiary has been named. You may change an irrevocable beneficiary only with the written consent of that beneficiary.

                      An Owner (other than a non-natural person) may name a Joint Annuitant.

                      Purchase payment. You may purchase the contract with a single purchase payment of $5,000 or more ($2,000 or more for IRAs). You must obtain our prior approval before purchase payments for any contract issued by the Company exceed $1,000,000.

ASSIGNMENT
                      An Owner of a Non-Qualified Contract may assign some or all of his or her rights under the contract. An assignment must occur before the Annuity Date and while the Annuitant is still living. Once proper notice of the assignment is recorded by our Home Office, the assignment will become effective as of the date the written request was signed.

                      Qualified Contracts, IRAs and Tax Sheltered Annuities may not be assigned, pledged or otherwise transferred except where allowed by law.

                      We are not responsible for the validity or tax consequences of any assignment. We are not liable for any payment or settlement made before the assignment is recorded. Assignments will not be recorded until our Home Office receives sufficient direction from the Owner and the assignee regarding the proper allocation of contract rights.

                      Amounts pledged or assigned will be treated as distributions and will be included in your gross income to the extent that the Contract Value exceeds the investment in the contract for the taxable year in which it was pledged or assigned. Amounts assigned may be subject to a tax penalty equal to 10% of the amount included in gross income.

                      Assignment of the entire Contract Value may cause the portion of the contract exceeding the total investment in the contract and previously taxed amounts to be included in your gross income for federal income tax purposes each year that the assignment is in effect.

The Company

                      We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871. We principally offer life insurance and annuity contracts. We do business in 49 states and the District of Columbia. Our principal offices are at 6610 West Broad Street, Richmond, Virginia 23230. We are obligated to pay all amounts provided under the contract.


                      Capital Brokerage Corporation serves as principal underwriter for the contracts and is a broker/dealer registered with the SEC. GNA Corporation directly owns the stock of Capital Brokerage Corporation. GNA Corporation is directly owned by Genworth Financial, Inc., a public company.


                      We are a charter member of the Insurance Marketplace Standards Association ("IMSA"). We may use the IMSA membership logo and language in our advertisements, as outlined in IMSA's Marketing and Graphics Guidelines. Companies that belong to IMSA subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.


                      For more information about Genworth Life and Annuity Insurance Company, see the provision entitled "Genworth Life and Annuity Insurance Company."


THE GUARANTEE
ACCOUNT
                      We established the Guarantee Account as a non-unitized separate account under Virginia law. Assets of the Guarantee Account will at all times equal at least the reserves and other contract liabilities supported by the Guarantee Account. The assets of the Guarantee Account are available to cover the liabilities of our General Account to the extent that the assets of the Guarantee Account exceed the contract liabilities. Income and both realized and unrealized gains or losses from the assets of the Guarantee Account are credited to or charged against the Guarantee Account without regard to the income, gains, or losses arising out of any other business we may conduct. Subject to statutory authority, we have sole discretion over the investment of assets of the Guarantee Account.

                      Amounts in the Guarantee Account do not reflect the investment performance of our General Account, or any portion thereof.

                      Due to certain exclusionary provisions of the Investment Company Act of 1940 (the "1940 Act"), we have not registered either the Guarantee Account or our General Account as an investment company under the 1940 Act. Accordingly, neither our Guarantee Account nor our General Account is subject to regulation under the 1940

                      Act. As such, you do not have the protections afforded by that statute that, for example, requires investment companies to have a majority to have disinterested directors. We have, however, registered the contracts under the Securities Act of 1933.

                      Therefore, the contracts are subject to regulation under the federal securities laws, including provisions of the federal securities laws relating to the accuracy of statements made in a registration statement.

GUARANTEE
TERMS
                      A Guarantee Term is the number of years we will credit a Guaranteed Interest Rate(s) to your Contract Value. Typically, we offer Guarantee Terms ranging from 1 to 10 years though all Guarantee Terms may not be available in all states or in all markets. We may at any time decrease or increase the number of Guarantee Terms we offer. However, any decision made to decrease or increase the number of Guarantee Terms will not affect the Guarantee Terms already in effect.

                      Initial Guarantee Term. Your purchase payment (less any applicable premium tax) will earn interest for the initial Guarantee Term you select at a Guaranteed
                      Interest Rate we offer. For any initial Guarantee Term, we may credit a different Guaranteed Interest Rate for each year of the Guarantee Term. Your purchase payment earns interest at the Guaranteed Interest Rate in effect from the date your purchase payment is credited to the Guarantee Account through the first Contract Year or until you take a partial withdrawal or surrender the contract. For an initial Guarantee Term with a duration of more than one year, after the first Contract Year, your Contract Value will earn interest at the Guaranteed Interest Rate we credit for the remainder of the initial Guarantee Term or until you transfer to another Guarantee Term, take a partial withdrawal or surrender the contract.

                      Subsequent Guarantee Terms. During the 30-day window, prior to the end of a Guarantee Term, you may select from the following options:


                        (1) Surrender or take a partial withdrawal of your
                            Contract Value without a Market Value Adjustment (we will, however, assess a surrender charge if the surrender or partial withdrawal occurs before the 30-day window at the end of your third contract year);


                        (2) Instruct us to apply the ending Contract Value to
                            another Guarantee Term that you select from the Guarantee Terms we are then offering at the time your Guarantee Term expires; or

                        (3) Do nothing and allow a subsequent Guarantee Term to
                            begin automatically. The interest rate declared for the new term may be different than the interest rate credited during the prior term.

                      Option 1 -- Surrenders at the end of a Guarantee
                      Term. To surrender your contract, we must receive your written request, in a form acceptable to us, at our Home Office no later than the end of the 30-day window prior to the end of a Guarantee Term. Upon surrender during the 30-day window, we will pay the Contract Value of the contract.


                      Any surrendered amount may be subject to income taxes, and a 10% federal income tax penalty may apply if you are younger than age 59 1/2 at the time of the withdrawal. See the "Federal Tax Matters" provision of this prospectus.

                      If you surrender your contract before or after the 30-day window prior to the end of a Guarantee Term, a Market Value Adjustment will apply. In addition, you may be assessed a surrender charge.

                      Option 2 -- Selecting a subsequent Guarantee Term. To apply your ending Contract Value to a subsequent Guarantee Term, we must receive your written request, on a form acceptable to us, at our Home Office no later than the end of the 30-day window prior to the end of a Guarantee Term. At least 45 days prior to the expiration of your current Guarantee Term, we will send you written notice of the expiration of the Guarantee Term and a list of the subsequent Guarantee Terms we offer. You may select a subsequent Guarantee Term only from the Guarantee Terms we are offering at the time your current Guarantee Term expires. Any subsequent Guarantee Term may not extend past the Annuity Commencement Date for your contract.

                      Option 3 -- Automatic subsequent Guarantee Terms. A subsequent Guarantee Term automatically begins when the prior Guarantee Term ends if you do not instruct us otherwise under the first or second options described in the "Subsequent Guarantee Terms" provision of this prospectus. Your ending Contract Value becomes the beginning Contract Value for the subsequent Guarantee Term. The subsequent Guarantee Term will be the Guarantee Term with the same duration as the expiring Guarantee Term if the subsequent Guarantee Term does not extend past the Annuity Commencement Date. If a Guarantee Term of the same duration as the expiring Guarantee Term is not available or is a term that would extend beyond the Annuity Commencement Date, we will transfer your Contract Value to the next shortest Guarantee Term that does not go beyond the Annuity Commencement Date. If we do not offer a Guarantee Term that expires on or before the Annuity Commencement Date, we will transfer your Contract Value to the Guarantee Term that first expires after the Annuity Commencement Date. You must allocate your entire Contract Value to the subsequent Guarantee Term.

                      Guaranteed Interest Rates in subsequent Guarantee
                      Terms. Your beginning Contract Value for any subsequent Guarantee Term earns interest at the rate we declare and is in effect for the first year of the subsequent Guarantee Term. We may credit a different Guaranteed Interest Rate for each year of the subsequent Guarantee Term. Our Guaranteed Interest Rates for subsequent Guarantee Terms may differ from our Guaranteed Interest Rates for prior Guarantee Terms of the same duration.

GUARANTEED
INTEREST RATES
                      From time to time and at our sole discretion we set Guaranteed Interest Rates for each available Guarantee Term. In determining these Guaranteed Interest Rates we consider the interest rates available on the types of instruments in which we intend to invest the proceeds attributable to the contracts. We will invest proceeds attributable to the contracts primarily in investment-grade fixed income securities (i.e., securities rated by Standard and Poor's rating system to be suitable for prudent investors). We are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We consider other factors in determining Guaranteed Interest Rates, including:

                         . regulatory and tax requirements;

                         . sales commissions and administrative expenses we
                           incur;

                         . general economic trends; and

                         . competitive factors.

                      We make the final determination as to the Guaranteed Interest Rates we declare. We cannot predict or guarantee what future interest rates we will declare.

                      To find out the current Guaranteed Interest Rate for a Guarantee Term, please contact our Home Office at the telephone number listed on page 1 of this prospectus or your sales representative.

FREE
WITHDRAWAL
AMOUNT
                      You may instruct us to send you all or a portion of the interest credited to your Contract Value during the prior twelve months. This amount is known as the free withdrawal amount. The free withdrawal amount will be reduced by any prior free withdrawal during that twelve-month period. Interest withdrawals remove money from a Guarantee Term that would otherwise compound even more interest on a daily basis. Because of this interruption of interest compounding, the more interest you withdraw, the less interest your contract will earn over time. Larger withdrawals reduce the compounding of interest more than smaller withdrawals; frequent withdrawals hinder the compounding process more than infrequent withdrawals; and earlier withdrawals reduce your interest more than later withdrawals.

                      We will not impose a surrender charge or Market Value Adjustment if you withdraw the free withdrawal amount, but your withdrawal may be subject to federal and state income tax and may include a 10% tax penalty if the withdrawal is taken prior to age 59 1/2. See the "Federal Tax Matters" provision of this prospectus.

CONTRACT
VALUE AND
SURRENDER
VALUE
                      Your Contract Value at any time is equal to your purchase payment plus any interest credited to it, minus any prior withdrawals including any surrender charges and premium tax, modified by any prior Market Value Adjustment.

                      The Surrender Value is equal to the Contract Value, minus any surrender charges and premium tax that would apply in the case of a full surrender. Your Surrender Value modified by any applicable Market Value Adjustment is the amount you would be entitled to receive if you surrender your contract.


MARKET VALUE
ADJUSTMENT
                      We will apply a Market Value Adjustment to amounts taken in excess of the free withdrawal amount:


                        (1) whenever you take a withdrawal from the Contract
                            Value (unless the withdrawal is made within the 30-day window prior to the end of the current Guarantee Term);

                        (2) on the Annuity Date if the Annuity Date does not
                            fall within the 30-day window prior to the end of the current Guarantee Term; and

                        (3) when you transfer to a different Guarantee Term
                            (unless the amount is transferred within the 30-day window prior to the end of the current Guarantee
                            Term).

                      We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to the monthly income benefit option or an Optional Payment Plan by the factor set forth below.

                                     ((1 + i) / (1 + j))/n/365/

n   =   the number of days from the date of surrender, partial withdrawal, transfer to another Guarantee Term or from the Annuity Date to the end of your current
        Guarantee Term.

i   =   the Guaranteed Interest Rate in effect for the current Guarantee Term.

j   =   the Guaranteed Interest Rate, determined at the time of surrender, partial withdrawal, transfer to another Guarantee Term or upon the Annuity Date, for a

                        Guarantee Term with a duration equal to "n." If we do not offer a Guarantee Term with a duration equal to "n," "j" will be a linear interpolation of the Guaranteed Interest Rates for Guarantee Terms with durations that immediately precede and follow "n." If we offer only Guarantee Terms with longer durations than "n," "j" will be the Guaranteed Interest Rate for the Guarantee Term with the shortest duration we offer. If we offer only Guarantee Terms with shorter durations than "n," "j" will be the Guaranteed Interest Rate for the Guarantee Term with the longest duration we offer.

                      A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce the amount available for the partial withdrawal, surrender or transfer. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases the amount available for partial withdrawal, surrender or transfer. In the event of surrender or payment under the monthly income benefit option or an Optional
                      Payment Plan, we will add or subtract any Market Value Adjustment from your Surrender Value to determine your Annuity Commencement Value. In the event of a partial withdrawal or transfer, we will add or subtract any Market Value Adjustment from the total amount withdrawn or transferred.

                      Illustrations of how the Market Value Adjustment works are included in Appendix A.

TRANSFERS
BEFORE THE END
OF A GUARANTEE
TERM

                      Once each contract year after the first contract year, you may transfer your entire Contract Value before the 30-day window prior to the end of your current Guarantee Term to another Guarantee Term with a duration of five or more years. The transfer will be effective as of the date we receive your request at our Home Office in a form acceptable to us. Your transfer will be subject to any applicable Market Value Adjustment. See the "Charges and Other Deductions" provision of this prospectus.

Surrenders and Partial Withdrawals

                      You may take a partial withdrawal and/or surrender at any time before the Annuity Date. We will not process any partial withdrawal request that would reduce your Contract Value to less than $2,000. You may surrender your contract at any time. A partial withdrawal or surrender is effective as of the date we receive your request at our Home Office in a form acceptable to us.

                      Partial withdrawals and surrenders may be subject to a surrender charge and a Market Value Adjustment. See the "Charges and Other Deductions" provision of this prospectus. A partial withdrawal will also reduce your death benefit. See the "The Death Benefit" provision of this prospectus. Withdrawals of the free withdrawal amount are not subject to a surrender charge or a Market Value Adjustment.

                      In addition, you may be subject to income tax and, if you are younger than age 59 1/2 at the time of the surrender or partial withdrawal, a 10% penalty tax. A surrender or a partial withdrawal may also be subject to income tax withholding. See the "Federal Tax Matters" provision of this prospectus.

                      We reserve the right to defer payments from the Guarantee Account or our General Account for a partial withdrawal or surrender for up to six months from the date we receive your request for payment.

SYSTEMATIC
WITHDRAWALS
OF INTEREST
                      You may elect systematic withdrawals of interest credited under the contract (in amounts of at least $100) on a monthly, quarterly, semi-annual or annual basis. Depending upon the frequency of the systematic withdrawals you elect, the monthly, quarterly, semi-annual or annual period immediately preceding a systematic withdrawal will be known as the systematic withdrawal period. The maximum amount available for any systematic withdrawal is the interest we credit under the contract during the prior systematic withdrawal period. You may elect payments to begin at any time after the first systematic withdrawal period under the contract. However, payments can begin no sooner than one systematic withdrawal period after the last withdrawal.

                      After payments begin, you may change the frequency and/or amount of your payments once per calendar quarter. To participate in a systematic withdrawal program, you must complete our authorization form. You can obtain the form from an authorized sales representative or by calling the telephone number or writing to the address listed on page 1 of this prospectus.

                      Your systematic withdrawals may not exceed the maximum amount. If at any time the systematic withdrawal amount would exceed the maximum, we will lower the systematic withdrawal amount otherwise payable to equal the available maximum amount.

                      A systematic withdrawal program will terminate automatically when a systematic withdrawal would cause the remaining Contract Value to be less than $2,000. If a systematic withdrawal would cause the Contract Value to be less than $2,000, then we will not process that systematic withdrawal transaction. If any amount withdrawn pursuant to systematic withdrawals would be or becomes less than $100, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $100. You may discontinue systematic withdrawals at any time by notifying us in writing or by calling our Home Office at the address and telephone number listed on page 1 of the prospectus.

                      When you consider systematic withdrawals, please remember that each systematic withdrawal is subject to Federal income taxes on any portion considered gain for tax purposes. In addition, you may be assessed a 10% Federal penalty tax on systematic withdrawals if you are younger than age 59 1/2 at the time of the withdrawal. See the "Federal Tax Matters" provision of this prospectus.

                      Both partial withdrawals at your specific request and withdrawals under a systematic withdrawal program will reduce the free withdrawal amount.

                      Telephone withdrawals. You may take partial withdrawals from your contract by calling us, provided that we received your prior written authorization allowing us to process such telephone requests at our Home Office. However, you only can surrender your contract by writing our Home Office at the address listed on page 1 of this prospectus.

                      We will employ reasonable procedures to confirm that instructions we receive are genuine. Such procedures may include, among others:

                         . requiring you or a third party you authorized to
                           provide some form of personal identification before we act on the telephone instructions;

                         . confirming the telephone transaction in writing to
                           you or a third party you authorized; and/or

                         . tape recording telephone instructions.

                      If we do not follow reasonable procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to limit or prohibit partial withdrawal requests made by telephone.

                      To request a partial withdrawal by telephone, please call us at 1-800-352-9910.

                      Special note on reliability. Please note that the telephone system may not always be available. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you can make your transaction request by writing to our Home Office at the address listed on page 1 of this prospectus.

                      Surrender Value. The amount payable on surrender of your contract is the Surrender Value as of the date we receive your surrender request in a form acceptable to us modified by any Market Value Adjustment. The Surrender Value equals the Contract Value on the date we receive your request, less any applicable surrender charge and premium tax charge. We will pay the Surrender Value modified by any Market Value Adjustment in a lump sum, unless you elect one of the Optional Payment Plans. See the "Optional Payment Plans" provision of this prospectus. We may waive surrender charges upon surrender if you elect certain Optional Payment Plans. See the "Charges and Other Deductions" provision of this prospectus.

Charges and Other Deductions

                      We will deduct the charges described below to cover our costs and expenses, services provided, and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder. The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, surrender charges we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on a charge.


SURRENDER
CHARGE
                      Surrenders and partial withdrawals may be subject to a surrender charge. Generally, we will assess a surrender charge as a percentage of Contract Value withdrawn or surrendered during the first 7 Contract Years in excess of the free withdrawal amount. Beginning in the third Contract Year, we will not assess a surrender charge on a surrender or partial withdrawal you request during the 30-day window prior to the end of your Guarantee Term.


                      The surrender charge percentage is as follows:

                                            Surrender Charge as a
                  Contract Year in Which    Percentage of Amount
               Surrender or Withdrawal Made       Withdrawn
               --------------------------------------------------
                            1                        7%
                            2                        6%
                            3                        5%
                            4                        4%
                            5                        3%
                            6                        2%
                            7                        1%
                       8 and after                   0%
               --------------------------------------------------

                      Waiver of Surrender Charge. We will waive the surrender charge if you surrender your contract and apply your Contract Value to one of the following Optional Payment
                      Plans:

                        (1) Optional Payment Plan 1 (Life Income with Period
                            Certain);


                        (2) Optional Payment Plan 2 (Income for a Fixed Period
                            of 1 or more years); or


                        (3) Optional Payment Plan 5 (Joint Life and Survivor
                            Income).

                      If you elect one of the above Optional Payment Plans, then the amount applied to the Optional Payment Plan will be the Contract Value, minus any premium tax, and modified by any Market Value Adjustment, if applicable.

                      You may also select Optional Payment Plan 3 or Optional Payment Plan 4 upon surrender, although we will assess surrender charges and any applicable premium tax against your Contract Value. We will apply the Surrender Value modified by any applicable Market Value Adjustment to the selected plan. See the "Optional Payment Plans" provision of this prospectus.

                      We will also waive the surrender charge arising from a surrender or partial withdrawal before Income Payments begin if, at the time we receive the request, we have received due proof that the Owner has a qualifying confinement to a state licensed or legally operated hospital or nursing facility for a minimum period as set forth in the contract (provided the confinement began at least 90 days after the Contract Date). A Market Value Adjustment is, however, assessed in accordance with the section below.

                      We will not impose the surrender charge upon your withdrawal of the free withdrawal amount.

                      Market Value Adjustment. Surrenders, partial withdrawals and transfers from one Guaranteed Term to another may be subject to a Market Value Adjustment. We assess the Market Value Adjustment on the proceeds payable or transferred. We will also apply a Market Value Adjustment in determining your Annuity Commencement Value. We calculate the Market Value Adjustment separately for each transaction.


                      Beginning in the third contract year, we will not apply a Market Value Adjustment to payments of the free withdrawal amount or to proceeds payable or transferred in the following cases:


                         . A surrender or partial withdrawal from a Guarantee
                           Term made during the 30-day window prior to the end of a Guarantee Term;


                         . If you elect a transfer of Contract Value from a
                           Guarantee Term to a new Guarantee Term during the 30-day window prior to the end of a Guarantee Term; or

                         . Annuity commencement during the 30-day window prior
                           to the end of a Guarantee Term.


DEDUCTIONS
FOR PREMIUM
TAXES
                      We will deduct charges for any premium tax or other tax levied by any governmental entity either from your purchase payment or Contract Value when incurred or when we pay proceeds under the contract (proceeds include amounts received due to surrender, partial withdrawal, annuitization, and/or death).

                      The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium taxes depend upon the law of your state. The tax generally ranges from 0.0% to 3.5%.

COMMISSION
PAYMENTS
                      We sell the contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of the Company. We pay commissions to broker-dealers for selling the contracts. You do not directly pay these commissions, we do. We intend to recover the commissions, marketing, administrative and other expenses and the cost of contract benefits through fees and charges imposed under the contract. See the "Sales of the Contract" provision of this prospectus for more information.

The Death Benefit

DEATH BENEFIT
UPON DEATH
BEFORE THE
ANNUITY DATE
                      If any Owner (or Annuitant if the Owner is a non-natural person) dies before the Annuity Date, the amount of proceeds available is the death benefit.

                      The death benefit is calculated as of the date that we receive due proof of death and all required forms. Until we receive complete written settlement instructions from the designated beneficiary, values will remain in the Guarantee Account.

                      Upon receipt of due proof of death (generally, due proof is a certified copy of the death certificate or a certified copy of the decree of a court of competent jurisdiction as to a finding of death), we will treat the death benefit in accordance with your instructions, subject to distribution rules and termination of contract provisions described elsewhere.

                      Unless otherwise distributed pursuant to the distribution rules stated below, we will pay death benefit proceeds in one lump sum unless the beneficiary elects an Optional Payment Plan. See the "Optional Payment Plans" provision of this prospectus

DEATH BENEFIT
AMOUNT
                      The death benefit equals the greater of:

                        (1) the Contract Value; and

                        (2) the Surrender Value modified by any applicable
                            Market Value Adjustment.

                      The death benefit is calculated as of the date of receipt of due proof of death and all required forms.

REQUIRED
DISTRIBUTIONS
                      General: In certain circumstances, federal tax law requires that distributions be made under the contract upon the first death of:

                         . an Owner or Joint Owner; or

                         . the Annuitant or Joint Annuitant, if any Owner is a
                           non-natural person (an entity, such as a trust or corporation).

                      The discussion below describes the methods available for distributing the value of the contract upon death.

                      Designated Beneficiary: At the death of any Owner or any Annuitant (if any Owner is a non-natural person), the person or entity first listed below who is alive or in existence on the date of death will become the designated beneficiary:

                        (1) Owner or Joint Owner(s);

                        (2) Primary beneficiary;

                        (3) Contingent beneficiary; or

                        (4) Owner's estate.

                      The designated beneficiary may choose one of the payment choices listed below, subject to the distribution rules stated below. If there is more than one designated beneficiary, we will treat each one separately in applying the tax law's rules described below.

                      Distribution Rules: Distributions required by Federal tax law differ depending on whether the designated beneficiary is the spouse of the deceased Owner or of the Annuitant (if any Owner is a non-natural person). Upon receipt of due proof of death, and all required forms, the designated beneficiary will instruct us how to treat the proceeds subject to the distribution rules discussed below.

                         . Spouses -- If the designated beneficiary is the
                           surviving spouse of the deceased person, the contract may be continued with the surviving spouse as the new Owner, or the surviving spouse may receive any death benefit payable. The surviving spouse will become the Annuitant or he or she may designate a new Annuitant. At the death of the surviving spouse, this provision may not be used again, even if the surviving spouse remarries. In such case, the rules for non-spouses will apply.

                         . Non-Spouses -- If the designated beneficiary is not
                           the surviving spouse of the deceased person, the contract cannot be continued in force indefinitely. Instead, upon the death of any Owner (or any Annuitant, if any Owner is a non-natural person) payments must be made to (or for the benefit of) the designated beneficiary under one of the following payment choices:

                            (1) Receive the death benefit in a lump sum payment
                                upon receipt of due proof of death.

                            (2) Receive the death benefit at any time during
                                the five-year period following the date of death through withdrawals or surrendering the contract. At the end of the five-year period, we will pay any remaining value in a lump sum. The remaining value will be modified for any Market Value Adjustment unless payment is made within the 30-day window prior to the end of the Guarantee Term. See the "Requesting Payments" provision in this prospectus.

                            (3) Apply the death benefit to provide an Income
                                Payment under Optional Payment Plan 1 or 2. The first Income Payment must be made no later than one year after the date of death. In addition, if Optional Payment Plan 1 is chosen, the period certain cannot exceed the designated beneficiary's life expectancy, and if Optional Payment Plan 2 is chosen, the fixed period cannot exceed the designated beneficiary's life expectancy.

                      If the designated beneficiary makes no choice within 30 days following receipt of due proof of death and all required forms, we will pay the death benefit as a lump sum within the earlier of 5 years following the date of death or 60 days following receipt of due proof of death and all required forms. If the designated beneficiary dies before we have distributed the entire death benefit, we will pay any value still remaining in a lump sum to the person named by the designated beneficiary. If no person is so named, we will pay the designated beneficiary's estate.

                      Under payment choices 1 and 2, the contract will terminate upon payment of all available proceeds. Under payment choice 3, this contract will terminate when we apply the death benefit to provide Income Payments.

DEATH BENEFIT
AFTER THE
ANNUITY DATE
                      If any Owner, Annuitant or payee dies after the Annuity Date, Income Payments will be made as stated in the section discussing income benefits. See "The Annuity Commencement Date and Benefits at Annuity Date" provision of this prospectus.

The Annuity Commencement Date and Benefits at Annuity Date


THE ANNUITY
COMMENCEMENT
DATE
                      If any Annuitant is age 80 or younger when the contract is issued, the Annuity Commencement Date cannot be earlier than the 10th contract anniversary and cannot be later than the contract anniversary following the Annuitant's 90th birthday (or the younger Annuitant's 90th birthday if there is a Joint Annuitant), unless we approve a different age. If all Annuitants are age 81 or older when the contract is issued, the Annuity Commencement Date will be the 10th contract anniversary unless we approve a different date.


                      You may change the Annuity Commencement Date during any 30-day window prior to the end of your current Guarantee Term. The new Annuity Commencement Date selected must meet the requirements stated in the paragraph above. To make a change, send written notice to our Home Office at the address located on page 1 of this prospectus before the end of your Guarantee Term. If you change the Annuity Commencement Date, the Annuity Commencement Date will then mean the new Annuity Commencement Date you select.

                      An Annuity Commencement Date that occurs or is scheduled to occur at an advanced age (e.g., past age 85), may in certain circumstances have adverse income tax consequences. See the "Federal Tax Matters" provision of this prospectus.

THE ANNUITY
DATE
                      If the Annuitant is still living on the Annuity Date, we will pay you or your designated payee the monthly Income Payments described below beginning on that date. We may deduct premium taxes from your payments.

                      Monthly Income Payments are made under a life annuity payment plan with a period certain of 10 years, 15 years, or 20 years. If you do not select a period certain, we will use a life annuity payment plan with a 10-year period certain. The guaranteed amount payable will earn interest at 3% compounded yearly. We may decide at our sole discretion to pay a higher rate of interest. We will make Income Payments monthly unless you elect in writing quarterly, semi-annual or annual installments. Instead, you may choose to receive the Contract Value in one lump sum in which case we will terminate the contract. You may also choose to receive Income Payments under the Optional Payment Plans described below. Once Income Payments commence, the amount and period of Income Payments cannot be changed.

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


Optional Payment Plans


                      You may apply your Surrender Value adjusted for any applicable Market Value Adjustment, death benefit proceeds or your Annuity Commencement Value to an Optional Payment Plan. If you surrender the contract and select Plan 1, Plan 2 (with a fixed period of 1 or more years), or Plan 5, then the amount applied to the Plan is the Contract Value, minus any premium tax modified by any applicable Market Value Adjustment. If the Annuity Date falls within the 30-day window prior to the end of the current Guarantee Term, we will not apply a Market Value Adjustment.


                      During the Annuitant's life, you (or your designated beneficiary at your death) can choose an Optional Payment Plan. If you change a designated beneficiary, your Plan selection will not remain in effect unless you request otherwise. Any election or change in a Plan must be sent to our Home Office in a form acceptable to us. We do not allow any changes after Income Payments begin. If an Optional Payment Plan has not been chosen at the death of the Owner (or Annuitant, if the Owner is a non-natural person), your designated beneficiary can choose a Plan when we pay the death benefit.

                      We will make Income Payments monthly unless you request otherwise. The amount of each payment under an Optional Payment Plan must be at least $100. Payments made under an Optional Payment Plan at the death of any Owner (or any Annuitant, if any Owner is a non-natural person), must conform to the rules as outlined in the "Death Benefit" provision.

                      We may make an age adjustment to determine the amount of your Income Payments. We will adjust the age according to the age adjustment table shown in your contract.

                      Fixed Income Payments. We will transfer proceeds applied to a fixed income option to our General Account. Payments made will equal or exceed those required by the state where we deliver the contract. We determine fixed Income Payments on the date we receive due proof of the Owner's death or on surrender. Payments under Optional Payment Plan 4 (Interest Income) will begin at the end of the first interest period after the date proceeds are otherwise payable.

                      Optional Payment Plans. The contract provides five Optional Payment Plans, each of which is payable on a fixed basis. If any payee is not a natural person, our consent must be obtained before selecting an Optional Payment Plan. Following are explanations of the Optional Payment Plans available.

                          Plan 1 -- Life Income with Period Certain. This option guarantees monthly payments for the lifetime of the payee with a minimum number of years of payments. If the payee lives longer than the minimum period, payments will continue for his or her life. The period can be 10, 15, or 20 years. Payments are determined according to the table in the Monthly Income Benefit section of the contract. Guaranteed amounts payable are determined assuming an interest rate of 3% compounded annually. We may increase this rate and the amount of any payment. The payee selects the designated period. If the payee dies during the minimum period, we will discount the amount of the remaining guaranteed payments at the same rate used in calculating Income Payments. We will pay the discounted amount in one sum to the payee's estate unless otherwise provided.

                          Plan 2 -- Income for a Fixed Period. This option guarantees periodic payments (monthly, quarterly, semi-annually or annually) for a fixed period not longer than 30 years. Payments will be made according to the table in the contract. Guaranteed amounts payable are determined assuming an interest rate of 3% compounded annually. We may increase this rate and the amount of any payment. If the payee dies, we will discount the amount of the remaining guaranteed payments to the date of the payee's death at the same rate used in calculating Income Payments. We will pay the discounted amount in one sum to the Payee's estate unless otherwise provided.

                          Plan 3 -- Income of a Definite Amount. This option provides periodic payments (monthly, quarterly, semi-annually or annually) of a definite amount to be paid. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded annually. We may increase this rate. If we do, the payment period will be extended. If the payee dies, we will pay the amount of the remaining proceeds with earned interest in one sum to the payee's estate unless otherwise provided.

                          Plan 4 -- Interest Income. This option provides for periodic payments (monthly, quarterly, semi-annually or annually) of interest earned from the proceeds left with us. Payments will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded annually. We may increase this rate and the amount of any payment. If the payee dies, we will pay the amount of remaining proceeds and any earned but unpaid interest in one sum to the payee's estate unless otherwise provided.

                          Plan 5 -- Joint Life and Survivor Income. This option provides for us to make monthly payments to two payees for a guaranteed minimum of 10 years. The settlement age of each payee must be at least 35 when payments begin. The amounts payable under this plan are determined assuming an interest rate of 3% compounded annually. We may increase this rate and the amount of any payment. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, we will discount the amount of the remaining payments for the 10-year period at the same rate used in calculating Income Payments. We will pay the discounted amount in one sum to the last surviving payee's estate unless otherwise provided.

Federal Tax Matters

INTRODUCTION
                      This part of the prospectus discusses the federal income tax treatment of the contract. The federal income tax treatment of the contract is complex and sometimes uncertain. The federal income tax rules may vary with your particular circumstances. This discussion does not address all of the federal income tax rules that may affect you and your contract. This discussion also does not address other federal tax consequences, or state or local tax consequences, associated with a contract. As a result, you should always consult a tax advisor about the application of tax rules to your individual situation.

TAXATION OF
NON-QUALIFIED
CONTRACTS
                      This part of the discussion describes some of the federal income tax rules applicable to non-qualified contracts. A non-qualified contract is a contract not issued in connection with a qualified retirement plan receiving special tax treatment under the Code, such as an individual retirement annuity or a section 401(k) plan.

                      Tax deferral on earnings. The federal income tax law does not tax any increase in an Owner's Contract Value until there is a distribution from the contract. However, certain requirements must be satisfied in order for this general rule to apply, including:

                         . An individual must own the contract (or the tax law
                           must treat the contract as owned by an individual);
                           and

                         . The contract's Annuity Commencement Date must not
                           occur near the end of the Annuitant's life expectancy.

                      This part of the prospectus discusses each of these requirements.

                      Contracts not owned by an individual -- no tax deferral and loss of interest deduction. As a general rule, the Code does not treat a contract that is owned by an entity (rather than an individual) as an annuity contract for federal income tax purposes. The entity owning the contract pays tax currently on the excess of the Contract Value over the purchase payments paid for the contract. Contracts issued to a corporation or a trust are examples of contracts where the Owner pays current tax on the contract's earnings.

                      There are several exceptions to this rule. For example, the Code treats a contract as owned by an individual if the nominal owner is a trust or other entity that holds the contract as an agent for an individual. However, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees.

                      In the case of a contract issued after June 8, 1997 to a taxpayer that is not an individual, or a contract held for the benefit of an entity, the entity will lose its deduction for a portion of its otherwise deductible interest expenses. This disallowance does not apply if the Owner pays tax on the annual increase in the Contract Value. Entities that are considering purchasing the contract, or entities that will benefit from someone else's ownership of a contract, should consult a tax advisor.

                      Age at which annuity payouts must begin. Federal income tax rules do not expressly identify a particular age by which annuity payouts must begin. However, those rules do require that an annuity contract provide for amortization, through annuity payouts, of the contract's purchase payments paid and earnings. If annuity payments begin or are scheduled to begin on a date that the IRS determines does not satisfy these rules, interest and gains under the contract could be taxable each year as they accrue.

                      No guarantees regarding tax treatment. We make no guarantees regarding the tax treatment of any contract or of any transaction involving a contract. However, the remainder of this discussion assumes that your contract will be treated as an annuity contract for federal income tax purposes and that the tax law will not impose tax on any increase in your Contract Value until there is a distribution from your contract.

                      Partial withdrawals and surrenders. A partial withdrawal occurs when you receive less than the total amount of the contract's Surrender Value. In the case of a partial withdrawal, you will pay tax on the amount you receive to the extent of the gain in your contract, i.e. the excess of the Contract Value before the partial withdrawal over your "investment in the contract." (This term is explained below.) This income (and all other income from your contract) is ordinary income. The Code imposes a higher rate of tax on ordinary income than it does on capital gains.

                      A surrender occurs when you receive the total amount of the contract's Surrender Value. In the case of a surrender, you will pay tax on the amount you receive to the extent it exceeds your "investment in the contract."

                      Your "investment in the contract" generally equals the total of your purchase payments under the contract, reduced by any amounts you previously received from the contract that you did not include in your income.

                      In the case of systematic withdrawals, the amount of each withdrawal should be considered a distribution and each taxed in the same manner as a withdrawal from the contract.

                      There is some uncertainty regarding the tax treatment of the Market Value Adjustment when the Market Value Adjustment is applied. The IRS has authority to address this uncertainty. However, as of the date of this prospectus, the IRS has not issued any clarifying regulations. In the event of a withdrawal or other transaction, such as an assignment or a gift, that is treated as a withdrawal for tax purposes, to determine the extent to which your Contract Value exceeds your "investment in the contract," we will disregard the amount of the Market Value Adjustment. The IRS could determine that the Market Value Adjustment should not be disregarded and this could increase or decrease the tax you pay, depending on the circumstances.

                      Assignments and Pledges. The Code treats any assignment or pledge of (or agreement to assign or pledge) any portion of your Contract Value as a withdrawal of such amount or portion.

                      Gifting a contract. If you transfer ownership of your contract -- without receiving a payment equal to your Contract Value -- to a person other than your spouse (or to your former spouse incident to divorce), you will pay tax on your Contract Value to the extent it exceeds your "investment in the contract." In such a case, the new owner's "investment in the contract" will be increased to reflect the amount included in your income.

                      Taxation of annuity payouts. The Code imposes tax on a portion of each annuity payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your "investment in the contract." We will notify you annually of the taxable amount of your annuity payout.

                      Pursuant to the Code, you will pay tax on the full amount of your annuity payouts once you have recovered the total amount of the "investment in the contract." If annuity payouts cease because of the death of the Annuitant and before the total amount of the "investment in the contract" has been recovered, the unrecovered amount generally will be deductible.

                      If proceeds are left with us (Optional Payment Plan 4), they are taxed in the same manner as a surrender. The Owner must pay tax currently on the interest credited on these proceeds. This treatment could also apply to Optional Payment Plan 3 depending on the relationship of the amount of the periodic payments to the period over which they are paid.

                      Taxation of death benefits. We may distribute amounts from your contract because of the death of an Owner, a Joint Owner, or an Annuitant. The tax treatment of these amounts depends on whether the Owner, Joint Owner, or Annuitant dies before or after the contract's Annuity Date.

                      Before the contract's Annuity Date. If received under an annuity payout option, death benefits are taxed in the same manner as annuity payouts.

                      If not received under an annuity payout option, death benefits are taxed in the same manner as a withdrawal.

                      After the contract's Annuity Date. The death benefit is includible in income to the extent that it exceeds the unrecovered "investment in the contract" at that time.

                      Penalty taxes payable on partial withdrawals, surrenders, or annuity payments. The Code may impose a penalty tax equal to 10% of the amount of any payment from your contract that is included in your gross income. The Code does not impose the 10% penalty tax if one of several exceptions applies. These exceptions include partial withdrawals, surrenders, or annuity payments that:

                         . you receive on or after you reach age 59 1/2;

                         . you receive because you became disabled (as defined
                           in the tax law);

                         . a beneficiary receives on or after the death of the
                           Owner; or

                         . you receive as a series of substantially equal
                           periodic payments for the life (or life expectancy) of the taxpayer.

                      Special rules if you own more than one contract. In certain circumstances, you may have to combine some or all of the non-qualified contracts you own in order to determine the amount of an annuity payout, a surrender or a partial withdrawal that you must include in income. For example:

                         . if you purchase a contract offered by this
                           prospectus and also purchase at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract;

                         . if you purchase two or more deferred annuity
                           contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract for certain purposes.

                      The effects of such aggregation are not clear. However, it could affect:

                         . the amount of a surrender, a partial withdrawal or
                           an annuity payment that you must include in income;
                           and

                         . the amount that might be subject to the penalty tax
                           described above.

SECTION 1035
EXCHANGES
                      Under Section 1035 of the Code, the exchange of one annuity contract for another annuity contract generally is not taxed (unless cash is distributed). To qualify as a nontaxable exchange however, certain conditions must be satisfied, e.g., the obligee(s) under the new annuity contract must be the same obligee(s) as under the original contract.

                      Upon the death of a non-spousal Joint Owner, the contract provides the surviving Joint Owner with the option of using the proceeds of this contract to purchase a separate annuity contract with terms and values that are substantially similar to those of this contract. Exercise of this option will not qualify as a tax-free exchange under Section 1035.

QUALIFIED
RETIREMENT
PLANS
                      We also designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called "qualified contracts." In considering the appropriateness of the contract for use as a qualified contract, you should take into account that this contract must be purchased with a single purchase payment. Generally, this requirement will limit use of the contract to situations involving a rollover or transfer from another qualified retirement plan. We do not currently offer all of the types of qualified contracts described, and may not offer them in the future. Prospective purchasers should contact our Home Office to learn the availability of qualified contracts at any given time.

                      The federal income tax rules applicable to qualified plans are complex and varied. As a result, this prospectus makes no attempt to provide more than general information about use of the contract with the various types of qualified plans. Persons intending to use the contract in connection with a qualified plan should obtain advice from a competent advisor.

                      Types of Qualified Contracts. Some of the different types of qualified contracts include:

                         . Individual Retirement Accounts and Annuities
                           ("Traditional IRAs");

                         . Roth IRAs;

                         . Simplified Employee Pensions ("SEPs");

                         . Savings Incentive Matched Plan for Employees
                           ("SIMPLE plans" including "SIMPLE IRAs");

                         . Public school system and tax-exempt organization
                           annuity plans ("403(b) plans");

                         . Qualified corporate employee pension and
                           profit-sharing plans ("401(a) plans"); and qualified annuity plans ("403(a) plans"); and

                         . Self-employed individual plans ("H.R. 10 plans" or
                           "Keogh Plans").

                      Terms of qualified plans and qualified contracts. The terms of a qualified retirement plan may affect your rights under a qualified contract. When issued in connection with a qualified plan, we will amend a contract as generally necessary to conform to the requirements of the type of plan. However, the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the contract. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.

                      Employer qualified plans. Qualified plans sponsored by an employer or employee organization are governed by the provisions of the Code and the Employee Retirement Income Security Act, as amended ("ERISA"). ERISA is administered primarily by the U.S. Department of Labor. The Code and ERISA include requirements that various features be contained in an employer qualified plan such as: participation; vesting and funding; nondiscrimination; limits on contributions and benefits; distributions; penalties; duties of fiduciaries; prohibited transactions; and withholding, reporting and disclosure.

                      In the case of certain qualified plans, if a participant is married at the time benefits become payable, unless the participant elects otherwise with written consent of the spouse, the benefits must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is an annuity payable for the life of the participant with a survivor annuity for the life of the spouse in an amount that is not less than one-half of the amount payable to the participant during his or her lifetime. In addition, a married participant's beneficiary must be the spouse, unless the spouse consents in writing to the designation of a different beneficiary.

                      If this contract is purchased as an investment of a qualified retirement plan, the Owner will be either an employee benefit trust or the plan sponsor. Plan participants and beneficiaries will have no ownership rights in the contract. Only the Owner, acting through its authorized representative(s) may exercise contract rights. Participants and beneficiaries must look to the plan fiduciaries for satisfaction of their rights to benefits under the terms of the qualified plan.

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




                      Where a contract is purchased by an employer-qualified plan, we assume no responsibility regarding whether the contract's terms and benefits are consistent with the requirements of the Code and ERISA. It is the responsibility of the employer, plan trustee and plan administrator to satisfy the requirements of the Code and ERISA applicable to the qualified plan. This prospectus does not provide detailed tax or ERISA information. Various tax disadvantages, including penalties, may result from actions that conflict with requirements of the Code or ERISA, and the regulations pertaining to those laws. Federal tax laws and ERISA are continually under review by Congress. Any changes in the laws or in the regulations pertaining to the laws may affect the tax treatment of amounts contributed to employer qualified plans and the fiduciary actions required by ERISA.

                      Treatment of qualified contracts compared with non-qualified contracts. Although some of the federal income tax rules are the same for both qualified and non-qualified contracts, many of the rules are different. For example:

                         . The Code generally does not impose tax on the
                           earnings under either Qualified or non-qualified contracts until received.

                         . The Code does not limit the amount of purchase
                           payments and the time at which purchase payments can be made under non-qualified contracts. However, the Code does limit both the amount and frequency of purchase payments made to qualified contracts.

                         . The Code does not allow a deduction for purchase
                           payments made for non-qualified contracts, but sometimes allows a deduction or exclusion from income for purchase payments made to a qualified contract.

                      The federal income tax rules applicable to qualified plans and Qualified Contracts vary with the type of plan and contract. For example:

                         . Federal tax rules limit the amount of purchase
                           payments that can be made and the tax deduction or exclusion that may be allowed for such purchase payments. These limits vary depending on the type of qualified plan and the circumstances of the plan participant, e.g., the participant's compensation.

                         . Under qualified plans, the Owner must begin
                           receiving payments from the contract in certain minimum amounts by a certain date (generally, April 1 of the calendar year following the later of age
                           70 1/2 or retirement). Under IRA, the Owner must begin receiving payments from the contract in certain minimum amounts by April 1 of the calendar year following the attainment of age 70 1/2. Due to the presence of the Market Value Adjustment feature, there may be in some circumstances uncertainty as to the amounts of required minimum distributions. However, these "minimum distribution rules" do not apply to a Roth IRA before the Owner's death.

                      Amounts received under qualified contracts. Federal income tax rules generally include distributions from a qualified contract in your income as ordinary income. Purchase payments that are deductible or excludible from income do not create "investment in the contract." Thus, under many qualified contracts there will be no "investment in the contract" and you include the total amount you receive in your income. There are exceptions. For example, you do not include amounts received from a Roth IRA if certain conditions are satisfied. Additional Federal taxes may be payable in connection with a qualified contract. For example, failure to comply with the minimum distribution rules applicable to certain qualified plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the qualified plan.

                      Federal penalty taxes payable on distributions. The Code may impose a penalty tax equal to 10% of the amount of any payment from your qualified contract that is includible in your income. The Code does not impose the penalty tax if one of several exceptions apply. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, exceptions provide that the penalty tax does not apply to a withdrawal, surrender, or annuity payout:

                         . received on or after the Owner reaches age 59 1/2;

                         . received on or after the Owner's death or because of
                           the Owner's disability (as defined in the tax law);

                         . received as a series of substantially equal periodic
                           payments over the life (or life expectancy) of the taxpayer; or

                         . received as reimbursement for certain amounts paid
                           for medical care.

                      These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified plans. However, the specific requirements of the exception may vary.

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




MOVING MONEY
FROM ONE
QUALIFIED
CONTRACT OR
QUALIFIED PLAN
TO ANOTHER
                      Rollovers and transfers. In many circumstances you may move money between qualified contracts and qualified plans by means of a rollover or a transfer. Special rules apply to such rollovers and transfers. If you do not follow the applicable rules, you may suffer adverse federal income tax consequences, including paying taxes which you might not otherwise have had to pay. You should always consult a qualified advisor before you move or attempt to move funds between any qualified contract or plan and another qualified contract or plan.

                      Direct rollovers. The direct rollover rules apply to certain payments (called "eligible rollover distributions") from section 401(a) plans, section 403(a) or (b) plans, H.R. 10 plans, and qualified contracts used in connection with these types of plans. The direct rollover rules do not apply to distributions from IRAs or certain section 457 plans. The direct rollover rules require federal income tax equal to 20% of the eligible rollover distribution to be withheld from the amount of the distribution, unless the Owner elects to have the amount directly transferred to certain qualified contracts or plans.

                      Prior to receiving an eligible rollover distribution from us, we will provide you with a notice explaining these requirements and how you can avoid 20% withholding by electing a direct rollover.

FEDERAL
INCOME TAX
WITHHOLDING
                      We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, federal income tax rules may require us to withhold tax. At the time you request a withdrawal, surrender, or annuity payout, we will send you forms that explain the withholding requirements.

STATE INCOME TAX
WITHHOLDING
                      If required by the law of your state, we will also withhold state income tax from the taxable portion of each distribution made under the contract, unless you make an available election to avoid withholding. If permitted under state law, we will honor your request for voluntary state withholding.

CHANGES IN THE
LAW
                      This discussion is based on the Code, IRS regulations, and interpretations existing on the date of this prospectus. Congress, the IRS, and the courts may modify these authorities, however, sometimes retroactively.

Requesting Payments

                      To request a payment, you must provide us with notice in a form satisfactory to us. We will ordinarily pay any partial withdrawal or surrender proceeds within seven days after receipt at our Home Office of a request in good order for a partial withdrawal or surrender. We also will ordinarily make payment of lump sum death benefit proceeds within seven days from the receipt of due proof of death, and receipt of all required forms. We will determine payment amounts as of the date on which our Home Office receives the payment request or due proof of death, and receipt of all required forms. We reserve the right to defer payments from the Guarantee Account or our General Account for a withdrawal and surrender for up to six months from the date we receive your payment request.

                      In most cases, when we pay death benefit proceeds in a lump sum, we will pay these proceeds either:

                        (1) to your designated beneficiary directly in the form
                            of a check; or


                        (2) by establishing an interest bearing account, called
                            the "Secure Access Account," for the designated beneficiary, in the amount of the death benefit proceeds payable.

                      When establishing the Secure Access Account we will send the beneficiary a checkbook within seven days after we receive all the required documents, and the beneficiary will have immediate access to the account simply by writing a check for all or any part of the amount of the death benefit proceeds payable. The Secure Access Account is part of our General Account. It is not a bank account and it is not insured by the FDIC or any other government agency. As part of our General Account, it is subject to the claims of our creditors. We receive a benefit from all amounts left in the Secure Access Account. If we do not receive instructions from the designated beneficiary with regard to the form of death benefit payment, we will automatically establish the Secure Access Account.


                      We may defer making any payments attributable to a check or draft that has not cleared until we are satisfied that the check or draft has been paid by the bank on which it is drawn.


                      If mandated under applicable law, we may be required to reject a purchase payment and/or block an owner's account and thereby refuse request for surrenders, partial withdrawals, loans or death benefits, until instructions are received from the appropriate regulators. We may also be required to provide additional information about you or your account to government regulators.

Sales of the Contract


                      We have entered into an underwriting agreement with Capital Brokerage Corporation (doing business in Indiana, Minnesota, New Mexico, and Texas as Genworth Financial Capital Brokerage Corporation) (collectively, "Capital Brokerage Corporation") for the distribution and sale of the contracts. Pursuant to this agreement, Capital Brokerage Corporation serves as principal underwriter for the contracts, offering them on a continuous basis. Capital Brokerage Corporation is located at 3001 Summer Street, 2nd Floor, Stamford, Connecticut 06905. Although the Company and Capital Brokerage Corporation do not anticipate discontinuing the offering of the contracts, we do reserve the right to discontinue offering the contracts at any time.


                      Capital Brokerage Corporation was organized as a corporation under the laws of the state of Washington in 1981 and is an affiliate of ours. Capital Brokerage Corporation is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the NASD.

                      Capital Brokerage Corporation offers the contracts through registered representatives who are registered with the NASD and with the states in which they do business. More information about Capital Brokerage Corporation and the registered representatives is available at http://www.nasdr.com or by calling 1-800-289-9999. You can also obtain an investor brochure from NASD Regulation describing its Public Disclosure Program. Registered representatives with Capital Brokerage Corporation are also licensed as insurance agents in the states in which they do business and are appointed with the Company.

                      Capital Brokerage Corporation also enters into selling agreements with an affiliated broker-dealer and unaffiliated broker-dealers to sell the Contracts. The registered representatives of these selling firms are registered with the NASD and with the states in which they do business, are licensed as insurance agents in the states in which they do business and are appointed with us.

                      We pay compensation to Capital Brokerage Corporation for promotion and sales of the contracts by its registered representatives as well as by affiliated and unaffiliated selling firms. This compensation consists of sales commissions and other cash and non-cash compensation. The maximum commission we may pay is 5.0% of your purchase payment.

                      The maximum commission consists of three parts -- commissions paid to internal and external wholesalers of Capital Brokerage Corporation ("wholesalers" are individuals employed by the Company and registered with Capital Brokerage Corporation that promote the offer and sale of the contracts), commissions paid to the affiliated and unaffiliated brokerage firm for whom the registered representative that sold your contract is employed ("selling firms") and an amount paid to the selling firm for marketing allowances and other payments related to the sale of the contract. Wholesalers with Capital Brokerage Corporation receive a maximum commission of 0.25% of your purchase payment.

                      After commission is paid to the wholesalers of Capital Brokerage Corporation, a commission is then paid to the selling firm. A maximum commission of 3.75% of your purchase payment is paid to the selling firm. The exact amount of commission paid to the registered representative who sold you your contract is determined by the brokerage firm for whom the representative is employed.

                      All selling firms receive commissions as described above based on the sale and receipt of premium on the contract. Unaffiliated selling firms receive additional compensation, including marketing allowances and other payments. The maximum marketing allowance paid on the sale of a contract is 1.0% of purchase payments received. At times, Capital Brokerage Corporation may make other cash and non-cash payments to selling firms, as well as receive payments from selling firms, for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Capital Brokerage Corporation and the selling firm in order to coordinate data for the sale and maintenance of the Contract. In addition, registered representatives may be eligible for non-cash compensation programs offered by Capital Brokerage Corporation or an affiliated company, such as conferences, trips, prizes and awards. The amount of other cash and non-cash compensation paid by Capital Brokerage Corporation or its affiliated companies ranges significantly among the selling firms. Likewise, the amount received by Capital Brokerage Corporation from the selling firms ranges significantly.

                      The commissions listed above are maximum commissions paid, and therefore such commissions stated above reflect situations where we pay a higher commission for a short period of time for a special promotion.

                      Commissions paid on the contracts, including other incentives and payments, are not charged directly to you or to your Contract Value, but indirectly through fees and charges imposed under the contracts.

                      All commissions, special marketing allowances and other payments made or received by Capital Brokerage Corporation to or from selling firms come from or are allocated to the general assets of Capital Brokerage Corporation or one of its affiliated companies. Therefore, regardless of the amount paid or received by Capital Brokerage Corporation or one of its affiliated companies, the amount of expenses you pay under the contract do not vary because of such payments to or from such selling firms.

                      Even though your contract costs are not determined based on amounts paid to or received from Capital Brokerage Corporation or the selling firm, the prospect of receiving, or the receipt of, additional compensation as described above may create an incentive for selling firms and/or their registered representative to sell you this product versus a product with respect to which a selling firm does not receive additional compensation, or a lower level of additional compensation. You may wish to take such compensation arrangements into account when considering and evaluating any recommendation relating to the contracts.

Additional Information

OWNER
QUESTIONS
                      The obligations to Owners under the contracts are ours. Please direct your questions and concerns to us at our Home Office at the address and telephone number listed on page 1 of this prospectus.

RETURN
PRIVILEGE
                      Within the 20-day free-look period after you receive the contract, you may cancel it for any reason by delivering or mailing it postage prepaid, to our Home Office, Annuity New Business, 6610 W. Broad Street, Richmond, Virginia 23230. If you cancel your contract, it will be void. Unless state law requires that we return your purchase payment, the amount of the refund you receive will equal your purchase payment adjusted for any Market Value Adjustment.

STATE
REGULATION
                      As a life insurance company organized and operated under the laws of the Commonwealth of Virginia, we are subject to provisions governing life insurers and to regulation by the Virginia Commissioner of Insurance.

                      Our books and accounts are subject to review and examination by the State Corporation Commission of the Commonwealth of Virginia at all times. The Commission conducts a full examination of our operations at least every five years.

RECORDS AND
REPORTS
                      At least once each year, we will send you a report showing information about your contract for the period covered by the report. The report will show your purchase payment, Contract Value, Surrender Value, interest credited, partial withdrawals and charges made during the statement period. In addition, when you make your purchase payment and partial withdrawals, you will receive a written confirmation of these transactions.

OTHER
INFORMATION
                      We have filed a Registration Statement with the SEC, under the Securities Act of 1933, for the contracts being offered here. This prospectus does not contain all the information in the Registration Statement, its amendments and exhibits. Please refer to the Registration Statement for further information about the Company and the contracts offered. Statements in this prospectus about the content of contracts and other legal instruments are summaries. For the complete text of those contracts and instruments, please refer to those documents as filed with the SEC and available on the SEC's website at http://www.sec.gov.

Genworth Life and Annuity Insurance Company

OVERVIEW
                      We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 as The Life Insurance Company of Virginia. An affiliate of the General Electric Company ("GE") acquired us on April 1, 1996 and ultimately contributed the majority of the outstanding common stock to Genworth Life Insurance Company ("GLIC"), formerly known as General Electric Capital Assurance Company.

                      On May 24, 2004, we became an indirect, wholly-owned subsidiary of Genworth Financial, Inc. ("Genworth"). On May 25, 2004, Genworth's Class A common stock began trading on The New York Stock Exchange.

                      On May 31, 2004, we became a direct, wholly-owned subsidiary of GLIC while remaining an indirect, wholly-owned subsidiary of Genworth.


                      As of December 31, 2005, GE beneficially owned approximately 18% of Genworth's outstanding stock. On March 8, 2006, a subsidiary of GE completed a secondary offering to sell its remaining interest in Genworth. Our preferred shares are owned by an affiliate, Brookfield Life Assurance Company Limited.


                      We principally offer annuity contracts, guaranteed investment contracts ("GICs") and funding agreements, Medicare supplement insurance and life insurance policies. We do business in the District of Columbia and all states, except New York. Our principal offices are located at 6610 West Broad Street, Richmond, Virginia 23230.

                      We are one of a number of subsidiaries of Genworth, a company that, through its subsidiaries, serves the life and lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers. Our product offerings are divided along two segments of consumer needs: (1) Retirement Income and Investments and (2) Protection.

                         . Retirement Income and Investments.  We offer
                           deferred annuities (variable and fixed) and variable life insurance to a broad range of individual consumers who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets. We also offer GICs and funding agreements as investment products to institutional buyers.

                         . Protection.  Our Protection segment includes
                           universal life insurance, interest-sensitive whole life insurance and Medicare supplement insurance. Life insurance products provide protection against financial hardship after the death of an insured by providing cash payment to the beneficiaries of the policyholder. Medicare supplement insurance provides coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits.

                      We also have a Corporate and Other segment, which consists primarily of net realized investment gains (losses), unallocated corporate income, expenses and income taxes.


MARKET
ENVIRONMENT AND
OPPORTUNITIES
                      We believe we are well positioned to benefit from a number of significant demographic, governmental and market trends, including the following:

                         . Aging U.S. population with growing retirement income
                           needs. According to a 2005 report issued by the U.S. Social Security Administration, from 1945 to 2003, U.S. life expectancy at birth increased from
                           62.9 years to 74.6 years for men and from 68.4 years to 79.6 years for women, respectively, and life expectancy is expected to increase further. In addition, increasing numbers of baby boomers are approaching retirement age. Based on the 2000 census, the U.S. Census Bureau projects that the percentage of the U.S. population aged 55 or older will increase from approximately 22% (65 million) in 2004 to more than 29% (97 million) in 2020. These increases in life expectancy heighten the risk that individuals will outlive their retirement savings. In addition, approximately $4.2 trillion of invested financial assets are held by people within 10 years of retirement and approximately $2.4 trillion of invested financial assets are held by individuals who are under age 70 and consider themselves retired, in each case according to a survey conducted by SRI Consulting Business Intelligence in 2004. We believe these trends will lead to growing demand for products, such as our income annuities and other investment products that help consumers accumulate assets and provide reliable retirement income.

COMPETITIVE
STRENGTHS
                      We believe the following competitive strengths will enable us to capitalize on opportunities in our targeted markets:

                         . Product innovation.  We are selective in the
                           products we offer and strive to maintain appropriate return and risk thresholds when we expand the scope of our product offerings.

                         . Extensive, multi-channel distribution network.  We
                           have extensive distribution reach and offer consumers access to our products through a broad network of financial intermediaries, independent producers and dedicated sales specialists. In addition, we maintain strong relationships with leading distributors by providing a high level of specialized and differentiated distribution support through technology solutions that support the distributors' sales efforts.

                         . Technology-enhanced, scalable, low-cost operating
                           platform. We have pursued an aggressive approach to cost-management and continuous customer service improvement. We also have developed sophisticated technology tools that enhance performance by automating key processes and reducing response times and process variations. Our teams of trained associates focus on delivering high touch customer service. In addition, we have centralized our operations and have established scalable, low-cost operating centers in Virginia. Through an outsourcing provider, we also have a substantial team of professionals in India who provide us with a variety of back office support services.

                         . Disciplined risk management with strong compliance
                           practices. Risk management and regulatory compliance are critical parts of our business, and we believe we are recognized in the insurance industry for our excellence in these areas. We employ comprehensive risk management processes in virtually every aspect of our operations, including product development, underwriting, investment management, asset-liability management and technology development programs. We have an experienced group of professionals dedicated exclusively to our risk management processes.

                         . Strong balance sheet and high-quality investment
                           portfolio. As part of Genworth, we believe our ratings and capital strength provide us with a significant competitive advantage. We have a diversified, high-quality investment portfolio with $6,890.9 million of invested assets as of December 31, 2005. Approximately 92.8% of our fixed maturities had ratings equivalent to investment-grade, and less than 1.0% of our total investment portfolio consisted of equity securities, as of December 31, 2005. We also actively manage the relationship between our investment assets and our insurance liabilities.

GROWTH
STRATEGIES
                      Our objective is to increase operating earnings and enhance returns on equity. We intend to pursue this objective by focusing on the following strategies:

                         . Capitalize on attractive growth prospects in our key
                           markets. We have positioned our product portfolio and distribution relationships to capitalize on the attractive growth prospects in our key markets:

                            Retirement income, where we believe growth will be driven by a variety of favorable demographic trends and the approximately $4.2 trillion of invested financial assets in the U.S. that are held by people within 10 years of retirement and approximately $2.4 trillion of invested assets that are held by individuals who are under age 70 and consider themselves retired, in each case according to a survey conducted by SRI Consulting Business Intelligence in 2004. Our Income Distribution Series of products are designed to enable the growing retired population to convert their accumulated assets into reliable income throughout their retirement years. Our Income Distribution Series of products are composed of our retirement income annuity products and three variable annuity riders that provide similar income features. It does not include immediate annuities or fixed annuities, which also serve income distribution needs but are reported separately. We are also offering a version of the guaranteed income product, ClearCourse/SM/, in the employer sponsored 401(k) market. ClearCourse/SM/ is designed to be an option within a 401(k) plan and offers participants the ability to purchase guaranteed retirement income while maintaining liquidity and the opportunity for market upside.
                            ClearCourse/SM/ provides plan participants with the ability to access defined benefit-like features within a defined contribution environment.

                            Funding-Agreement Backed Notes ("FA-BNs"), where the total FA-BN market has grown from $20.3 billion in 2000 issuance to $37.6 billion in 2004 issuance according to Standard and Poor's Rating Services ("S&P"). S&P reports 2005 issuance to be down to $32.1 billion, this in part is due to reduced issuance levels from a previously frequent issuer as well as the overall tight spread environment. Genworth's Retirement Income and Investments segment began issuing in the unregistered market in 2000 through Bear Stearns' Premium Asset Trust structure and has placed $7.4 billion through 2005, $685.0 million of which was issued through the Company. In December 2005, we registered with the Securities and Exchange Commission ("SEC") a $5.0 billion proprietary registered note platform and subsequently issued a $300.0 million inaugural deal targeting institutional investors. In 2006, we will explore introducing a retail notes platform whereby retail investors can purchase amounts in denominations of $1,000. The demand for strong credit ratings and diversity of issuer base should support growth for us in this market space.

                         . Further strengthen and extend our distribution
                           channels. We intend to further strengthen and extend our distribution channels by continuing to differentiate ourselves in areas where we believe we have distinct competitive advantages. These areas include:

                            Product innovations, as illustrated by new product introductions, such as the introduction of ClearCourse/SM /for the employer sponsored 401(k) market, our Income Distribution Series of guaranteed income products and riders, our FA-BN program which provides us the ability to issue fixed or floating rate offerings with wide-ranging maturities.

                            Collaborative approach to key distributors, which includes joint business improvement program and our tailored approach to our sales intermediaries addressing their unique service needs, which have benefited our distributors and helped strengthen our relationships with them.

                         . Enhance returns on capital and increase margins.  We
                           believe we will be able to enhance our returns on capital and increase our margins through the following means:

                            Adding new business layers at targeted returns and optimizing mix. We have introduced revised pricing and new products, which we believe will increase our expected returns. We have exited or placed in run-off certain product lines in blocks of business with low returns. As these blocks decrease, we expect to release capital over time to deploy to higher-return products and/or businesses.

                            Investment income enhancements. The yield on our investment portfolio is affected by the practice, prior to Genworth's separation from GE, of realizing investment gains through the sale of appreciated securities and other assets during a period of historically low interest rates. This strategy had been pursued to offset impairments in our investment portfolio and to fund consolidations and restructurings, and provide current income. Since 2003, our current investment strategy has been to optimize investment income without relying on realized investment gains. We continue to experience a challenging interest-rate environment in which the yields that we can achieve on new investments are lower than the aggregate yield on our existing portfolio. We will seek to mitigate declines in our investment yields by continuously evaluating our asset class mix, pursuing additional investment classes, utilizing active management strategies, and accepting additional credit risk when we believe that it is prudent to do so.

                            Ongoing operating cost reductions and efficiencies. We continually focus on reducing our cost base while maintaining strong service levels for our customers. We expect to accomplish this goal through a wide range of cost management disciplines, including reducing supplier costs, leveraging process improvement efforts, forming focused teams to identify opportunities for cost reductions and investing in new technology, particularly for web-based, digital end-to-end processes.

Retirement Income and Investments

OVERVIEW
                      Through our Retirement Income and Investments segment, we offer fixed and variable deferred annuities and income annuities. We offer these products to a broad range of consumers who want to accumulate tax-deferred assets for retirement, desire a reliable source of income during their retirement, and/or seek to protect against outliving their assets during retirement.

                      We have continued to focus on our Income Distribution Series of variable annuity products and riders in response to customers who desire guaranteed minimum income streams with equity market upside at the end of the contribution and accumulation period. Our Income Distribution Series of variable annuity products and riders provides the contractholder with a guaranteed minimum income stream that they cannot outlive, along with an opportunity to participate in market appreciation, but reduces some of the risks to insurers that generally accompany traditional products with guaranteed minimum income benefits. We are targeting people who are focused on building a personal portable retirement plan or are moving from the accumulation to the distribution phase of their retirement planning. During 2005, we introduced our ClearCourse/SM /product for the employer sponsored 401(k) market. ClearCourse/SM/ is designed to be an option within a 401(k) plan and offers participants the ability to purchase guaranteed retirement income while maintaining liquidity and the opportunity for equity appreciation.
                      ClearCourse/SM/ provides plan participants with the ability to access defined benefit-like features within a defined contribution environment. Genworth employees are offered this product as an option in their 401(k) plan and we have two other large clients in varying stages of implementation with more than 40 potential clients in varying stages of product assessment. In October 2005, we also introduced a guaranteed minimum withdrawal benefit for life product, Lifetime Income Plus, that was added to our Income Distribution Series products. This product filled a customer need within our Income Distribution Series for guaranteed income payments, that the customer cannot outlive, along with the opportunity for market upside, similar to our RetireReady/SM/ Retirement Answer Variable Annuity ("Retirement Answer") (formerly known as GE Retirement Answer(R)) and added significant liquidity features. We initiated a $5.0 billion SEC registered notes program secured by funding agreements. This program became effective in December 2005 and provides us with the ability to issue fixed or floating rate offerings with maturities ranging from 9 months to 30 years. Our initial issuance through this program was a five-year, $300.0 million floating rate funding agreement, which was funded during December 2005.

                      According to VARDS, we were the largest provider of variable income annuities in the U.S. for the year ended December 31, 2005, based upon total premiums and deposits. According to LIMRA International, sales of individual annuities were $216.5 billion in 2005. From June 2004 through December 2005, the Federal Reserve increased short-term rates from 1.0% to 4.25% while long-term interest rates remained relatively stable. This "flattening" of the yield curve resulted in a shift in demand to shorter duration instruments like bank certificates of deposits and money market funds and away from longer-duration products like annuities. Within the fixed annuity market, we saw an increasing demand for products with an equity-indexed component, such as equity-indexed annuities. We did not have a product with an equity-indexed component in the market in 2005, but we have launched such a product in the first quarter of 2006. In variable annuities, we expect product demand to primarily be driven by product features and guarantees. Although volatility in the equity markets may cause some potential purchasers to refrain from purchasing products such as variable annuities and variable life insurance, many of today's purchasers are seeking to remain invested in the equity markets and, at that same time, have guarantees to protect their income during their retirement years. We believe that moderately higher longer-term interest rates and greater public awareness about the need for lifetime retirement income protection will result in increased demand for annuities and other investment products that help consumers accumulate assets and provide reliable retirement income.

                      We offer variable and fixed deferred annuities, in which assets accumulate until the contract is surrendered, the contractholder dies, takes withdrawals or the contractholder begins receiving benefits under an annuity payout option. We also offer variable income annuities. We believe our variable annuity offerings continue to appeal to contractholders who wish to participate in returns linked to equity and bond markets with many desiring products with options that provide certain minimum guarantees. We also offer variable life insurance through our Retirement Income and Investments segment because this product provides investment features that are similar to our variable annuity products.

                      In addition to our annuity and variable life insurance products, we offer a number of specialty products, including GICs and funding agreements (including those issued pursuant to the above-referenced FA-BN program). We sell GICs to ERISA-qualified plans, such as pension and 401(k) plans, and we sell funding agreements to money market funds that are not ERISA qualified and to other institutional investors.

                      We offer our annuities and other investment products primarily through financial institutions and specialized brokers, as well as independent accountants and independent advisers associated with Genworth's captive broker/dealer. We provide extensive training and support to our distributors through a wholesaling sales force that specializes in retirement income needs.

                      The following table sets forth selected financial information regarding the products we offer through our Retirement Income and Investments segment as of the dates or for the periods indicated:

                                                         As of or for the Years Ended
                                                                 December 31,
                                                       --------------------------------
(Dollar amounts in millions)                              2005       2004        2003
----------------------------------------------------------------------------------------
Variable annuities
Account value, net of reinsurance, beginning of period $ 1,003.9  $ 10,455.1  $ 8,891.9
  Deposits                                                 928.6       766.9    1,822.6
  Market Performance                                        99.0        70.3    1,254.9
  Surrenders, benefits and product charges                (102.1)      (35.4)  (1,514.3)
  Reinsurance transfer/1/                                     --   (10,253.0)        --
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $ 1,929.4  $  1,003.9  $10,455.1

Variable life
Account value, net of reinsurance, beginning of period $   344.0  $    313.2  $   255.9
  Deposits                                                  33.3        38.9       45.3
  Market Performance                                        27.3        41.4       42.4
  Surrenders, benefits and product charges                 (42.6)      (49.5)     (30.4)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $   362.0  $    344.0  $   313.2

GICs and funding agreements
Account value, net of reinsurance, beginning of period $ 3,667.3  $  4,051.8  $ 5,263.3
  Deposits                                                 430.4       460.1      869.2
  Interest credited                                        131.1       144.5      177.8
  Surrenders, benefits and product charges              (1,506.1)     (989.1)  (2,258.5)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $ 2,722.7  $  3,667.3  $ 4,051.8

Fixed annuities
Account value, net of reinsurance, beginning of period $   853.4  $    939.3  $ 1,026.6
  Deposits                                                   2.1         8.9        5.7
  Interest credited                                         36.0        39.0       42.2
  Surrenders, benefits and product charges                (114.1)     (133.8)    (135.2)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $   777.4  $    853.4  $   939.3

Single Premium Income Annuities
Account value, net of reinsurance, beginning of period $    78.8  $     78.6  $    83.9
  Deposits                                                  14.0        10.3        8.2
  Interest credited                                          7.4         5.7        3.8
  Surrenders, benefits and product charges                 (20.4)      (15.8)     (17.3)
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $    79.8  $     78.8  $    78.6

Structured Settlements
Account value, net of reinsurance, beginning of period $      --  $    181.3  $   184.2
  Deposits                                                    --          --         --
  Interest credited                                           --          --       13.1
  Surrenders, benefits and product charges                    --         0.2      (16.0)
  Reinsurance transfer/1/                                     --      (181.5)        --
                                                       ---------  ----------  ---------
Account value, net of reinsurance, end of period       $      --  $       --  $   181.3
----------------------------------------------------------------------------------------

                    /1/ We ceded to Union Fidelity Life Insurance Company
                        ("UFLIC"), effective as of January 1, 2004, all of our in-force structured settlement contracts and substantially all of our in-force variable annuity contracts.

PRODUCTS

VARIABLE ANNUITIES    We offer variable annuities that allow the contractholder
                      to make payments to a separate account that are divided into subaccounts that invest in available mutual funds and if available, the contractholder may make allocations to a guaranteed interest-rate account which is a part of our general account. All allocations are determined by the contractholder. A deferred variable annuity has an accumulation period and a payout period. Our variable annuity products allow the contractholder to allocate all or a portion of his account value to a separate account that is divided into subaccounts that are distinct from our general account. Assets allocated to the separate account have subaccounts that track the performance of the available mutual funds. There is no guaranteed minimum rate of return in these subaccounts which invest in these mutual funds, and the contractholder bears the entire risk associated with the performance of these subaccounts. Some of our variable annuities also permit the contractholder to allocate a portion of his account value to our general account, in which case we credit interest at specified rates, subject to certain guaranteed minimums.

                      Our variable annuity contracts permit the contractholder to withdraw all or part of the premiums paid, plus the amount credited to his account, subject to surrender charges, if any. The cash surrender value of a variable annuity contract depends upon the value of the assets that have been allocated to the contract, how long those assets have been in the contract and the investment performance of the subaccounts that invest in the mutual funds to which the contractholder has allocated assets.

                      Variable annuities provide us with fee-based revenue in the form of expense and mortality charges. These fees equal a percentage of the contractholder's assets in the separate account and typically range from 0.75% to 1.70% per annum. We also receive fees charged on assets allocated to our separate account to cover administrative costs.

                      We also offer variable annuities with fixed account options and with bonus features. Variable annuities with fixed account options enable the contractholder to allocate a portion of his account value to the fixed account, which pays a fixed interest crediting rate. Allocations to the fixed account within the variable annuity are limited to 25% of the account value. The portion of the account value allocated to the fixed account option represents a general account liability for us and functions similarly to a traditional fixed annuity, whereas for the portion allocated to the separate account, the contractholder bears the investment risk. Our variable annuities with bonus features entitle the contractholder to an additional increase to his account value upon making a deposit. However, variable annuities with bonus features are subject to different surrender charge schedules and expense charges than variable annuities without the bonus feature.

                      Our variable annuity contracts provide a basic guaranteed minimum death benefit ("GMDB"), which provides a minimum account value to be paid upon the annuitant's death. Our contractholders also have the option to purchase, through riders, at an additional charge, enhanced death benefits. Assuming every annuitant died on December 31, 2005, as of that date, contracts with death benefit features not covered by reinsurance had an account value of $1.9 billion and a related death benefit exposure of $8.2 million net amount at risk. In 2003, we raised prices of, and reduced certain benefits under, our newly issued GMDBs. We continue to evaluate our pricing, hedging and reinsurance of GMDB features and intend to change prices as appropriate. In addition, in 2004, we introduced a variable annuity product with a guaranteed minimum withdrawal benefit ("GMWB"). This product provides a guaranteed annual withdrawal of a fixed portion of the initial deposit over a fixed period of time, but requires a balanced asset allocation of the owner's separate account deposit. In 2005, we expanded our GMWB lineup by offering a guaranteed minimum withdrawal benefit for the life of the owner while maintaining our requirement for a balanced assets allocation of the owner's separate account deposit. GMWB for life is a component of our Income Distribution Series of variable annuity products and riders.

                      With some employers moving away from traditional defined benefit pension plans to 401(k) plans, in October 2005 we responded by introducing ClearCourse/SM/, a group variable annuity product. The ClearCourse/SM/ product is designed to represent an investment option within a company's 401(k) retirement plan. It offers participants the ability to build guaranteed retirement income while maintaining liquidity and growth potential. ClearCourse/SM/ provides participants with the ability to access defined benefit-like features within a defined contribution environment. The product is distributed via direct salespeople and through third-party benefits administrators.

                      We continually review potential new variable annuity products and pursue only those where we believe we can achieve targeted returns in light of the risks involved. Unlike several of our competitors, we have not offered variable annuity products with traditional guaranteed minimum income benefits ("GMIBs") or with guaranteed minimum accumulation benefits ("GMABs"). Traditional GMIB products guarantee an annuitization value for guaranteed income payments equal to the premium accumulated at a specified minimum appreciation rate for a defined period of time, after which annuity payments commence. GMAB products guarantee a customer's account value will be no less than the original investment at the end of a specified accumulation period, plus a specified interest rate.

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




                      Although we do not offer traditional GMIBs or GMABs, we have been able to capitalize on the demand for products with guarantees with our Retirement Answer which was introduced in April 2002. Retirement Answer is a variable deferred annuity that has a minimum ten-year scheduled deposit period for customers who desire guaranteed minimum income streams at the end of an accumulation period. The income stream may exceed the guaranteed minimum based upon the performance of the subaccount investing in the mutual fund. As of December 31, 2005, our sales as measured by collected scheduled periodic deposits and future scheduled periodic deposits for this product totaled $1.5 billion since its inception. Based on key product design features, some of which have patents pending which have been assigned to Genworth, we believe Retirement Answer allows us to provide our customers a guaranteed income annuity product that mitigates a number of the risks that accompany traditional guaranteed minimum income benefits offered by many of our competitors.

                      Retirement Answer is a component of our Income Distribution Series of variable annuity products and riders. The Income Distribution Series also includes the Guaranteed Income Advantage ("GIA"), the Principal Protection Advantage ("PPA"), and the Lifetime Income Plus ("LIP"). GIA is a rider to several of our variable annuity products that provides retirement benefits similar to Retirement Answer but requires contractholders to allocate assets among a prescribed group of subaccounts that invest in mutual funds ("Prescribed Investment Strategy"). Whereas Retirement Answer and GIA require a minimum ten-year accumulation period, PPA is designed for purchasers nearing retirement and requires only a three-year accumulation period before annuitization.

                      In the second quarter 2004, we entered into reinsurance transactions in which we ceded, effective January 1, 2004, all of our in-force variable annuity business, excluding Retirement Answer, to UFLIC. We have continued to sell variable annuities and are retaining that business for our own account.

VARIABLE LIFE         We offer variable life insurance products that provide
INSURANCE             insurance coverage through a policy that gives the
                      policyholder flexibility in investment choices and, in some products, in premium payments and coverage amounts.
                      Our variable life products allow the policyholder to allocate all or a portion of his premiums to a separate account that is divided into subaccounts that are distinct from our general account. Assets allocated to each separate account have subaccounts that track the performance of available mutual funds. There is no guaranteed minimum rate of return in these subaccounts, which invest in these mutual funds, and the policyholder bears the entire investment risk associated with the performance of the subaccounts. Some of our variable life insurance products also permit the policyholder to allocate all or a portion of his account value to our general account, in which case we credit interest at specified rates, subject to certain guaranteed minimums, which are comparable to the minimum rates in effect for our fixed annuities.

                      Similar to our variable annuity products, we collect specified mortality and expense charges and fees charged on assets allocated to the separate account to cover administrative services and costs. We also collect cost of insurance charges on our variable life insurance products to compensate us for the mortality risk of the guaranteed death benefit, particularly in the early years of the policy when the death benefit is significantly higher than the value of the policyholder's account.

                      Our life insurance policies provide a death benefit payable upon death of the insured. Owners of life insurance pay premiums that are applied to their account value, net of any expense charges. We deduct cost of insurance charges, which vary by age, gender, plan, and class of insurance from the account value. We determine our cost of insurance each year in advance, which is subject to a maximum stated in each policy. The owner may access their account value through policy loans, partial withdrawals, or full surrender of the policy. Some withdrawals and surrenders are subject to surrender charges.

                      Our variable life insurance policies provide policyholders with lifetime death benefit coverage, the ability to accumulate assets on a flexible, tax-deferred basis, and the option to access the cash value of the policy through a policy loan, partial withdrawal or full surrender. Our variable life insurance products allow policyholders to adjust the timing and amount of premium payments. We credit premiums paid, less certain expenses, to the policyholder's account and from that account deduct regular expense charges and certain risk charges, known as cost of insurance, which generally increase from year to year as the insured ages. Our variable life insurance policies accumulate cash value that we pay to the insured when the policy lapses or is surrendered. Most of our variable life insurance policies also include provisions for surrender charges for early termination and partial withdrawals.

GUARANTEED            We offer GICs and funding agreements, which are
INVESTMENT            deposit-type products that pay a guaranteed return to the
CONTRACTS AND         contractholder on specified dates. GICs are purchased by
FUNDING AGREEMENTS    ERISA qualified plans, including pension and 401(k)
                      plans. Funding agreements are purchased by institutional accredited investors for various kinds of funds and accounts that are not ERISA qualified. Purchasers of funding agreements include money market funds, bank common trust funds and other corporate and trust accounts and private investors including Genworth Global Funding
                      Trust as part of our SEC registered note program.

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




                      Substantially all our GICs allow for the payment of benefits at contract value (on a pro-rata basis as to plan participants) to ERISA plans prior to contract maturity in the event of death, disability, retirement or change in investment election. We carefully underwrite these risks before issuing a GIC to a plan and historically have been able to effectively manage our exposure to these benefit payments. Our GICs typically credit interest at a fixed interest rate and have a fixed maturity generally ranging from two to six years.

                      Our funding agreements generally credit interest on deposits at a floating rate tied to an external market index. To hedge our exposure to fluctuations in interest rates, we invest the proceeds backing floating-rate funding agreements in floating-rate assets. Some of our funding agreements are purchased by money market funds, bank common trust funds and other short-term investors. These funding agreements typically are renewed annually, and may contain "put" provisions, through which the contractholder has an option to terminate the funding agreement for any reason after giving notice within the contract's specified notice period. As of December 31, 2005, we had an aggregate of $200.0 million of floating-rate funding agreements outstanding, excluding those issued under the FA-BN program, compared to $1,108.0 million as of December 31, 2004. This decline was due to a planned reduction in these products. Of the $200.0 million aggregate amount outstanding as of December 31, 2005, $50.0 million had put option features of 180 days; the remaining contracts contain no optionality.

                      We also issue funding agreements to trust accounts to back medium-term notes purchased by investors. We have historically issued these in an unregistered format through Bear Stearns Premium Asset Trust structure, but in December 2005, we launched our proprietary FA-BN program with an inaugural $300.0 million issuance. These contracts typically are issued for terms of one to seven years. As of December 31, 2005 and 2004, we had an aggregate of $535.0 million and $435.0 million, respectively, of these funding agreements backing notes. These funding agreements do not permit early termination.

FIXED ANNUITIES       We have a closed block of single premium deferred
                      annuities ("SPDAs"). In addition, we offer two fixed annuity products in the form of modified guaranteed annuity contracts. These contracts provide for a single premium to be allocated to a guaranteed term option for one or more guaranteed terms ranging from 1 to 10 years in duration. During the accumulation period, the portion of the single premium payment allocated to any guaranteed term will earn a pre-declared guaranteed rate of interest for that term. However, if the contractholder surrenders or annuitizes the contract prior to the end of term, or withdraws or transfers any portion of assets prior to the end of the guaranteed term, we will apply a market value adjustment to the proceeds and we may assess a surrender charge. The market value adjustment may result in a positive, negative or zero change in value depending on interest rates in effect at the time the market value adjustment is applied. For example, if interest rates are rising, generally the contractholder will bear the risk that the market value adjustment will be negative, causing a reduction in the amount available for surrender. However, if interest rates are falling, generally, the contractholder will receive a positive market value adjustment, providing an increase in value when surrendering the contract. If there is no change in interest rates at the time of the market value adjustment, generally, the market value adjustment will have no impact on contract value. Approximately $179.0 million, or 23.0% of the total account value of our fixed annuities as of December 31, 2005, were subject to surrender charges.

                      At least once each month, we set an interest crediting rate for newly issued fixed annuities and additional deposits. We maintain the initial crediting rate for a minimum period of one year or the guarantee period, whichever is longer. Thereafter, we may adjust the crediting rate no more frequently than once per year for any given deposit. Our modified guaranteed annuity contracts have a minimum guaranteed crediting rate of 3.0%.

FIXED IMMEDIATE       In exchange for a single premium, fixed immediate
ANNUITIES             annuities provide a fixed amount of income for either a
                      defined number of years, the annuitant's lifetime, or the greater of the two periods. Income can be paid monthly, quarterly, semi-annually or annually and generally begins within one year of receipt of the premium. Fixed immediate annuities also include annuitizations chosen as a settlement option for an existing deferred annuity contract. We do not currently offer fixed immediate annuities as a stand-alone product.

STRUCTURED            In the second quarter 2004, we entered into reinsurance
SETTLEMENTS           transactions in which we ceded, effective January 1,
                      2004, all of our in-force structured settlements business to UFLIC. We currently are not actively marketing this product.

UNDERWRITING
AND PRICING
                      We generally do not underwrite individual lives in our annuity products. Instead, we price our products based upon our expected investment returns and our expectations for mortality, longevity and persistency for the group of our contractholders as a whole, taking into account mortality improvements in the general population and our historical experience. We price deferred annuities by analyzing longevity and persistency risk, volatility of expected earnings on our assets under management, and the expected time to retirement. We price our GICs using customized pricing models that estimate both expected cash flows and likely variance from those expectations caused by reallocations of assets by plan participants.

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




                      Underwriting for our variable life insurance policies involves a determination of the type and amount of risk that we are willing to accept. Our underwriters evaluate each policy application on the basis of the information provided by the applicant and others. We follow detailed and uniform underwriting practices and procedures designed to properly assess and quantify risks before issuing coverage to qualified applicants. The long-term profitability of our products is affected by the degree to which future experience deviates from these assumptions.

COMPETITION
                      We face significant competition in all our Retirement Income and Investments products. Many other companies actively compete for sales in our markets, including other major insurers, banks, other financial institutions, mutual fund and money asset management firms and specialty providers. In many of our product lines, we face competition from competitors that have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have lower profitability expectations or have higher claims paying ratings than we do. Many competitors offer similar products and use similar distribution channels. The substantial expansion of banks' and insurance companies' distribution capacities and expansion of product features in recent years has intensified pressure on margins and production levels and has increased the level of competition in many of our business lines.

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


Protection

OVERVIEW
                      Through our Protection segment, we offer accident and health insurance, which includes Medicare supplement insurance. We also have life insurance, which includes universal life insurance and interest-sensitive whole life insurance; however, these products are not currently offered.

PRODUCTS

ACCIDENT AND HEALTH   The primary product in this line is Medicare supplement
INSURANCE             insurance. Our Medicare supplement insurance provides
                      coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits. These products are sold to individuals through dedicated sales specialists as well as selected independent distributors. We have expanded our Medicare supplement product in a majority of states and have seen growth in these new states.

LIFE                  Our life insurance products provide protection for the
INSURANCE             entire life of the insured and allow for cash value
                      accumulation. These products include interest-sensitive whole life ("ISWL") and universal life insurance ("UL").
                      Our life insurance policies provide a death benefit payable upon death of the insured. Owners of life insurance pay premiums that are applied to their account value, net of any expense charges. We deduct cost of insurance charges, which vary by age, gender, plan, and class of insurance from the account value. We determine our cost of insurance each year in advance, which is subject to a maximum stated in each policy. The owner may access their account value through policy loans, partial withdrawals, or full surrender of the policy. Some withdrawals and surrenders are subject to surrender charges.

                      We credit the policyholder account value for ISWL and UL policies with interest at an interest rate we determine in advance and generally guarantee for a policy year at a time. Policies have a minimum credited interest rate, which varies by policy and ranges from 4.0% to 6.0%. ISWL and UL differ in two major ways. ISWL requires the contractholder to pay a fixed premium we determine each year, while UL allows a contractholder to determine the amount of premium to be paid, subject to certain minimum and maximum values. Also, the ISWL death benefit is fixed at issue, while the contractholder may decrease and (subject to evidence of good health) increase the death benefit on a UL policy.

                      Our UL policies provide policyholders with lifetime death benefit coverage, the ability to accumulate assets on a flexible, tax-deferred basis, and the option to access the cash value of the policy through a policy loan, partial withdrawal or full surrender. Our UL products allow policyholders to adjust the timing and amount of premium payments. We credit premiums paid, less certain expenses, to the policyholder's account and from that account deduct regular expense charges and certain risk charges, known as cost of insurance, which generally increase from year to year as the insured ages. Our UL policies accumulate cash value that we pay to the insured when the policy lapses or is surrendered. Most of our UL policies also include provisions for surrender charges for early termination and partial withdrawals. As of December 31, 2005, 60.1% of our in-force block of universal life insurance was subject to surrender charges. We also sell joint, second-to-die policies that are typically used for estate planning purposes. These policies insure two lives rather than one, with the policy proceeds paid after the death of both insured individuals.

COMPETITION
                      We face significant competition in all our Protection segment operations. Our competitors include other large and highly rated insurance carriers. Some of these competitors have greater resources than we do, and many of them offer similar products and use similar distribution channels.

CORPORATE AND
OTHER
                      We also have a Corporate and Other segment, which consists primarily of net realized investment gains (losses) and unallocated corporate income, expenses and income taxes.

DISTRIBUTION
                      We distribute our products through an extensive and diversified distribution network that is balanced between independent sales intermediaries, including financial intermediaries and independent producers, and dedicated sales specialists. We believe this access to a variety of distribution channels enables us to respond effectively to changing consumer needs and distribution trends. We compete with other financial institutions to attract and retain commercial relationships in each of these channels, and our success in competing for sales through these sales intermediaries depends upon factors such as the amount of sales commissions and fees we pay, the strength and breadth of our product offerings, the strength of our brand, our perceived stability and our financial strength ratings, the marketing and services we provide to them and the strength of the relationships we maintain with individuals at those firms. We have strategically positioned our multi-channel distribution network to capture a broad share of the distributor and consumer markets and to accommodate different consumer preferences in how to purchase insurance and financial services products.

                      Our Retirement Income and Investments and Protection segments both distribute their products through the following channels:

                         . financial intermediaries, including banks,
                           securities brokerage firms, and independent broker/dealers;

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




                         . independent producers, including brokerage general
                           agencies ("BGAs"), affluent market producer groups and specialized brokers; and

                         . dedicated sales specialists, including affiliated
                           networks of both accountants and personal financial advisers.

                      The following table sets forth our annualized first-year premiums and deposits for the products in our Retirement Income and Investments and Protection segments, categorized by each of our distribution channels.

  (Dollar amounts in millions)             Year Ended December 31, 2005                    Year Ended December 31, 2004
--------------------------------- ----------------------------------------------- -----------------------------------------------
           Annualized                                         Dedicated                                       Dedicated
      First-Year Premiums           Financial    Independent    Sales               Financial    Independent    Sales
        and Deposits/1/           Intermediaries  Producers  Specialists  Total   Intermediaries  Producers  Specialists  Total
---------------------------------------------------------------------------------------------------------------------------------
Retirement Income and Investments     $941.2       $438.2       $51.5    $1,430.9     $932.3       $170.6       $43.9    $1,146.8
Protection                               0.1          9.6         2.4        12.1         --          4.4         3.2         7.6
---------------------------------------------------------------------------------------------------------------------------------

                    /1/ Annualized first-year premiums and deposits reflect the amount of business we generated during a specified period. We consider annualized first-year premiums and deposits to be a measure of our operating performance because they represent a measure of new sales of insurance policies and additional investments by our customers during a specified period, rather than a measure of our revenues or profitability during that period.

FINANCIAL             We have selling agreements with various financial
INTERMEDIARIES        intermediaries in the U.S., including banks, securities
                      brokerage firms and independent broker/dealers. We use financial intermediaries to distribute a significant portion of our deferred and income annuities and other investment products. They also distribute a small portion of our variable life insurance policies to their individual clients. We have wholesalers who are our employees and who work to develop sales relationships with new financial intermediaries and to expand sales with existing financial intermediaries. Approximately
                      10.2% of our variable annuity product sales in 2005 were through one national bank. However, we do not believe that the loss of such business would have a long-term adverse effect on our business and operations due to our competitive position in the marketplace and the availability of business from other distributors.

INDEPENDENT           Brokerage general agencies.  We distribute certain
PRODUCERS             products through independent BGAs located throughout the
                      U.S. BGAs market our products, and those of other insurance companies, through a network of independent brokers who sell our products.

                      Affluent market producer groups. Through strong relationships with several industry-leading affluent market producer groups, we have access to producers who sell our products. These groups target high-net-worth individuals, which we define to include households with at least $1 million of liquid assets. We distribute annuity products through these groups.

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




                      Specialized brokers. We distribute certain products through brokers that specialize in a particular insurance or investment product and deliver customized service and support to their clients. We distribute GICs and funding agreements through a group of 38 specialized brokers and investment managers as of December 31, 2005.

                      Dedicated sales specialists. We have dedicated sales specialists who sell our Medicare supplement insurance product and other products of our affiliated insurers on a select basis.

Marketing


                      As part of Genworth, we promote and differentiate our products and services through a variety of offerings, technology services, specialized support for our distributors and innovative marketing programs tailored to particular consumer groups.

                      The RetireReady/SM /series of variable annuities is the foundation for our Income Distribution Series. Marketing of these products is supported by internal and external wholesalers who help distributors understand each product's and rider's features. In addition, we also hold "Income Summits" throughout the country, educating distributors on the need for guaranteed income during one's retirement years as part of a sound overall financial plan. We believe education of our distributors and potential contractholders is key to our success in marketing these products as they move from accumulation of assets to the "spend-down" or distribution of assets.

                      Genworth has focused its marketing approach on promoting its brand to key constituencies, including sales intermediaries, employees, investors and consumers. These programs include advertising on television and in trade and business periodicals that are likely to reach those demographic groups. We also seek to build recognition of the Genworth brand and maintain strong relationships with leading distributors by providing a high level of specialized and differentiated distribution support, such as product training, advanced marketing and sales solutions, financial product design for affluent customers and technology solutions that support the distributors' sales efforts and by pursuing joint business improvement efforts. In addition, Genworth sponsors various advisory councils with independent sales intermediaries and dedicated sales specialists to gather their feedback on industry trends, new product suggestions and ways to enhance their relationships.

                      Pursuant to a transitional trademark license agreement, GE granted us the right to use the "GE" mark and the "GE" monogram for up to five years following Genworth's IPO in connection with our products and services. Most of our current products and services, however, are now primarily using the Genworth mark and logo, and we expect to complete our transition to the Genworth brand by the end of 2006.

Risk Management

OVERVIEW
                      Risk management is a critical part of our business and we have adopted rigorous risk management processes in virtually every aspect of our operations, including product development, underwriting, investment management, asset-liability management and technology development projects. The primary objective of these risk management processes is to reduce the variations we experience from our expected results. We have an experienced group of professionals, including actuaries, statisticians and other specialists, dedicated exclusively to our risk management process. We have emphasized our adherence to rigorous risk management techniques and leveraged the benefits into a competitive advantage in marketing and managing our products.

NEW PRODUCT
INTRODUCTIONS
                      Our risk management process begins with the development and introduction of new products and services. We have established a rigorous product development process that specifies a series of required analyses, reviews and approvals for any new product. For each proposed project, this process includes a review of the market opportunity and competitive landscape for each proposed product, major pricing assumptions and methodologies, return expectations, reinsurance strategies, underwriting criteria and business risks and potential mitigating factors. Before we introduce a new product in the market, we establish a monitoring program with specific performance targets and leading indicators, which we monitor frequently to identify any deviations from expected performance so that we can take prompt corrective action when necessary. Significant product introductions require approval by our senior management team. We use a similarly rigorous process to introduce variations to existing products and to introduce existing products through new distribution channels.

PRODUCT
PERFORMANCE
REVIEWS
                      We have Risk Committees at the Retirement Income and Investments and Protection segment levels. We also utilize Genworth's Risk Committee which includes the following executives of Genworth: Chief Executive Officer, Chief Risk Officer, Chief Financial Officer, Chief Investment Officer, Chief Actuary, and the Presidents of our operating segments. This risk committee process requires reviews of major products in all operating segments on a regular cycle, typically twice per year. These reviews include an analysis of the major drivers of profitability, underwriting performance, variations from expected results, regulatory and competitive environment and other factors affecting product performance. In addition, we initiate special reviews when a product's performance fails to meet any of the indicators we established during that product's introductory review process. If a product does not meet our performance criteria, we consider adjustments in pricing, design and marketing or ultimately discontinuing sales of that product. We review our underwriting, pricing and risk selection strategies on a regular basis to ensure that our products remain progressive, competitive and consistent with our marketing and profitability objectives. We are also subject to periodic external audits by our reinsurers, which provide us with valuable insights into other innovative risk management practices.

ASSET-LIABILITY
MANAGEMENT
                      We maintain segmented investment portfolios for the majority of our product lines. This enables us to perform an ongoing analysis of the interest rate risks associated with each major product line, in addition to the interest rate risk for our overall enterprise. We analyze the behavior of our liability cash flows across a wide variety of future interest rate scenarios, reflecting policy features and expected policyholder behavior. We also analyze the behavior of our asset portfolios across the same scenarios. We believe this analysis shows the sensitivity of both our assets and liabilities to large and small changes in interest rates and enables us to manage our assets and liabilities more effectively.

PORTFOLIO
DIVERSIFICATION
                      We use limits to ensure a spread of risk in our business. We have strict limitations on credit risk to avoid concentration in our investment portfolio. Our product portfolios have considerable diversification due to the variety of products we have sold over a number of years. We also manage unique product exposures in our business.

ACTUARIAL
DATABASE AND
INFORMATION
SYSTEMS
                      Our extensive actuarial databases and innovative information systems technology are important tools in our risk management programs. We also have substantial experience in offering individual life insurance products, and we have developed a large database of claims experience, particularly in preferred risk classes, which provides significant predictive experience for mortality.

COMPLIANCE
                      Legal and regulatory compliance are critical parts of our business. Throughout our Company, we instill a strong commitment to integrity and ethics in business dealings and compliance with applicable laws and regulations. We have professionals dedicated to legal and regulatory compliance matters.

OPERATIONS AND
TECHNOLOGY

SERVICE AND SUPPORT   We benefit from Genworth's dedicated team of service and
                      support personnel including the operations through an arrangement with an outsourcing provider in India who assist our sales intermediaries and customers with their service needs. We use advanced and, in some cases, proprietary, patent-pending technology to provide product design and underwriting, and we operate service centers that leverage technology, integrated processes, and process management techniques.

                      In our Retirement Income and Investments and Protection segments, we interact directly and cost-effectively with our independent sales intermediaries and dedicated sales specialists through secure websites that have enabled them to transact business with us electronically, obtain information about our products, submit applications, check application and account status and view commission information. We also provide our independent sales intermediaries and dedicated sales specialists with account information to disseminate to their customers through the use of industry-standard communications.

OPERATING CENTERS     We have centralized our operations and have established
                      scalable, low-cost operating centers in Virginia. In addition, through an arrangement with an outsourcing provider, we have a substantial team of professionals in India who provide a variety of services to us, including customer service, transaction processing, and functional support including finance, investment research, actuarial, risk and marketing resources to our insurance operations.

TECHNOLOGY            We rely on Genworth's proprietary processes for project
CAPABILITIES AND      approval, execution, risk management and benefit
PROCESS IMPROVEMENT   verification as part of our approach to technology
                      investment. Genworth has been issued 14 patents and has filed more than 70 pending patent applications.
                      Genworth's technology team is experienced in large-scale project delivery, including many insurance administration system consolidations and the development of Internet-based servicing capabilities. Genworth continually manages technology costs by standardizing its technology infrastructure, consolidating application systems, reducing servers and storage devices and managing project execution risks.

RESERVES
                      We calculate and maintain reserves for estimated future benefit payments to our policyholders and contractholders in accordance with U.S. GAAP. We release these reserves as those future obligations are extinguished. The reserves we establish reflect estimates and actuarial assumptions with regard to our future experience. These estimates and actuarial assumptions involve the exercise of significant judgment. Our future financial results depend significantly upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including economic and social conditions, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, we cannot determine with complete precision the ultimate amounts we will pay for actual future benefits or the timing of those payments.

RETIREMENT INCOME     For our investment contracts, including annuities, GICs,
AND INVESTMENTS       and funding agreements, contractholder liabilities are
                      equal to the accumulated contract account values, which generally consist of an accumulation of deposit payments, less withdrawals, plus investment earnings and interest credited to the account, less expense, mortality, and profit charges, if applicable. We also maintain a separate reserve for any expected future payments in excess of the account value due to the potential death of the contractholder. For variable life insurance policies, policyholder liabilities are generally based on policyholder account values, to include premiums collected, interest credited, deduction of policy charges and market performance.

PROTECTION            We establish reserves for life insurance policies based
                      upon generally recognized actuarial methods. We use mortality tables in general use in the U.S., modified where appropriate, to reflect relevant historical experience and our underwriting practices. Persistency, expense and interest rate assumptions are based upon relevant experience and expectations for future development. We establish reserves at amounts which, including the receipt of assumed additional premiums and interest assumed to be earned on the assets underlying the reserves, we expect to be sufficient to satisfy our policy obligations.

                      The liability for policy benefits for universal life insurance policies and interest-sensitive whole life policies is equal to the account balance that accrues to the benefit of policyholders, including credited interest, plus any amount needed to provide for additional benefits. We also reflect in the reserves amounts that we have deducted from the policyholder's balance to compensate us for services to be performed in future periods.

                      Our reserves for unpaid health insurance claims are estimates of the ultimate net cost of both reported and unreported losses not yet settled. Our liability is based upon an evaluation of historical claim run-out patterns and includes a provision for adverse claim development. Reserves for incurred but not reported claims in our health insurance business are based upon historic incidence rates.

REINSURANCE
                      We follow the industry practice of reinsuring portions of our insurance risks with reinsurance companies. We use reinsurance both to diversify our risks and to manage loss exposures and capital effectively. The use of reinsurance permits us to write policies in amounts larger than the risk we are willing to retain, and also to write a larger volume of new business.

                      We cede insurance primarily on a treaty basis, under which risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria. To a lesser extent, we cede insurance risks on a facultative basis, under which the reinsurer's prior approval is required on each risk reinsured. Use of reinsurance does not discharge us, as the insurer, from liability on the insurance ceded. We, as the insurer, are required to pay the full amount of our insurance obligations even in circumstances where we are entitled or able to receive payments from our reinsurer. The principal reinsurers to which we cede risks have A.M. Best financial strength ratings ranging from "A+" to "A-." Historically, we have not had significant concentrations of reinsurance risk with any one reinsurer. However, prior to the completion of the Genworth IPO, we entered into reinsurance transactions with UFLIC, which resulted in a significant concentration of reinsurance risk with UFLIC whose obligations to us are secured by trust accounts as described in Note 5 in our financial statements under "Item 8 -- Financial Statements and Supplementary Data."

                      On November 30, 2005, we entered into a reinsurance agreement with First Colony Life Insurance Company, an affiliate, to cede liabilities arising from the funding agreements issued as part of our FA-BN program as described in Note 5 in our financial statements under "Item 8 -- Financial Statements and Supplementary Data."

                      The following table sets forth our exposure to our top five reinsurers, along with the reinsurance recoverable as of December 31, 2005, and the A.M. Best ratings of those reinsurers as of that date:

                                             Reinsurance
      (Dollar amounts in millions)           Recoverable A.M. Best Rating
      -------------------------------------------------------------------
      UFLIC/1/                                $2,141.1          A-
      Genworth Life Insurance Company             98.7          A+
      Max Re Ltd                                  40.7          A-
      Swiss Re Life & Health America Inc.          7.2          A+
      American United Life Insurance Company       5.4          A
      -------------------------------------------------------------------

                    /1/ See note 5 to the financial statements included in
                        Item 8 of our Annual Report.

FINANCIAL
STRENGTH RATINGS
                      Ratings with respect to financial strength are an important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in us and our ability to market our products. Rating organizations review the financial performance and condition of most insurers and provide opinions regarding financial strength, operating performance and ability to meet obligations to policyholders or contractholders, but these ratings are not designed to be, and do not serve as, measures of protection or valuation offered to our policyholders or contractholders. Short-term financial strength ratings are an assessment of the credit quality of an issuer with respect to instruments considered short-term in the relevant market, typically one year or less.

                      We are rated by A.M. Best, S&P, Moody's and Fitch as follows:

                  A.M. Best Rating    S&P Rating     Moody's Rating    Fitch Rating
--------------------------------------------------------------------------------------
Long-term rating   A+ (Superior)   AA- (Very Strong) Aa3 (Excellent) AA- (Very Strong)
Short-term rating    Not rated           A-1+              P-1           Not rated
--------------------------------------------------------------------------------------

                      A.M. Best states that its "A+" (Superior) rating is assigned to those companies that have, in its opinion, a superior ability to meet their ongoing obligations to policyholders. The "A+" (Superior) rating is the second-highest of fifteen ratings assigned by A.M. Best, which range from "A++" to "S".

                      S&P states that an insurer rated "AA" (Very Strong) has very strong financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments. The "AA" range is the second-highest of the four ratings ranges that meet these criteria, and also is the second-highest of nine financial strength rating ranges assigned by S&P, which range from "AAA" to "R." A plus (+) or minus (-) shows relative standing in a rating category. Accordingly, the "AA-" rating is the fourth-highest of S&P's 20 ratings categories. The short-term rating "A-1" is the highest rating and shows the capacity to meet financial commitments is strong. Within this category, the designation of a plus sign (+) indicates capacity to meet its financial commitments is extremely strong.

                      Moody's states that insurance companies rated "Aa" (Excellent) offer excellent financial security. Moody's states that companies in this group constitute what are generally known as high-grade companies. The "Aa" range is the second-highest of nine financial strength rating ranges assigned by Moody's, which range from "Aaa" to "C." Numeric modifiers are used to refer to the ranking within the group, with 1 being the highest and 3 being the lowest. Accordingly, the "Aa3" rating is the fourth-highest of Moody's 21 ratings categories. The short-term rating "P1" is the highest rating and shows superior ability for repayment of short-term debt obligations.

                      Fitch states that "AA" (Very Strong) rated insurance companies are viewed as possessing very strong capacity to meet policyholder and contract obligations. Risk factors are modest, and the impact of any adverse business and economic factors is expected to be very small. The "AA" rating category is the second-highest of eight financial strength rating categories, which range from "AAA" to "D." The symbol (+) or (-) may be appended to a rating to indicate the relative position of a credit within a rating category. These suffixes are not added to ratings in the "AAA" category or to ratings below the "CCC" category. Accordingly, the "AA-" rating is the fourth-highest of Fitch's 24 ratings categories.

                      A.M. Best, S&P, Moody's and Fitch review their ratings periodically and we cannot assure you that we will maintain our current ratings in the future. Other agencies may also rate our Company on a solicited or an unsolicited basis.

INVESTMENTS

OVERVIEW As of December 31, 2005, we had total cash, cash equivalents and invested assets of $7,234.9 million. As of December 31, 2005, we also had an additional $8,777.3 million held in our separate accounts, for which we do not bear investment risk. We manage our assets to meet diversification, credit quality, yield and liquidity requirements of our policy and contract liabilities by investing primarily in fixed maturities, including government, municipal and corporate bonds, mortgage-backed and other asset-backed securities and mortgage loans on commercial real estate. We also invest in other investments, including a small position in limited partnership and equity securities. In all cases, our investments are required to comply with restrictions imposed by applicable laws and insurance regulatory authorities.

                      The following table sets forth our cash, cash equivalents and invested assets as of the dates indicated:

                                                          December 31,
                                                 -------------------------------
                                                      2005            2004
                                                 --------------- ---------------
                                                 Carrying % of   Carrying % of
(Dollar amounts in millions)                      Value   Total   Value   Total
--------------------------------------------------------------------------------
Fixed-maturities, available-for-sale
  Public                                         $3,627.8  50.1% $4,706.7  53.0%
  Private                                         1,649.5  22.8%  2,294.5  25.8%
Commercial mortgage loans                         1,042.1  14.4%  1,207.7  13.6%
Other investments                                   389.9   5.4%    466.5   5.3%
Policy loans                                        158.3   2.2%    148.4   1.7%
Equity securities, available for sale                23.3   0.3%     26.8   0.3%
Cash and cash equivalents                           344.0   4.8%     26.4   0.3%
                                                 -------- ------ -------- ------
Total cash, cash equivalents and invested assets $7,234.9 100.0% $8,877.0 100.0%
--------------------------------------------------------------------------------

                      Our primary investment objective is to meet our obligations to policyholders and contractholders while increasing value to our stockholder by investing in a diversified high-quality portfolio, income producing securities and other assets. Our investment strategy seeks to optimize investment income without relying on realized investment gains. Our investment strategy focuses primarily on:

                         . minimizing interest rate risk through management of
                           asset durations relative to policyholder and contractholder obligations;

                         . selecting assets based on fundamental,
                           research-driven strategies;

                         . emphasizing fixed-interest, low-volatility assets;

                         . maintaining sufficient liquidity to meet unexpected
                           financial obligations;

                         . regularly evaluating our asset class mix and
                           pursuing additional investment classes; and

                         . continuously monitoring asset quality.

                      We are exposed to two primary sources of investment risk:

                         . credit risk, relating to the uncertainty associated
                           with the continued ability of a given issuer to make timely payments of principal and interest; and

                         . interest rate risk, relating to the market price and
                           cash flow variability associated with changes in market interest rates.

                      We manage credit risk by analyzing issuers, transaction structures and any associated collateral. We use sophisticated analytic techniques to monitor credit risk. For example, we continually measure the probability of credit default and estimated loss in the event of such a default, which may provide us with early notification of worsening credits. We also manage credit risk through industry and issuer diversification and asset allocation practices. For commercial mortgage loans, we manage credit risk through geographic, property type and product type diversification and asset allocation. We routinely review different issuers and sectors and conduct more formal quarterly portfolio reviews with our Investment Committee.

                      We mitigate interest rate risk through rigorous management of the relationship between the duration of our assets and the duration of our liabilities, seeking to minimize risk of loss in both rising and falling interest rate environments. For further information on our management of interest rate risk, see "Item 7A -- Quantitative and Qualitative Disclosures About Market Risk."

FIXED MATURITIES      Fixed maturities, which are classified as
                      available-for-sale, including tax-exempt bonds, consist principally of publicly traded and privately placed debt securities, and represented 72.9% and 78.9% of total cash and invested assets as of December 31, 2005 and 2004, respectively.

                      We invest in privately placed fixed maturities to increase diversification and obtain higher yields than can ordinarily be obtained with comparable public market securities. Generally, private placements provide us with protective covenants, call protection features and, where applicable, a higher level of collateral. However, our private placements are not freely transferable because of restrictions imposed by federal and state securities laws, the terms of the securities, and illiquid trading markets.

                      The Securities Valuation Office of the National Association of Insurance Commissioners ("NAIC") evaluates bond investments of U.S. insurers for regulatory reporting purposes and assigns securities to one of six investment categories called "NAIC designations". The NAIC designations parallel the credit ratings of the Nationally Recognized Statistical Rating Organizations for marketable bonds. NAIC designations 1 and 2 include bonds considered investment grade (rated "Baa3" or higher by Moody's, or rated "BBB-" or higher by S&P) by such rating organizations. NAIC designations 3 through 6 include bonds considered below investment grade (rated "Ba1" or lower by Moody's, or rated "BB+" or lower by S&P).

                      The following tables present our public, private and aggregate fixed maturities by NAIC and/or equivalent ratings of the Nationally Recognized Statistical Rating Organizations, as well as the percentage, based upon estimated fair value, that each designation comprises. Our non-U.S. fixed maturities generally are not rated by the NAIC and are shown based upon their equivalent rating of the Nationally Recognized Statistical Rating Organizations. Similarly, certain privately placed fixed maturities that are not rated by the Nationally Recognized Statistical Rating Organizations are shown based upon their NAIC designation. Certain securities, primarily non-U.S. securities, are not rated by the NAIC or the Nationally Recognized Statistical Rating Organizations and are so designated.

                                                   December 31,
                              -------------------------------------------------------
Public Fixed Maturities                  2005                        2004
-----------------------       --------------------------- ---------------------------
NAIC   Rating Agency
Rating Equivalent Designation
------ ----------------------
                              Amortized Estimated  % of   Amortized Estimated  % of
(Dollar amounts in millions)    Cost    Fair Value Total    Cost    Fair Value Total
-------------------------------------------------------------------------------------
  1      Aaa/Aa/A             $2,292.3   $2,292.6   63.2% $3,008.1   $3,046.6   64.7%
  2      Baa                   1,003.2    1,020.5   28.1%  1,210.5    1,258.8   26.7%
  3      Ba                      235.8      241.2    6.6%    287.9      305.2    6.5%
  4      B                        62.6       63.8    1.8%     78.6       77.8    1.7%
  5      Caa and lower             6.2        6.0    0.2%     16.3       13.5    0.3%
  6      In or near default        3.2        3.7    0.1%      4.1        4.8    0.1%
         Not rated                  --         --      --       --         --      --
                              --------   --------  ------ --------   --------  ------
         Total public fixed
         maturities           $3,603.3   $3,627.8  100.0% $4,605.5   $4,706.7  100.0%
-------------------------------------------------------------------------------------

                                                    December 31,
                              --------------------------------------------------------
Private Fixed Maturities                  2005                        2004
------------------------      ---------------------------  ---------------------------
NAIC   Rating Agency
Rating Equivalent Designation
------ ----------------------
                                                                     Estimated
                              Amortized Estimated   % of   Amortized    Fair    % of
(Dollar amounts in millions)    Cost    Fair Value  Total    Cost      Value    Total
--------------------------------------------------------------------------------------
  1    Aaa/Aa/A               $1,013.3   $1,005.3   61.0%  $  973.9   $  978.4   42.6%
  2    Baa                       568.7      578.4   35.1%   1,068.5    1,102.9   48.1%
  3    Ba                         53.6       55.0    3.3%     120.3      125.7    5.5%
  4    B                           7.1        6.9    0.4%      57.0       57.7    2.5%
  5    Caa and lower               3.3        3.5    0.2%      14.4       13.4    0.6%
  6    In or near default          0.4        0.4      --       3.0        3.0    0.1%
       Not rated                    --         --      --      13.2       13.4    0.6%
                              --------   --------  ------  --------   --------  ------
       Total private fixed
       maturities             $1,646.4   $1,649.5   100.0% $2,250.3   $2,294.5  100.0%
--------------------------------------------------------------------------------------

                                                    December 31,
                              --------------------------------------------------------
Total Fixed Maturities                    2005                        2004
----------------------        ---------------------------  ---------------------------
NAIC   Rating Agency
Rating Equivalent Designation
------ ----------------------
                              Amortized Estimated   % of   Amortized Estimated  % of
(Dollar amounts in millions)    Cost    Fair Value  Total    Cost    Fair Value Total
--------------------------------------------------------------------------------------
  1    Aaa/Aa/A               $3,305.6   $3,297.9   62.5%  $3,982.0   $4,025.0   57.5%
  2    Baa                     1,571.9    1,598.9   30.3%   2,279.0    2,361.7   33.7%
  3    Ba                        289.4      296.2    5.6%     408.2      430.9    6.2%
  4    B                          69.7       70.7    1.3%     135.6      135.5    1.9%
  5    Caa and lower               9.5        9.5    0.2%      30.7       26.9    0.4%
  6    In or near default          3.6        4.1    0.1%       7.1        7.8    0.1%
       Not rated                    --         --      --      13.2       13.4    0.2%
                              --------   --------  ------  --------   --------  ------
       Total fixed maturities $5,249.7   $5,277.3  100.0%  $6,855.8   $7,001.2  100.0%
--------------------------------------------------------------------------------------

                      Based upon estimated fair value, public fixed maturities represented 68.7% and 67.2% of total fixed maturities as of December 31, 2005 and 2004, respectively. Private fixed maturities represented 31.3% and 32.8% of total fixed maturities as of December 31, 2005 and 2004, respectively.

                      We diversify our fixed maturities by security sector. The following table sets forth the estimated fair value of our fixed maturities by sector as well as the percentage of the total fixed maturities holdings that each security sector comprised as of the dates indicated:

                                                December 31,
                                     -----------------------------------
                                           2005              2004
                                     ----------------- -----------------
                                     Estimated  % of   Estimated  % of
        (Dollar amounts in millions) Fair Value Total  Fair Value Total
        ----------------------------------------------------------------
        U.S. government and agencies  $   70.2    1.3%  $   52.4    0.7%
        State and municipal                 --      --       0.7      --
        Government -- Non U.S.           111.4    2.1%     105.4    1.5%
        U.S. corporate                 2,817.0   53.4%   4,040.6   57.7%
        Corporate -- Non-U.S.            460.2    8.7%     802.8   11.5%
        Mortgage-backed                  992.0   18.8%   1,319.7   18.9%
        Asset-backed                     826.5   15.7%     679.6    9.7%
                                      --------  ------  --------  ------
        Total fixed maturities        $5,277.3  100.0%  $7,001.2  100.0%
        ----------------------------------------------------------------

                      The following table sets forth the major industry types that comprise our corporate bond holdings, based primarily on industry codes established by Lehman Brothers, as well as the percentage of the total corporate bond holdings that each industry comprised as of the dates indicated:

                                                December 31,
                                     -----------------------------------
                                           2005              2004
                                     ----------------- -----------------
                                     Estimated  % of   Estimated  % of
       (Dollar amounts in millions)  Fair Value Total  Fair Value Total
       -----------------------------------------------------------------
       Finance and insurance          $1,001.4   30.6%  $1,712.6   35.4%
       Utilities and energy              567.7   17.3%     834.5   17.2%
       Consumer -- non cyclical          434.7   13.3%     587.1   12.1%
       Capital goods                     254.3    7.8%     367.7    7.6%
       Consumer -- cyclical              314.4    9.6%     363.6    7.5%
       Industrial                        196.1    6.0%     288.7    6.0%
       Technology and communications     165.0    5.0%     222.7    4.6%
       Transportation                    112.7    3.4%      92.1    1.9%
       Other                             230.9    7.0%     374.4    7.7%
                                      --------  ------  --------  ------
       Total                          $3,277.2  100.0%  $4,843.4  100.0%
       -----------------------------------------------------------------

                      We diversify our corporate bond holdings by industry and issuer. The portfolio does not have significant exposure to any single issuer. As of December 31, 2005, our combined corporate bond holdings in the ten issuers to which we had the greatest exposure was $438.4 million which was approximately 6.1% of our total cash and invested assets as of December 31, 2005. The exposure to the largest single issuer of corporate bonds held as of December 31, 2005 was $63.2 million, which was less than 1.0% of our total cash and invested assets as of such date.

COMMERCIAL MORTGAGE   Our commercial mortgage loans are collateralized by
LOANS                 commercial properties, including multifamily residential
                      buildings. The carrying value of commercial mortgage loans is stated at original cost net of prepayments, amortization and allowance for loan losses.

                      We diversify our commercial mortgage loans by both property type and geographic region. The following table sets forth the distribution across property type and geographic region for commercial mortgage loans as of the dates indicated:

                                                December 31,
                             ---------------------------------------------------
Property Type                          2005                      2004
-------------                ------------------------- -------------------------
(Dollar amounts in millions) Carrying Value % of Total Carrying Value % of Total
--------------------------------------------------------------------------------
     Office                     $  346.8       33.3%      $  356.1       29.5%
     Industrial                    353.7       33.9%         386.2       32.0%
     Retail                        233.5       22.4%         335.9       27.8%
     Apartments                     91.5        8.8%         105.6        8.7%
     Mixed use/other                16.6        1.6%          23.9        2.0%
                                --------      ------      --------      ------
     Total                      $1,042.1      100.0%      $1,207.7      100.0%
--------------------------------------------------------------------------------

                                                December 31,
                             ---------------------------------------------------
Geographic Region                      2005                      2004
-----------------            ------------------------- -------------------------
(Dollar amounts in millions) Carrying Value % of Total Carrying Value % of Total
--------------------------------------------------------------------------------
     Pacific                    $  299.4       28.7%      $  332.8       27.6%
     South Atlantic                190.1       18.2%         255.3       21.1%
     Middle Atlantic               115.5       11.1%         129.3       10.7%
     East North Central            204.0       19.6%         215.1       17.8%
     Mountain                       97.8        9.4%         101.4        8.4%
     West South Central             38.6        3.7%          65.8        5.4%
     West North Central             48.1        4.6%          52.0        4.3%
     East South Central             17.3        1.7%          15.4        1.3%
     New England                    31.3        3.0%          40.6        3.4%
                                --------      ------      --------      ------
     Total                      $1,042.1      100.0%      $1,207.7      100.0%
--------------------------------------------------------------------------------

                      The following table sets forth the distribution of our commercial mortgage loans by loan size as of the dates indicated:

                                                      December 31,
                              -------------------------------------------------------------
                                           2005                           2004
                              ------------------------------ ------------------------------
                              Number of Principal            Number of Principal
(Dollar amounts in millions)    Loans    Balance  % of Total   Loans    Balance  % of Total
-------------------------------------------------------------------------------------------
Under $5 million                 276    $  562.1     53.8%      287    $  585.8     48.1%
$5 million but less than $10
 million                          31       198.2     18.9%       40       268.8     22.1%
$10 million but less than $20
 million                          11       164.6     15.7%       11       157.6     13.0%
$20 million but less than $30
 million                           2        43.4      4.2%        2        45.1      3.7%
More than $30 million              2        77.1      7.4%        4       159.4     13.1%
                                 ---    --------    ------      ---    --------    ------
Total                            322    $1,045.4    100.0%      344    $1,216.7    100.0%
-------------------------------------------------------------------------------------------

                      The following table sets forth the scheduled maturities for our commercial mortgage loans as of the date indicated:

                                                December 31, 2005
                                            -------------------------
           (Dollar amounts in millions)     Carrying Value % of Total
           ----------------------------------------------------------
           Due in 1 year or less               $    8.1        0.8%
           Due after 1 year through 2 years        36.8        3.5%
           Due after 2 year through 3 years         8.9        0.9%
           Due after 3 year through 4 years        12.9        1.2%
           Due after 4 year through 5 years        47.3        4.5%
           Due after 5 years                      928.1       89.1%
                                               --------      ------
           Total                               $1,042.1      100.0%
           ----------------------------------------------------------

                      We monitor our commercial mortgage loans on a continual basis. These reviews include an analysis of the property, its financial statements, the relevant market and tenant creditworthiness. Through this monitoring process, we review loans that are restructured, delinquent or under foreclosure and identify those that management considers to be potentially delinquent.

                      The following table sets forth the changes in allowance for losses on mortgage loans as of the dates indicated:

                                                       As of or for
                                                         the years
                                                           ended
                                                       December 31,
                                                       ------------
            (Dollar amounts in millions)                2005   2004
            --------------------------------------------------------
            Balance, beginning of period               $10.4  $10.4
            Provision charged (released) to operations  (4.6)   1.0
            Transfers                                     --   (0.6)
            Amounts written off, net of recoveries      (1.5)  (0.4)
                                                       -----  -----
            Balance, end of period                     $ 4.3  $10.4
            --------------------------------------------------------


                      During 2005, we adjusted our process for estimating credit losses in our commercial mortgage loan portfolio. As a result of this adjustment, we released $4.6 million of commercial mortgage loan reserves to net investment income in the fourth quarter of 2005.


EQUITY SECURITIES     Our equity securities, which are classified as
                      available-for-sale, primarily consist of mutual funds and retained interests in our securitization transactions. We had equity securities of $23.3 million and $26.8 million as of December 31, 2005 and 2004, respectively.

OTHER INVESTMENTS     The following table sets forth the carrying values of our
                      other investments as of the dates indicated:

                                                    December 31,
                                 ---------------------------------------------------
                                           2005                      2004
                                 ------------------------- -------------------------
(Dollar amounts in millions)     Carrying Value % of Total Carrying Value % of Total
------------------------------------------------------------------------------------
Restricted other invested assets     $332.0        85.2%       $   --         -- %
Securities lending                       --           --        406.9        87.2%
Limited partnerships                   48.6        12.4%         53.0        11.4%
Other investments                       9.3         2.4%          6.6         1.4%
                                     ------       ------       ------       ------
Total                                $389.9       100.0%       $466.5       100.0%
------------------------------------------------------------------------------------

                      On August 19, 2005, we transferred approximately $344.6 million of investment securities to an affiliated special purpose entity ("SPE"), whose sole purpose is to securitize these investment securities and issue secured notes (the "Secured Notes") to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. However, we are entitled to principal and interest payments made on the Secured Notes we hold. Under U.S. GAAP, the transaction is accounted for as a secured borrowing. Accordingly, the Secured Notes are included within our consolidated financial statements as available-for-sale fixed maturities and the liability equal to the proceeds received upon transfer has been included in Other Liabilities. Additionally, the investment securities transferred are included in Other Invested Assets and are shown as restricted assets.

                      We participated in a securities lending program whereby blocks of securities included in our portfolio were loaned primarily to major brokerage firms. We require a minimum of 102% of the fair value of the loaned securities to be separately maintained as collateral for the loans. As of December 31, 2005, we are not participating in the securities lending program.

                      The limited partnerships primarily represent interests in pooled investment funds that make private equity investments in U.S. and non-U.S. companies. Other investments are primarily swaps, options and strategic equity investments.

Regulation

Our Businesses are Subject to Extensive Regulation and Supervision.

GENERAL
                      Our insurance operations are subject to a wide variety of laws and regulations. State insurance laws regulate most aspects of our business, and we are regulated by the insurance department of the state in which we are domiciled and states where we are licensed to transact business. We and our insurance products also are affected by U.S. federal, state and local tax laws. Insurance products that constitute "securities," such as variable annuities and variable life insurance policies, also are subject to U.S. federal and state securities laws and regulations. The SEC, the National Association of Securities Dealers ("NASD"), as well as the insurance departments of the states in which we are licensed, regulate and supervise these products.

                      The purpose of the laws and regulations affecting our insurance and securities businesses is primarily to protect our customers. Many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations.

                      In addition, insurance and securities regulatory authorities (including state law enforcement agencies and attorneys general) increasingly make inquiries regarding compliance by us with insurance, securities and other laws and regulations regarding the conduct of our insurance business and insurance products which are also regulated as securities products. We cooperate with such inquiries and take corrective action when warranted.

                      Some of our customers and independent sales intermediaries also operate in regulated environments. Changes in the regulations that affect their operations also may affect our business relationships with them and their ability to purchase or to distribute our products.

INSURANCE
REGULATION
                      We are licensed and regulated in all jurisdictions in which we conduct insurance business. The extent of this regulation varies, but most jurisdictions have laws and regulations governing the financial condition of insurers, including standards of solvency, types and concentration of investments, establishment and maintenance of reserves, credit for reinsurance and requirements of capital adequacy, and the business conduct of insurers, including marketing and sales practices and claims handling. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and related materials and the approval of rates for certain lines of insurance.

                      The types of insurance laws and regulations applicable to us are described below.

INSURANCE HOLDING     All jurisdictions in which we conduct insurance business
COMPANY REGULATION    have enacted legislation that requires each insurance
                      company in a holding company system, except captive insurance companies, to register with the insurance regulatory authority of its jurisdiction of domicile and to furnish that regulatory authority financial and other information concerning the operations of, and the interrelationships and transactions among, companies within its holding company system that may materially affect the operations, management or financial condition of the insurers within that system. These laws and regulations also regulate transactions between insurance companies and their parents and affiliates. Generally, these laws and regulations require that all transactions within a holding company system between an insurer and its affiliates be fair and reasonable and that the insurer's statutory surplus following any transaction with an affiliate be both reasonable in relation to its outstanding liabilities and adequate to its financial needs. Statutory surplus is the excess of admitted assets over the sum of statutory liabilities and capital. For certain types of agreements and transactions between an insurer and its affiliates, these laws and regulations require prior notification to, and non-disapproval or approval by, the insurance regulatory authority of the insurer's jurisdiction of domicile.

POLICY FORMS          Our policy forms are subject to regulation in every
                      jurisdiction in which we are licensed to transact insurance business. In most jurisdictions, policy forms must be filed prior to, or concurrent with, their use. In some jurisdictions, forms may also need to be approved or declared effective by the appropriate regulator prior to use.

MARKET CONDUCT        The laws and regulations of jurisdictions include
REGULATION            numerous provisions governing the marketplace activities
                      of insurers, including provisions governing the form and content of disclosure to consumers, product illustrations, advertising, product replacement, sales and underwriting practices, complaint handling and claims handling. Regulatory authorities generally enforce these provisions through periodic market conduct examinations.

STATUTORY             As part of their regulatory oversight process, insurance
EXAMINATIONS          departments conduct periodic detailed examinations of the
                      books, records, accounts and business practices of insurers which conduct business in their jurisdictions.
                      These examinations generally are conducted in cooperation with the insurance departments of two or three other states or jurisdictions, representing each of the NAIC zones, under guidelines promulgated by the NAIC. In the three-year period ended December 31, 2005, we have not received any material adverse findings resulting from any insurance department examinations.

                      Most of the jurisdictions in which we are licensed to
GUARANTY ASSOCIATIONS transact business require life insurers doing business
AND SIMILAR           within the jurisdiction to participate in guaranty
ARRANGEMENTS          associations, which are organized to pay contractual
                      benefits owed pursuant to insurance policies of insurers who become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular jurisdiction on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets. Aggregate assessments levied against us were not material to our financial statements.

POLICY AND CONTRACT   Under the laws and regulations of the Commonwealth of
RESERVE SUFFICIENCY   Virginia, we are required to conduct annual analyses of
ANALYSIS              the sufficiency of our life and health insurance and
                      annuity statutory reserves. In addition, other jurisdictions in which we are licensed may have certain reserve requirements that differ from those of our domiciliary jurisdiction. In each case, a qualified actuary must submit an opinion that states that the aggregate statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided, the affected insurer must set up additional reserves by moving funds from surplus.
                      We submit these opinions annually to applicable insurance regulatory authorities.

SURPLUS AND CAPITAL   Insurance regulators have the discretionary authority, in
REQUIREMENTS          connection with the ongoing licensing of our Company, to
                      limit or prohibit the ability of an insurer to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Insurance regulators may also limit the ability of an insurer to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year. We do not believe that the current or anticipated levels of our statutory surplus present a material risk that any such regulator would limit the amount of new policies that we may issue.

RISK-BASED CAPITAL    The NAIC has established risk-based capital standards for
                      our Company as well as a model act with the intention that these standards be applied at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based upon four categories of risk: asset risk, insurance risk, interest rate risk and business risk. For each category, the capital requirement is determined by applying factors to various asset, premium and reserve items, with the factor being higher for those items with greater underlying risk and lower for less risky items. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

                      If an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the level. These actions range from requiring the insurer to propose actions to correct the capital deficiency to placing the insurer under regulatory control. As of December 31, 2005, our risk-based capital exceeded the level of risk-based capital that would require us to take or become subject to any corrective action.

STATUTORY ACCOUNTING  Statutory accounting principles ("SAP") is a basis of
PRINCIPLES            accounting developed by insurance regulators to monitor
                      and regulate the solvency of insurance companies. In developing SAP, insurance regulators were primarily concerned with assuring an insurer's ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer's domiciliary jurisdiction. Uniform statutory accounting practices are established by the NAIC and generally adopted by regulators in the various jurisdictions in which we conduct business. These accounting principles and related regulations determine, among other things, the amounts we may pay as dividends.

                      U.S. GAAP is designed to measure a business on a going-concern basis. It gives consideration to matching of revenue and expenses and, as a result, certain expenses are capitalized when incurred and then amortized over the life of the associated policies. The valuation of assets and liabilities under U.S. GAAP is based in part upon best estimate assumptions made by the insurer. Stockholders' equity represents both amounts currently available and amounts expected to emerge over the life of the business. As a result, the values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are materially different from those reflected in financial statements prepared under SAP.

REGULATION OF         We are subject to laws and regulations that require
INVESTMENTS           diversification of our investment portfolio and limit the
                      amount of our investments in certain asset categories, such as below investment grade fixed maturities, equity real estate, other equity investments and derivatives.
                      Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus, and, in some instances, would require divestiture of such noncomplying investments. We believe our investments comply with these laws and regulations.

FEDERAL REGULATION    Our variable life insurance and variable annuity products
                      generally are "securities" within the meaning of federal securities laws and regulations. As a result, most of our variable annuity products and all of our variable life insurance products are registered under the Securities
                      Act of 1933 and are subject to regulation by the SEC.
                      These
                      products are sold by broker/dealers of member firms of the NASD, and the NASD, along with the SEC, regulates the sales and marketing activities with respect to these products. Federal and state securities regulation similar to that discussed below under "Other Laws and Regulations
                      -- Securities regulation" affect investment advice and sales and related activities with respect to these products. In addition, although the federal government does not comprehensively regulate the business of insurance, federal legislation and administrative policies in several other areas, including taxation, financial services regulation and pension and welfare benefits regulation, can also significantly affect the insurance industry.

FEDERAL INITIATIVES   Although the federal government generally does not
                      directly regulate the insurance business, federal initiatives often and increasingly have an impact on the business in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business, including limitations on antitrust immunity, tax incentives for lifetime annuity payouts, simplification bills affecting tax-advantaged or tax-exempt savings and retirement vehicles, and proposals to modify or make permanent the estate tax repeal enacted in 2001. In addition, various forms of direct federal regulation of insurance have been proposed in recent years. We cannot predict whether any such proposals will be adopted, or what impact, if any, such proposals or, if adopted, such laws may have on our business, financial condition or results of operation.

CHANGES IN TAX LAWS   Changes in tax laws could make some of our products less
                      attractive to consumers. For example, the gradual repeal of the federal estate tax, begun in 2001, is continuing to be phased in through 2010. The repeal and continuing uncertainty created by the repeal of the federal estate tax has resulted in reduced sales, and could continue to adversely affect sales and surrenders, of some of our estate planning products, including survivorship/second-to-die life insurance policies. In
                      May 2003, the Jobs and Growth Tax Relief Reconciliation
                      Act of 2003 was signed into law to lower the federal income tax rate on capital gains and certain ordinary dividends. This reduction may provide an incentive for certain of our customers and potential customers to shift assets into mutual funds and away from our products, including annuities, that are designed to defer taxes payable on investment returns. On the other hand, individual income tax rates are scheduled to revert to previous levels in 2010, and that could have a positive influence on the interest of investors in our products.
                      Similarly, the 2008 expiration of favorable income tax rates for dividend income could increase interest in our products.

OTHER LAWS AND
REGULATIONS

SECURITIES REGULATION Certain of our policies and contracts offered are subject to various levels of regulation under the federal securities laws regulated by the SEC. Some of our variable annuity contracts and all of our variable life insurance policy separate accounts are registered under the Investment Company Act of 1940. Some of our variable annuity contracts and all of our variable life insurance policies are registered under the Securities Act of 1933.

                      These laws and regulations are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. In such event, the possible sanctions that may be imposed include suspension of individual employees, limitations on the activities in which an investment adviser or broker/dealer may engage, suspension or revocation of an investment adviser or broker/dealer registration, censure or fines. We may also be subject to similar laws and regulations in the states in which we offer the products described above or conduct other securities-related activities.

                      We also serve as the depositor for variable annuity contracts and other debt securities that rely on certain exemptions from registration under the Investment Company Act of 1940 and the Securities Act of 1933. Nevertheless, certain provisions of the Investment Company Act of 1940 and the Securities Act of 1933 may apply to these products issued under certain circumstances.

                      The Investment Company Act of 1940, the Securities Exchange Act of 1934 and the Securities Act of 1933, including the rules and regulations promulgated thereunder, are subject to change, which may affect us and any products we issue.

ENVIRONMENTAL         As an owner and operator of real property, we are subject
CONSIDERATIONS        to extensive U.S. federal and state environmental laws
                      and regulations. Potential environmental liabilities and costs in connection with any required remediation of such properties also is an inherent risk in property ownership and operation. In addition, we hold equity interests in companies and have made loans secured by properties that could potentially be subject to environmental liabilities. We routinely have environmental assessments performed with respect to real estate being acquired for investment and real property to be acquired through foreclosure. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based upon information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any remediation of such properties will not have a material adverse effect on our business, financial condition or results of operations.

ERISA CONSIDERATIONS  We provide certain products and services to certain employee benefit plans that are subject to ERISA or the Internal Revenue Code. As such, our activities are subject to the restrictions imposed by ERISA and the Internal Revenue Code, including the requirement under ERISA that fiduciaries must perform their duties solely in the interests of ERISA plan participants and beneficiaries and the requirement under ERISA and the Internal Revenue Code that fiduciaries may not cause a covered plan to engage in certain prohibited transactions with persons who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Internal Revenue Code are subject to enforcement by the U.S. Department of Labor, the IRS and the Pension Benefit Guaranty Corporation.

USA PATRIOT ACT       The USA Patriot Act of 2001 ("the Patriot Act") enacted
                      in response to the terrorist attacks on September 11, 2001, contains anti-money laundering and financial transparency laws and mandates the implementation of various new regulations applicable to broker/dealers and other financial services companies including insurance companies. The Patriot Act seeks to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. Anti-money laundering laws outside of the U.S. contain similar provisions. The increased obligations of financial institutions to identify their customers, watch for and report suspicious transactions, respond to requests for information by regulatory authorities and law enforcement agencies, and share information with other financial institutions, require the implementation and maintenance of internal practices, procedures and controls. We believe that we have implemented, and that we maintain, appropriate internal practices, procedures and controls to enable us to comply with the provisions of the Patriot
                      Act. Certain additional requirements will be applicable under the Patriot Act in May of 2006, and we will comply with those new provisions as they become applicable.

PRIVACY OF CONSUMER   U.S. federal and state laws and regulations require
INFORMATION           financial institutions, including insurance companies, to
                      protect the security and confidentiality of consumer financial information and to notify consumers about their policies and practices relating to their collection and disclosure of consumer information and their policies relating to protecting the security and confidentiality of that information. Similarly, federal and state laws and regulations also govern the disclosure and security of consumer health information. In particular, regulations promulgated by the U.S. Department of Health and Human Services regulate the disclosure and use of protected health information by health insurers and others, the physical and procedural safeguards employed to protect the security of that information and the electronic transmission of such information. Congress and state legislatures are expected to consider additional legislation relating to privacy and other aspects of consumer information.

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Risk Factors


RISKS RELATING TO
OUR BUSINESSES
                      Interest rate fluctuations could adversely affect our business and profitability.

                      Our insurance and investment products are sensitive to interest rate fluctuations and expose us to the risk that falling interest rates will reduce our "spread," or the difference between the returns we earn on the investments that support our obligations under these products and the amounts that we must pay policyholders and contractholders. Because we may reduce the interest rates we credit on most of these products only at limited, pre-established intervals, and because some of them have guaranteed minimum crediting rates, declines in interest rates may adversely affect the profitability of those products.

                      During periods of increasing market interest rates, we may offer higher crediting rates on interest-sensitive products, such as universal life insurance and fixed annuities, and we may increase crediting rates on in-force products to keep these products competitive. In addition, rapidly rising market interest rates may cause increased policy surrenders, withdrawals from annuity contracts and requests for policy loans, as policyholders and contractholders shift assets into higher yielding investments. Increases in crediting rates, as well as surrenders and withdrawals, could have an adverse effect on our financial condition and results of operations.

                      Interest rate fluctuations also could have an adverse effect on the results of our investment portfolio. During periods of declining market interest rates, the interest we receive on variable interest rate investments decreases. In addition, during those periods, we are forced to reinvest the cash we receive as interest or return of principal on our investments in lower-yielding high-grade instruments or in lower-credit instruments to maintain comparable returns. Issuers of fixed-income securities also may decide to prepay their obligations in order to borrow at lower market rates, which exacerbates the risk that we may have to invest the cash proceeds of these securities in lower-yielding or lower-credit instruments. Declining interest rates from 2003 to 2004 contributed to a decrease in our weighted average investment yield from 4.6% for the year ended
                      December 31, 2003 to 4.5% for the year ended December 31, 2004. Our weighted average investment yield increased to 5.3% for the year ended December 31, 2005.

                      Downturns and volatility in equity markets could adversely affect our business and profitability.

                      Significant downturns and volatility in equity markets could have an adverse effect on our financial condition and results of operations in two principal ways. First, market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, that have returns linked to the performance of the equity markets and may cause some existing customers to withdraw cash values or reduce investments in those products.

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                      Second, downturns and volatility in equity markets can
                      have an adverse effect on the revenues and returns from our separate accounts. Because these products and services depend on fees related primarily to the value of assets under management, a decline in the equity markets could reduce our revenues by reducing the value of the investment assets we manage. In addition, some of our variable annuity products contain guaranteed minimum death benefits and guaranteed minimum income payments tied to the investment performance of the assets held within the variable annuity. A significant market decline could result in declines in account values which could increase our payments under guaranteed minimum death benefits and certain income payments in connection with variable annuities, which could have an adverse effect on our financial condition and results of operations.

                      Defaults in our fixed-income securities and commercial mortgage loan portfolio may reduce our earnings.

                      Issuers of the fixed-income securities and commercial mortgage loans that we own may default on principal and interest payments. An economic downturn or a variety of other factors could cause declines in the value of our fixed maturities portfolio and cause our net earnings to decline.

                      A downgrade or a potential downgrade in our financial strength or credit ratings could result in a loss of business and adversely affect our financial condition and results of operations.

                      Financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in our products, the ability to market our products and our competitive position. We currently have financial strength ratings of "AA-" (Very Strong) from S&P and Fitch and "Aa3" (Excellent) from Moody's. The "AA-" rating is the fourth-highest of S&P's 20 ratings categories. The "Aa3" rating is the fourth-highest of Moody's 21 ratings categories. The "AA-" rating is the fourth-highest of Fitch's 24 ratings categories.

                      A downgrade in our financial strength ratings, or the announced potential for a downgrade, could have a significant adverse effect on our financial condition and results of operations in many ways, including:

                         . reducing new sales of insurance products, annuities
                           and other investment products;

                         . adversely affecting our relationships with
                           independent sales intermediaries and our dedicated sales specialists;

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                         . materially increasing the number or amount of policy
                           surrenders and withdrawals by contractholders and policyholders;

                         . requiring us to reduce prices for many of our
                           products and services to remain competitive; and

                         . adversely affecting our ability to obtain
                           reinsurance or obtain reasonable pricing on reinsurance.

                      In addition to our financial strength ratings, ratings agencies also publish our credit ratings. The credit ratings have an impact on the interest rates we pay on the money we borrow. Therefore, a downgrade in our credit ratings could increase our cost of borrowing and have an adverse effect on our financial condition and results of operations.

                      Our ratings are not evaluations directed to the protection of policyholders and contractholders.

                      Our ratings described under "-- Financial Strength Ratings" reflect each rating agency's current opinion of our financial strength, operating performance and ability to meet obligations to policyholders and contractholders. These factors are of concern to policyholders, contractholders, agents, sales intermediaries and lenders. In addition, the standards used by rating agencies in determining financial strength are different from capital requirements set by state insurance regulators. We may need to take actions in response to changing standards set by any of the rating agencies, as well as statutory capital requirements, which could cause our business and operations to suffer.

                      If our reserves for future policy claims are inadequate, we may be required to increase our reserve liabilities, which could adversely affect our results of operations and financial condition.

                      We calculate and maintain reserves for estimated future payments of claims to our policyholders and contractholders in accordance with U.S. GAAP. We release these reserves as those future obligations are extinguished. The reserves we establish reflect estimates and actuarial assumptions with regard to our future experience. These estimates and actuarial assumptions involve the exercise of significant judgment. Our future financial results depend significantly upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including economic and social conditions, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, we cannot determine with precision the ultimate amounts we will pay for actual claims or the timing of those payments.

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                      We continually monitor our reserves. If we conclude that
                      our reserves are insufficient to cover actual or expected policy and contract benefits and claims payments, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could adversely affect our results of operations and financial condition.

                      Some of our investments are relatively illiquid.

                      Our investments in privately placed fixed maturities, commercial mortgage loans, policy loans, limited partnership interests and restricted other invested assets are relatively illiquid. These asset classes represented 44.7% of the carrying value of our total cash and invested assets as of December 31, 2005. If we require significant amounts of cash on short notice in excess of our normal cash requirements, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both. If an unexpected number of contractholders exercise their right to early termination and we are unable to access other liquidity sources, we may have to liquidate assets quickly. Our inability to quickly dispose of illiquid investments could have an adverse effect on our financial condition and results of operations.

                      Intense competition could negatively affect our ability to maintain or increase our market share and profitability.

                      Our businesses are subject to intense competition. We believe the principal competitive factors in the sale of our products are product features, price, commission structure, marketing and distribution arrangements, brand, reputation, financial strength ratings and service.

                      Many other companies actively compete for sales in our Retirement Income and Investments and Protection markets, including other major insurers, banks, other financial institutions, mutual fund and money asset management firms and specialty providers.

                      In many of our product lines, we face competition from competitors that have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have lower profitability expectations or have higher financial strength ratings than we do. Many competitors offer similar products and use similar distribution channels. The substantial expansion of banks' and insurance companies' distribution capacities and expansion of product features in recent years have intensified pressure on margins and production levels and have increased the level of competition in many of our business lines. In addition, in recent years, banks, insurance companies and other financial services companies, many of

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                      which offer products similar to ours and use similar
                      distribution channels, have consolidated. Further consolidation among banks, insurance companies and other financial services companies could have an adverse effect on our financial condition and results of operations if the surviving entity requires more favorable terms than we had previously been offering to one or more of the combined companies or if it elects not to continue to do business with us following the consolidation.

                      We may be unable to attract and retain independent sales intermediaries and dedicated sales specialists.

                      We distribute our products through financial intermediaries, independent producers and dedicated sales specialists. We compete with other financial institutions to attract and retain commercial relationships in each of these channels, and our success in competing for sales through these sales intermediaries depends upon factors such as the amount of sales commissions and fees we pay, the variety of our product offerings, the strength of our brand, our perceived stability and our financial strength ratings, the marketing and services we provide to them and the strength of the relationships we maintain with individuals at those firms. From time to time, due to competitive forces, we have experienced unusually high attrition in particular sales channels for specific products. An inability to recruit productive independent sales intermediaries and dedicated sales specialists, or our inability to retain strong relationships with the individual agents at our independent sales intermediaries, could have an adverse effect on our financial condition and results of operations.

                      If the counterparties to our reinsurance arrangements or to the derivative instruments we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could adversely affect our financial condition and results of operations.

                      We use reinsurance and derivative instruments to mitigate our risks in various circumstances. Reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear credit risk with respect to our reinsurers. We cannot assure you that our reinsurers will pay the reinsurance recoverable owed to us now or in the future or that they will pay these recoverables on a timely basis. A reinsurer's insolvency, inability or unwillingness to make payments under the terms of its reinsurance agreement with us could have an adverse effect on our financial condition and results of operations.

                      Prior to the completion of Genworth's IPO, we ceded to UFLIC effective as of January 1, 2004, policy obligations under our structured settlement contracts, which had reserves of $0.3 billion, and our variable annuity contracts which had general account reserves of $2.5 billion and separate account reserves of $7.6 billion, in each case as of

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                      December 31, 2003. These contracts represent
                      substantially all of our contracts, excluding the Retirement Answer product that was not reinsured, that were in force as of December 31, 2003 for these products. UFLIC has established trust accounts for our benefit to secure its obligations under the reinsurance arrangements, and General Electric Capital Corporation ("GE Capital"), an indirect subsidiary of GE, has agreed to maintain UFLIC's risk-based capital above a specified minimum level. If UFLIC becomes insolvent notwithstanding this agreement, and the amounts in the trust accounts are insufficient to pay UFLIC's obligations to us, our financial condition and results of operations could be materially adversely affected.

                      In addition, we may use derivative instruments to hedge various business risks. We may enter into a variety of derivative instruments, including options, forwards, interest rate and currency swaps and options to enter into interest rate and currency swaps with a number of counterparties. If our counterparties fail or refuse to honor their obligations under the derivative instruments, our hedges of the related risk will be ineffective. Such failure could have an adverse effect on our financial condition and results of operations.

                      We are heavily regulated, and changes in regulation may reduce our profitability and limit our growth.

                      As an insurance company, we are subject to a wide variety of laws and regulations. State insurance laws regulate most aspects of our insurance business, and we are regulated by the insurance department of the state in which we are domiciled and the states in which we are licensed.

                      State laws grant insurance regulatory authorities broad administrative powers with respect to, among other things:

                         . licensing companies and agents to transact business;

                         . calculating the value of assets to determine
                           compliance with statutory requirements;

                         . mandating certain insurance benefits;

                         . regulating certain premium rates;

                         . reviewing and approving policy forms;

                         . regulating unfair trade and claims practices,
                           including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

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                         . establishing statutory capital and reserve
                           requirements and solvency standards;

                         . fixing maximum interest rates on insurance policy
                           loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

                         . approving changes in control of insurance companies;
                           and

                         . regulating the types, amounts and valuation of
                           investments.

                      State insurance regulators and the NAIC regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and thus could have an adverse effect on our financial condition and results of operations.

                      In December 2004, the NAIC approved amendments to the NAIC's model Producer Licensing Act. The amendments contain new disclosure requirements for producers regarding compensation arrangements. The NAIC amendments would require producers to disclose to customers, in certain circumstances, information concerning compensation arrangements. Certain states have adopted these or similar amendments, and legislation or regulation adopting such amendments has been proposed in other states. The NAIC also directed its Executive Task Force on Broker Activities to give further consideration to the development of additional requirements for recognition of a fiduciary responsibility on the part of producers, disclosure of all quotes received by a broker and disclosures relating to reinsurance arrangements between insurers and reinsurance companies affiliated with a producer. We cannot predict the effect that the NAIC's recent compensation disclosure amendments or anticipated future activities in this area, at the NAIC or state level, will have on influencing future legal actions, changes to business practices or regulatory requirements applicable to us.

                      Currently, the U.S. federal government does not regulate directly the business of insurance. However, federal legislation and administrative policies in several areas can significantly and adversely affect insurance companies. These areas include financial services regulation, securities regulation, pension regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct federal regulation of insurance have been proposed. These proposals include "The State Modernization and Regulatory Transparency Act," which would maintain state-based regulation of insurance but would affect state regulation of certain aspects of the business of insurance including rates, agent and company licensing, and market conduct examinations. We cannot predict whether this or other proposals will be adopted, or

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                      what impact, if any, such proposals or, if enacted, such
                      laws may have on our business, financial condition or results of operation.

                      Many of our customers and independent sales intermediaries also operate in regulated environments. Changes in the regulations that affect their operations also may affect our business relationships with them and their ability to purchase or to distribute our products. Accordingly, these changes could have an adverse effect on our financial condition and results of operation.

                      Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may increase materially our direct and indirect compliance and other expenses of doing business, thus having an adverse effect on our financial condition and results of operations.

                      Legal and regulatory investigations and actions are increasingly common in the insurance business and may result in financial losses and harm our reputation.

                      We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. We are or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. We are also subject to litigation arising out of our general business activities such as our contractual relationships. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state, federal and international regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

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                      Recently, the insurance industry has become the focus of
                      increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. In this regard, in May 2005, we received a subpoena from the Northeast Regional Office of the SEC, requiring the production of documents related to "certain loss mitigation insurance products," such as finite risk reinsurance. We responded to the SEC's subpoena in June and July 2005. In June 2005, GE received a subpoena from the United States Attorney's Office for the Southern District of New York, also on the same general subject. In the subpoena, GE is defined as including, among other things, its subsidiaries and affiliates. We cooperated with GE in connection with GE's response to the subpoena.

                      We cannot assure you that the current investigations and proceedings will not have a material adverse effect on our business, financial condition or results of operations. It is also possible that related investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed or enforcement actions initiated against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operation.

                      We have significant operations in India that could be adversely affected by changes in the political or economic stability of India or government policies in India or the U.S.

                      Through an arrangement with an outsourcing provider, we have a substantial team of professionals in India who provide a variety of services to us, including customer service, transaction processing, and functional support including finance, investment research, actuarial, risk and marketing. A significant change in India's economic liberalization and deregulation policies could adversely affect business and economic conditions in India generally and our business in particular.

                      The political or regulatory climate in the U.S. or elsewhere also could change so that it would not be practical or legal for us to use international operations centers, such as call centers. For example, changes in privacy regulations, or more stringent interpretation or enforcement of these regulations, could require us to curtail our use of low-cost operations in India to service our businesses, which could reduce the cost benefits we currently realize from using these operations.

                      Our computer systems may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

                      Our business is highly dependent upon the uninterrupted operation of our computer systems. We rely on these systems throughout our business for a variety of functions,

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                      including processing claims and applications, providing
                      information to customers and distributors, performing actuarial analyses and maintaining financial records. Despite the implementation of security measures, our computer systems may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

                      We retain confidential information in our computer systems, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our computer systems could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. In addition, an increasing number of states and foreign countries require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

                      The occurrence of natural or man-made disasters or a disease pandemic could adversely affect our financial condition and results of operation.

                      We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, floods and tornadoes, man-made disasters, including acts of terrorism and military actions and disease pandemics (such as could arise from the avian flu). For example, a natural or man-made disaster or a disease pandemic could lead to unexpected changes in persistency rates as policyholders and contractholders who are affected by the disaster may be unable to meet their contractual obligations, such as payment of premiums on our insurance policies and deposits into our investment products. They could also significantly increase our mortality and morbidity experience above the assumptions we used in pricing our insurance and investment products. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster or a disease pandemic could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters or a disease pandemic also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations.

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                      A natural or man-made disaster or a disease pandemic also
                      could disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us. For example, a natural or man-made disaster or a disease pandemic could lead to increased reinsurance prices and potentially cause us to retain more risk than we otherwise would retain if we were able to obtain reinsurance at lower prices. In addition, a disaster or a disease pandemic could adversely affect the value of the assets in our investment portfolio if it affects companies' ability to pay principal or interest on their securities. See "-- We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts".

                      We may face losses if mortality rates differ significantly from our pricing expectations.

                      We set prices for our insurance and some annuity products based upon expected claims and payment patterns, using assumptions for, among other things, mortality rates, or likelihood of death, of our policyholders and contractholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if mortality rates are lower than our pricing assumptions, we could be required to make greater payments under annuity contracts than we had projected. Conversely, if mortality rates are higher than our pricing assumptions, we could be required to make greater payments under our life insurance policies and annuity contracts with guaranteed minimum death benefits than we had projected.

                      We may be required to accelerate the amortization of deferred acquisition costs and the present value of future profits, which would increase our expenses and reduce profitability.

                      Deferred acquisition costs ("DAC") represent costs which vary with and are primarily related to the sale and issuance of our insurance policies and investment contracts that are deferred and amortized over the estimated life of the related insurance policies and investment contracts. These costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. Under U.S. GAAP, DAC is subsequently amortized to income, over the lives of the underlying contracts, in relation to the anticipated recognition of premiums or gross profits. In addition, when we acquire a block of insurance policies or investment contracts, we assign a portion of the purchase price to the right to receive future net cash flows from existing insurance and investment contracts and policies. This intangible asset, called the present value of future profits ("PVFP") represents the actuarially estimated present value of future cash flows from the acquired policies. We amortize the value of this intangible asset in a manner similar to the amortization of DAC.

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                      Our amortization of DAC and PVFP generally depends upon
                      anticipated profits from investments, surrender and other policy and contract charges, mortality, morbidity and maintenance expense margins. Unfavorable experience with regard to expected expenses, investment returns, mortality, morbidity, withdrawals or lapses may cause us to increase the amortization of DAC or PVFP, or both, or to record a charge to increase benefit reserves.

                      We regularly review DAC and PVFP to determine if they are recoverable from future income. If these costs are not recoverable, they are charged to expenses in the financial period in which we make this determination. For example, if we determine that we are unable to recover DAC from profits over the life of a block of insurance policies or annuity contracts, or if withdrawals or surrender charges associated with early withdrawals do not fully offset the unamortized acquisition costs related to those policies or annuities, we would be required to recognize the additional DAC amortization as a current-period expense.

                      Medical advances, such as genetic research and diagnostic imaging, and related legislation could adversely affect the financial performance of our life insurance and annuities businesses.

                      Genetic research includes procedures focused on identifying key genes that render an individual predisposed to specific diseases, such as particular types of cancer and other diseases. Other medical advances, such as diagnostic imaging technologies, also may be used to detect the early onset of diseases such as cancer and cardiovascular disease. We believe that if individuals learn through medical advances that they are predisposed to particular conditions that may reduce life longevity, they will be more likely to purchase our life policies or not to permit existing polices to lapse. In contrast, if individuals learn that they lack the genetic predisposition to develop the conditions that reduce longevity, they will be less likely to purchase our life insurance products but more likely to purchase certain annuity products. In addition, such individuals that are existing policyholders will be more likely to permit their policies to lapse.

                      If we were to gain access to the same genetic or medical information as our prospective policyholders and contractholders, then we would be able to take this information into account in pricing our life insurance policies and annuity contracts. However, there are a number of regulatory proposals that would make genetic and other medical information confidential and unavailable to insurance companies. The U.S. Senate has approved a bill that would prohibit group health plans, health insurers and employers from making enrollment decisions or adjusting premiums on the basis of genetic testing information. This legislation is now pending before a committee at the House of Representatives. Legislators in certain states also have introduced similar legislation. If these regulatory proposals were enacted, prospective

                                      99

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                      policyholders and contractholders would only disclose
                      this information if they chose to do so voluntarily. These factors could lead us to reduce sales of products affected by these regulatory proposals and could result in a deterioration of the risk profile of our portfolio, which could lead to payments to our policyholders and contractholders that are higher than we anticipated.

                      Medical advances also could lead to new forms of preventative care. Preventative care could extend the life and improve the overall health of individuals. If this were to occur, the duration of payments under certain of our annuity products likely would increase, thereby reducing net earnings in that business.

                      We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts.

                      The prices and expected future profitability of our insurance and deferred annuity products are based in part upon expected patterns of premiums, expenses and benefits, using a number of assumptions, including those related to persistency, which is the probability that a policy or contract will remain in-force from one period to the next. The effect of persistency on profitability varies for different products. For most of our life insurance and deferred annuity products, actual persistency that is lower than our persistency assumptions could have an adverse impact on profitability, especially in the early years of a policy or contract primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy or contract. For our life insurance policies, increased persistency that is the result of the sale of policies to third parties that continue to make premium payments on policies that would otherwise have lapsed, also known as life settlements, could have an adverse impact on profitability because of the higher claims rate associated with settled policies. For the years ended December 31, 2005, 2004 and 2003, persistency in fixed annuity businesses has been slightly higher than we assumed, and persistency in our variable annuity and certain health insurance products has been slightly lower than we had assumed.

                      Because our assumptions regarding persistency experience are inherently uncertain, reserves for future policy benefits and claims may prove to be inadequate if actual persistency experience is different from those assumptions. Although some of our products permit us to increase premiums during the life of the policy or contract, we cannot guarantee that these increases would be sufficient to maintain profitability. Moreover, many of our products do not permit us to increase premiums or limit those increases during the life of the policy or contract. Significant deviations in experience from pricing expectations regarding persistency could have an adverse effect on the profitability of our products.

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                      Changes in tax laws could make some of our products less
                      attractive to consumers.

                      Changes in tax laws could make some of our products less attractive to consumers. For example, in May 2003, U.S. President George W. Bush signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduced the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock. This reduction may provide an incentive for some of our customers and potential customers to shift assets into mutual funds and away from products, including annuities, designed to defer taxes payable on investment returns. Because the income taxes payable on long-term capital gains and some dividends paid on stock have been reduced, investors may decide that the tax-deferral benefits of annuity contracts are less advantageous than the potential after-tax income benefits of mutual funds or other investment products that provide dividends and long-term capital gains. A shift away from annuity contracts and other tax-deferred products would reduce our income from sales of these products, as well as the assets upon which we earn investment income.

                      The President's Advisory Panel on Federal Tax Reform made two alternative proposals in 2005 that, while not currently reflected in pending legislation, would create uncertainty for, and without further refinement would adversely affect, the attractiveness of some of our products that offer tax advantages under current law. We cannot predict whether these proposals or any other legislation will be enacted, what the specific terms of any such legislation will be or how, if at all, this legislation or any other legislation could have an adverse effect on our financial condition and results of operations.

                      Changes in U.S. federal and state securities laws may affect our operations and our profitability.

                      U.S. federal and state securities laws apply to investment products that are also "securities," including variable annuities and variable life insurance policies. As a result, some of the policies and contracts we offer are subject to regulation under these federal and state securities laws. Most of our variable annuity separate accounts and all of our variable life separate accounts are registered as investment companies under the Investment Company Act of 1940. Some variable annuity contracts and variable life insurance policies issued by us are registered under the Securities Act of 1933.

                      Securities laws and regulations are primarily intended to ensure the integrity of the financial markets and to protect investors in the securities markets or investment advisory or brokerage clients. These laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the

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                      conduct of business for failure to comply with those laws
                      and regulations. Changes to these laws or regulations that restrict the conduct of our business could have an adverse effect on our financial condition and results of operations.

                      The terms of our arrangements with GE may be more favorable than we would be able to obtain from an unaffiliated third-party. We may be unable to replace the services GE provides us in a timely manner or on comparable terms.

                      Genworth and GE entered into a transition services agreement and other agreements in connection with the IPO. Pursuant to these arrangements, GE and its affiliates agreed to provide us with a variety of services, including investment management, treasury, payroll and other financial services, human resources and employee benefit services, legal services, information systems and network services, and procurement and sourcing support.

                      Genworth negotiated these arrangements with GE in the context of a parent-subsidiary relationship. Although GE is contractually obligated to provide us with services during the terms of these arrangements, we cannot assure you that these services will be sustained at the same level after the expiration of those arrangements, or that we will be able to replace these services in a timely manner or on comparable terms. Other agreements with GE also govern the relationship between us and GE and provide for the allocation of employee benefit, tax and other liabilities and obligations attributable or related to periods or events prior to Genworth's IPO. They also contain terms and provisions that may be more favorable than terms and provisions we might have obtained in arm's-length negotiations with unaffiliated third-parties. Genworth has negotiated and is continuing to negotiate its own arrangements with third-party providers for services, and these arrangements could result in increased costs.

                                      102

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Unresolved Staff Comments

                      We have no unresolved staff comments from the SEC.

Properties

                      We conduct our business from various facilities, all of which are leased except for one building in Richmond, Virginia, which we own.

Legal Proceedings

                      We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In our insurance operations, we are or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

                      Recently, the insurance industry has become the focus of increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. In this regard, in May 2005, we received a subpoena from the Northeast Regional Office of the SEC, requiring the production of documents related to "certain loss mitigation insurance products," such as finite reinsurance. We responded to the SEC's subpoena in June and July 2005. Additionally, in May and June 2005, we received information requests from the State of Delaware Department of Insurance and the State of Connecticut Insurance Department on the same general subject, to which we responded. In 2005, GE received a subpoena from the United States Attorney's Office for the Southern District of New York, also on the same general subject. In the subpoena, GE is defined as including, among other things, its subsidiaries and affiliates. We cooperated with GE in connection with GE's response to the subpoena.

                      Although we do not believe that the current investigations and proceedings will have a material adverse effect on our business, financial condition or results of operations, we cannot assure you that this will be the case. In addition, it is possible that related investigations and proceedings may be commenced in the future, and we could become

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                      subject to further investigations and have lawsuits filed
                      against us. In any event, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operation.

Submission of Matters to a Vote of Security Holders

                      Information omitted in accordance with General Instruction I (2)(c).

Market For the Registrant's Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities

                      At December 31, 2005, all of our common stock, our sole class of common equity on the date hereof, is owned by GLIC. Accordingly, there is no public trading market for our common equity.

                      As previously discussed, our ability to pay dividends is restricted by state insurance law.

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Selected Financial Data

                      The following table sets forth selected financial information. The selected financial information as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003 has been derived from our financial statements, which have been audited by KPMG LLP and are included in our Annual Report. You should read this information in conjunction with the information under "Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations," our financial statements, the related notes and the accompanying independent registered public accounting firm's report (which refers to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), which are included elsewhere in our Annual Report.

                                                    Years Ended December 31,
                                             --------------------------------------
(Dollar amounts in millions)                  2005  2004/1/  2003    2002     2001
------------------------------------------------------------------------------------
Statement of Earnings Information
------------------------------------------------------------------------------------
Revenues                                     $705.2 $699.9  $940.8 $1,045.4 $1,134.4
Income before cumulative effect of change in
 accounting principle                          29.5  198.7    19.7    115.8    129.6
------------------------------------------------------------------------------------

                                                As of December 31,
                                --------------------------------------------------
(Dollar amounts in millions)      2005     2004/1/    2003       2002       2001
-----------------------------------------------------------------------------------
Statement of Financial Position
Information
-----------------------------------------------------------------------------------
Total investments               $ 6,890.9 $ 8,850.6 $11,329.2 $11,591.0  $11,779.1
Separate account assets           8,777.3   8,636.7   8,034.9   7,182.8    8,994.3
Reinsurance recoverable           2,307.4   2,753.8     160.7     174.4      151.1
All other assets                    906.4     596.8   1,337.8   1,332.8    1,538.2
                                --------- --------- --------- ---------  ---------
Total assets                    $18,882.0 $20,837.9 $20,862.6 $20,281.0  $22,462.7
                                --------- --------- --------- ---------  ---------
Policyholder liabilities        $ 8,490.7 $ 9,929.9 $10,431.6 $11,220.0  $11,255.7
Separate account liabilities      8,777.3   8,636.7   8,034.9   7,182.8    8,994.3
All other liabilities               516.2     681.3     574.1     174.0      630.5
                                --------- --------- --------- ---------  ---------
Total liabilities               $17,784.2 $19,247.9 $19,040.6 $18,576.8  $20,880.5
                                --------- --------- --------- ---------  ---------
Accumulated other comprehensive
 income                         $    13.6 $    75.3 $    88.1 $    (9.7) $   (25.5)
Total stockholders' equity      $ 1,097.8 $ 1,590.0 $ 1,822.0 $ 1,704.2  $ 1,582.2

U.S. Statutory Information/2/
Statutory capital and surplus   $   476.0 $   817.2 $   562.4 $   550.7  $   584.4
Asset valuation reserve              65.3      86.8      62.9      82.0      127.8
-----------------------------------------------------------------------------------

                    /1/ We entered into several significant reinsurance
                        transactions with UFLIC, an indirect, wholly-owned subsidiary of GE. As part of these transactions, effective as of January 1, 2004, we ceded to UFLIC policy obligations under our structured settlement contracts, which had reserves of $0.3 billion, and our variable annuity contracts which had general account reserves of $2.5 billion and separate account reserves of $7.6 billion, each as of December 31, 2003. These contracts represent substantially all of our contracts that were in force, excluding the Retirement Answer product that was not reinsured, as of December 31, 2003 for these products. In the aggregate, these blocks of business did not meet our target return thresholds, and although we remain liable under these contracts and policies as the ceding insurer, the reinsurance transactions have the effect of transferring the financial results of the reinsured blocks to UFLIC.
                    /2/ We derived the U.S Statutory Information from our
                        Annual Statements that were filed with the Commonwealth of Virginia, Bureau of Insurance and prepared in accordance with statutory accounting practices prescribed or permitted by the Commonwealth of Virginia, Bureau of Insurance. These statutory accounting practices vary in certain material respects from U.S. GAAP.

Management's Discussion and Analysis of Financial Condition and Results of Operations

                      The following discussion and analysis of our consolidated financial condition and results of operations should be read in conjunction with our audited financial statements and related notes included herein.

CAUTIONARY NOTE
REGARDING
FORWARD-LOOKING
STATEMENTS
                      This Annual Report contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors, including the items identified above under "Item 1A -- Risk Factors".

                      We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

OVERVIEW

OUR BUSINESS          We are one of a number of subsidiaries of Genworth, a
                      company that, through its subsidiaries, provides consumers financial security solutions by selling a wide variety of life insurance, investment and retirement products and mortgage insurance. Our product offerings are divided along two segments of consumer needs:
                      (1) Retirement Income and Investments and (2) Protection.

                         . Retirement Income and Investments.  We offer
                           deferred annuities (variable and fixed) and variable life insurance to a broad range of individual consumers who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets. We also offer GICs and funding agreements as investment products to institutional buyers.

                         . Protection.  Our Protection segment includes
                           universal life insurance, interest-sensitive whole life insurance and Medicare supplement insurance. Life insurance products provide protection against financial hardship after the death of an insured by providing cash payment to the beneficiaries of the policyholder. Medicare supplement insurance provides coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits.

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




                      We also have a Corporate and Other segment, which consists primarily of net realized investment gains (losses), unallocated corporate income, expenses and income taxes.

REVENUES AND EXPENSES Our revenues consist primarily of the following:

                         . Retirement Income and Investments.  The revenues in
                           our Retirement Income and Investments segment consist primarily of:

                          . net investment income allocated to this segment; and

                          . policy fees and other income, including surrender
                            charges and mortality and expense charges.

                         . Protection.  The revenues in our Protection segment
                           consist primarily of:

                          . net premiums earned on individual life and Medicare
                            supplement insurance policies;

                          . net investment income allocated to this segment's
                            lines of business; and

                          . policy fees and other income, including fees for
                            mortality and surrender charges primarily from universal life insurance policies, and other administrative charges.

                         . Corporate and Other.  The revenues in our Corporate
                           and Other segment consist primarily of:

                          . unallocated net investment income; and

                          . net realized investment gains (losses).

                      We allocate net investment income from our Corporate and Other segment to our Retirement Income and Investments and Protection segments using an approach based principally upon the investment portfolio established to support each of those segments' products and targeted capital levels.

                      All net realized investment gains (losses) are reflected in the Corporate and Other segment and are not reflected in the results of any of our other segments.

                      Our expenses consist primarily of the following:

                         . benefits provided to policyholders and
                           contractholders and changes in reserves;

                         . interest credited on general account balances;

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




                         . acquisition and operating expenses, including
                           commissions, marketing expenses, policy and contract servicing costs, overhead and other general expenses that are not capitalized (shown net of deferrals);

                         . amortization of deferred policy acquisition costs
                           and other intangible assets; and

                         . income taxes.

                      We allocate corporate expenses to each of our operating segments based on the amount of capital allocated to that segment.

BUSINESS TRENDS       In recent years, our business has been, and we expect
AND CONDITIONS        will continue to be, influenced by a number of
                      industry-wide and product-specific trends and conditions.
                      For a discussion of the market and economic environment, see "Item 1 -- Business -- Market Environment and
                      Opportunities."

                      Interest rate fluctuations.  Fluctuations in market
General conditions    interest rates and the related yield curve may have a
and trends            significant effect on our sales of insurance and
affecting             investment products and our margins on these products.
our businesses        Interest rates are highly sensitive to many factors,
                      including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control.

                      In our Retirement Income and Investments and Protection segments, low market interest rates may reduce the spreads between the amounts we credit to policyholders and contractholders and the yield we earn on the investments that support these obligations. In response to the unusually low interest rates that have prevailed during the last several years, we have reduced crediting rates on in-force contracts where permitted to do so. These actions have helped mitigate the adverse impact of low interest rates on our spreads and profitability on these products. In addition, the recent flattening of the yield curve reduces the attractiveness of certain fixed annuity products relative to other short-term investment alternatives. A gradual increase in longer term interest rates generally will have a favorable effect on the profitability of these products. However, rapidly rising interest rates also could result in reduced persistency in our spread-based retail products as contractholders shift assets into higher yielding investments.

                      Volatile equity markets. Equity market volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, that have returns linked to the performance of the equity markets and may cause some existing customers to withdraw cash values or reduce investments in those products. Equity market volatility also affects the value of the assets in our separate accounts, which, in

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



                      turn, affects our earnings from fee-based products. After several years of declines, equity markets increased in 2003 and 2004 and stabilized in 2005. We expect that increases or relative stability in equity markets, along with certain guaranteed product options we offer, could have a favorable impact on our sales of variable products and our earnings from those products. The potential impact of volatile equity markets on our results has been significantly reduced as a result of our reinsurance arrangements with UFLIC, pursuant to which we reinsured, effective as of January 1, 2004, substantially all of our in-force blocks of variable annuities and structured settlement business. We retain variable annuities sold after January 1, 2004 for our own account, subject to third-party reinsurance transactions in the ordinary course of business, and therefore we bear the risk of any adverse impact of future equity market fluctuations on those annuities.

                      Credit default risk. As a result of the economic downturn in 2000 through 2002 and some high-profile corporate bankruptcies and scandals, the number of companies defaulting on their debt obligations increased dramatically in 2001 and 2002. These defaults and other declines in the value of some of our investments resulted in impairment charges. Credit defaults have decreased in recent years as the economy has improved. Charges associated with impairments of investments were $12.2 million, $0.9 million and $26.4 million for the years ended December 31, 2005, 2004 and 2003, respectively. A weakening in the economic recovery could lead to increased credit defaults.

                      Investment portfolio. The yield on our investment portfolio is affected by the practice, prior to Genworth's separation from GE, of realizing investment gains through the sale of appreciated securities and other assets during a period of historically low interest rates. This strategy had been pursued to offset impairments and losses in our investment portfolio, fund consolidations and restructurings in our business and provide current income, which resulted in, gross realized gains of $80.2 million for the year ended December 31, 2003. Our current investment strategy is to optimize investment income without relying on realized investment gains. As a result, our gross realized gains decreased to $10.7 million and $12.0 million for the years ended December 31, 2004 and 2005, respectively. Although the interest rate environment since Genworth's IPO has been challenging, the yield on our investment portfolio has stabilized, with the potential for yield increases in a rising interest-rate environment. Our overall investment yield declined from 4.6% for the year ended December 31, 2003 to 4.5% for the year ended December 31, 2004 and increased to 5.3% for the year ended December 31, 2005. We seek to improve our investment yield by continuously evaluating our asset class mix, pursuing additional investment classes and accepting additional credit risk with higher returns when we believe that it is prudent to do so.

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                      Annuities.  Retirement Income and Investments segment
Developments affectingresults are affected by investment performance, net
our product lines     interest spreads, equity market fluctuations and new
                      product sales. In addition, our competitive position within many of our distribution channels depends significantly upon product features, including current and minimum crediting rates on spread-based products relative to our competitors, surrender charge periods in fixed annuities as well as guaranteed features we offer in variable products. We continually evaluate our competitive position based upon each of those features, and we make adjustments as appropriate to meet our target return thresholds. Total new deposits in variable annuities, excluding our Income Distribution Series, decreased by 25.6% from $728.3 million for the year ended
                      December 31, 2004 to $541.5 million for the year ended
                      December 31, 2005. This decline is primarily due to a decrease in additional deposits on a block of reinsured business, as well as a market shift to variable annuity products with certain guaranteed benefit features that we chose not to offer because of their risk profile.

                      We have continued to focus on our Income Distribution Series of variable annuity products and riders in response to customers who desire guaranteed minimum income streams with equity market upside at the end of the contribution and accumulation period. Our Income Distribution Series of variable annuity products and riders provides the contractholder with a guaranteed minimum income stream that they cannot outlive, along with an opportunity to participate in market appreciation, but reduces some of the risks to insurers that generally accompany traditional products with guaranteed minimum income benefits. We are targeting people who are focused on building a personal portable retirement plan or are moving from the accumulation to the distribution phase of their retirement planning. Sales of our Income Distribution Series increased by 81.8% from $258.0 million for the year ended December 31, 2004 to $469.0 million for the year ended December 31, 2005.

CRITICAL ACCOUNTING   The accounting policies discussed in this section are
POLICIES              those that we consider to be particularly critical to an
                      understanding of our financial statements because their application places the most significant demands on our ability to judge the effect of inherently uncertain matters on our financial results. For all of these policies, we caution that future events rarely develop exactly as forecast, and our management's best estimates may require adjustment.

                      Valuation of investment securities. We obtain values for actively traded securities from external pricing services. For infrequently traded securities, we obtain quotes from brokers or we estimate values using internally developed pricing models. These models are based upon common valuation techniques and require us to make assumptions using market inputs regarding credit quality, liquidity and other factors that affect estimated values. We regularly review investment securities for impairment in accordance with our impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as our intent to hold the security until recovery. Our impairment reviews involve our finance, risk and asset management teams, as well as the portfolio management and research capabilities of GE Asset Management Incorporated ("GEAM"), an affiliate of GE, and other third-party managers, as required. We actively perform comprehensive market research, monitor market conditions and segment our investments by credit risk in order to minimize impairment risks. See note 2 in our financial statements under "Item 8 -- Financial Statements and Supplementary Data."

                      Deferred acquisition costs. Deferred acquisition costs ("DAC") represents costs which vary with and are primarily related to the sale and issuance of our insurance policies and investment contracts that are deferred and amortized over the estimated life of the related insurance policies and investment contracts. These costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. DAC is subsequently amortized to income over the lives of the underlying policies and contracts, in relation to the anticipated recognition of premiums or gross profits.

                      The amortization of DAC for traditional long-duration insurance products is determined as a level proportion of premium based on commonly accepted actuarial methods and reasonable assumptions established when the contract or policy is issued about mortality, morbidity, lapse rates, expenses, and future yield on related investments. Amortization for annuity contracts without significant mortality risk and investment and universal life products is based on estimated gross profits and is adjusted as those estimates are revised. The DAC amortization methodology for our variable products (variable annuities and variable universal life insurance) includes a long-term equity market average appreciation assumption of 8.5%. When actual returns vary from the expected 8.5%, we assume a reversion to this mean over a 3- to 5-year period, subject to the imposition of ceilings and floors. The assumed returns over this reversion period are limited to the 85th percentile of historical market performance.

                      We regularly review all of these assumptions and periodically test DAC for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized DAC for a line of business, a charge to income is recorded for additional DAC amortization. For other products, if the benefit reserves plus anticipated future premiums and interest earnings for a line of business are less than the current estimate of future benefits and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization or for increased benefit reserves.

                      Unfavorable experience with regard to expected expenses, investment returns, mortality, morbidity, withdrawals or lapses, may cause us to increase the amortization of DAC or to record a charge to increase benefit reserves. In recent years, the portion of estimated product margins required to amortize DAC has increased in most lines of our business, with the most significant impact on investment products, primarily as the result of lower investment returns.

                      Present value of future profits. In conjunction with the acquisition of a block of life insurance policies or investment contracts, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called the present value of future profits ("PVFP") represents the actuarially estimated present value of future cash flows from the acquired policies. PVFP is amortized, net of accreted interest, in a manner similar to the amortization of DAC. We regularly review our assumptions and periodically test PVFP for recoverability in a manner similar to our treatment of DAC.

                      Valuation of goodwill. Goodwill resulting from acquisitions is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment. To the extent the carrying amount of goodwill exceeds its fair value, an impairment charge to income would be recorded. Based on the results of our testing, we recorded a goodwill impairment charge of $57.5 million and $59.8 million in 2005 and 2004, respectively. As of December 31, 2005, there is no goodwill balance remaining as a result of these charges.

                      Insurance liabilities and reserves. We calculate and maintain reserves for the estimated future payment of claims to our policyholders and contractholders based on actuarial assumptions and in accordance with industry practice and U.S. GAAP. Many factors can affect these reserves, including economic and social conditions, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, the reserves we establish are necessarily based on extensive estimates, assumptions and our analysis of historical experience. Our results depend significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in determining our reserves and pricing our products. Our reserve assumptions and estimates require significant judgment and, therefore, are inherently uncertain. We cannot determine with precision the ultimate amounts that we will pay for actual claims or the timing of those payments.

                      Insurance reserves differ for long- and short-duration insurance policies and annuity contracts. Measurement of long-duration insurance reserves is based on approved actuarial methods, but necessarily includes assumptions about expenses, mortality, morbidity, lapse rates and future yield on related investments. Short-duration contracts are accounted for based on actuarial estimates of the amount of loss inherent in that period's claims, including losses incurred for which claims have not been reported. Short-duration contract loss estimates rely on actuarial observations of ultimate loss experience for similar historical events.

                      Contingent liabilities. A liability is contingent if the amount is not presently known, but may become known in the future as a result of the occurrence of some uncertain future event. We estimate our contingent liabilities based on management's estimates about the probability of outcomes and their ability to estimate the range of exposure. Accounting standards require that a liability be recorded if management determines that it is probable that a loss has occurred and the loss can be reasonably estimated. In addition, it must be probable that the loss will be confirmed by some future event. As part of the estimation process, management is required to make assumptions about matters that are by their nature highly uncertain.

                      The assessment of contingent liabilities, including legal contingencies and income tax liabilities, involves the use of critical estimates, assumptions and judgments. Management's estimates are based on their belief that future events will validate the current assumptions regarding the ultimate outcome of these exposures. However, there can be no assurance that future events, such as court decisions or Internal Revenue Service positions, will not differ from management's assessments. Whenever practicable, management consults with third party experts (attorneys, accountants, claim administrators, etc.) to assist with the gathering and evaluation of information related to contingent liabilities. Based on internally and/or externally prepared evaluations, management makes a determination whether the potential exposure requires accrual in the financial statements.

RESULTS OF OPERATIONS
                      The following table sets forth our results of operations.

                                                                   Years ended December 31,
                                                                   -----------------------
(Dollar amounts in millions)                                        2005     2004    2003
-------------------------------------------------------------------------------------------

Revenues:
-------------------------------------------------------------------------------------------
Net investment income                                              $411.7  $ 421.0  $538.0
Net realized investment gains (losses)                               (4.5)     5.7     3.9
Premiums                                                            103.5     96.8   104.0
Cost of insurance                                                   144.7    142.2   153.1
Variable product fees                                                21.8      9.4   106.3
Other income                                                         28.0     24.8    35.5
                                                                   ------  -------  ------
   Total revenues                                                   705.2    699.9   940.8

Benefits and expenses:
-------------------------------------------------------------------------------------------
Interest credited                                                   269.1    291.2   410.6
Benefits and other changes in policy reserves                       190.4    182.8   245.7
Acquisition and operating expenses, net of deferrals                 89.9     63.2   149.0
Amortization of deferred acquisition costs and intangibles          101.0    107.3   118.9
                                                                   ------  -------  ------
   Total benefits and expenses                                      650.4    644.5   924.2

Income before income taxes and cumulative effect of change in
 accounting principle                                                54.8     55.4    16.6
Provision (benefit) for income taxes                                 25.3   (143.3)   (3.1)
                                                                   ------  -------  ------
Income before cumulative effect of change in accounting principle  $ 29.5  $ 198.7  $ 19.7
Cumulative effect of change in accounting principle, net of tax of
 $0.4 million                                                          --      0.7      --
                                                                   ------  -------  ------
Net income                                                         $ 29.5  $ 199.4  $ 19.7
-------------------------------------------------------------------------------------------

                      2005 vs. 2004

                      Net income. Net income in 2005 was $29.5 million, a $169.9 million decrease from 2004. The decrease is primarily due to an increase in taxes of $168.6 million. In 2004, we entered into reinsurance transactions, in which we ceded to UFLIC substantially all of our in-force blocks of variable annuities and structured settlements. The reinsurance transactions with UFLIC were completed and accounted for at book value and were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit for the year ended December 31, 2004.

                      Net investment income. Net investment income decreased $9.3 million, or 2.2%, to $411.7 million in 2005 from $421.0 million in 2004. The decrease was primarily a result of a $1,722.9 million, or 18.3%, decline in average invested assets due to the decline in GICs and funding agreements as a result of a planned reduction in these products. This decrease was offset by an increase in yields on floating rate investments, an adjustment to our allowance for commercial mortgage loan losses from a change in the process for estimating credit losses and higher derivative income.

                      Net realized investment gains (losses). Net realized investment gains (losses) consist of gross realized investment gains and gross realized investment (losses), including charges related to impairments. Net realized investment losses were $(4.5) million in 2005 compared to net realized gains of $5.7 million in 2004. For 2005, gross realized gains and (losses) were $12.0 million and $(16.5) million, respectively. Realized losses for 2005 included $12.2 million of impairments that were primarily attributable to fixed-maturities and limited partnerships ($11.2 million and $1.0 million, respectively). The fixed maturity impairments primarily related to securities issued by companies in transportation, retail and timber industries ($5.4 million, $5.1 million and $0.7 million, respectively). For 2004, gross realized gains and (losses) were $10.7 million and $(5.0) million, respectively. Realized losses for 2004 included $0.9 million of impairments that were primarily attributable to fixed-maturities. The fixed maturity impairment related to a security issued by a company in the transportation industry.

                      Premiums. Premiums increased $6.7 million, or 6.9% to $103.5 million in 2005 from $96.8 million in 2004. The increase was primarily due to our Medicare supplement product. Medicare supplement premiums increased $9.1 million in 2005 due to an adjustment to due premiums in 2004, growth in new business and in-force premium rate actions. There was also an increase of $1.9 million related to an adjustment in ceded premiums. These increases were partially offset by a decline of $3.7 million in premiums from our runoff blocks of life insurance policies.

                      Cost of insurance. Cost of insurance increased $2.5 million, or 1.8% to $144.7 million in 2005 from $142.2 million in 2004. The increase was primarily attributable to an increase in fees for rider benefits on new variable annuity business.

                      Variable product fees. Variable product fees increased $12.4 million to $21.8 million in 2005 from $9.4 million in 2004. The increase was primarily attributable to growth in our assets under management of variable annuity business.

                      Other income. Other income increased $3.2 million, or 12.9%, to $28.0 million in 2005 from $24.8 million in 2004. The increase was primarily the result of an increase in surrender and other fees attributable to the growth in our in-force block of variable annuity business.

                      Interest credited. Interest credited decreased $22.1 million, or 7.6%, to $269.1 million for 2005 from $291.2 million for 2004. This decrease was primarily due to a $19.9 million decrease attributable to our GICs and funding agreements as a result of a planned reduction in these products and a $6.3 million decline attributable to the runoff of our universal life business. These decreases were partially offset by a $6.5 million increase in our floating rate funding agreement backed notes.

                      Benefits and other changes in policy reserves. Benefits and other changes in policy reserves increased $7.6 million, or 4.2%, to $190.4 million in 2005 from $182.8 million in 2004. The increase was primarily attributable to higher levels of in-force annuities.

                      Acquisition and operating expenses, net of deferrals. Acquisition and operating expenses, net of deferrals, increased $26.7 million, or 42.2%, to $89.9 million in 2005 from $63.2 million in 2004. This increase was due to a $12.4 million increase in legal expenses primarily attributable to settlements reached during the year. Additionally, there was an increase of $14.7 million related to our annuity products as a result of growth in our in-force block of variable annuity business.

                      Amortization of deferred acquisition costs and intangibles. Amortization of deferred acquisition costs and intangibles decreased $6.3 million, or 5.9%, to $101.0 million in 2005 from $107.3 million in 2004. The decrease is primarily the result of a decrease of $10.3 million related to our runoff blocks of business offset by an increase in amortization of deferred acquisition costs of $3.7 million primarily as a result of growth in our variable annuity business. There was a goodwill impairment charge of $57.5 million and $59.8 million recorded in 2005 and 2004, respectively.

                      Provision (benefit) for income taxes. Provision for income taxes increased $168.6 million to a provision of $25.3 million for the year ended December 31, 2005 from a benefit of $(143.3) million for the year ended
                      December 31, 2004. The increase in the tax provision was primarily attributable to a tax benefit associated with the reinsurance transaction with UFLIC in 2004 partially offset by favorable current year examination developments benefiting the year ended December 31, 2005.

                      2004 vs. 2003

                      Net income. Net income in 2004 was $199.4 million, a $179.7 million increase from 2003. The increase is primarily due to a tax benefit increase of $140.2 million resulting primarily from reinsurance transactions entered into in 2004, in which we ceded to UFLIC, an affiliate, substantially all of our in-force blocks of variable annuities and structured settlements. The reinsurance transactions with UFLIC were completed and accounted for at book value and were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit for the year ended December 31, 2004. Also contributing to the increase was a $50.0 million litigation reserve in 2003 and an increase in investment income of $62.7 million in our Corporate and Other segment associated with an increase in invested assets not allocated to the operating segments. These amounts were partially offset by a goodwill impairment charge of $59.8 million in 2004 resulting from the reinsurance transactions with UFLIC.

                      Net investment income. Net investment income decreased $117.0 million, or 21.7%, to $421.0 million in 2004 from $538.0 million in 2003. The decrease was primarily a result of a $2,554.9 million, or 21.7%, decline in average invested assets. The decline in average invested assets was due primarily to the reinsurance transactions with UFLIC. Also contributing to the decrease in average invested assets was a decline in outstanding GICs and funding agreement liabilities as a result of a planned reduction in these products.

                      Net realized investment gains. Net realized investment gains consist of gross realized investment gains and gross realized investment (losses), including charges related to impairments. Net realized investment gains increased $1.8 million to $5.7 million in 2004 from $3.9 million in 2003. For 2004, gross realized gains and (losses) were $10.7 million and $(5.0) million, respectively. Realized losses for 2004 included $0.9 million of impairments that were primarily attributable to fixed-maturity and equity securities. For 2003, gross realized gains and (losses) were $80.2 million and $(76.3) million, respectively. Realized losses for 2003 included $26.4 million of impairments, primarily attributable to fixed-maturity and equity securities.

                      Premiums. Premiums decreased $7.2 million, or 6.9% to $96.8 million in 2004 from $104.0 million in 2003. The decrease was primarily due to our Medicare supplement product. Medicare supplement premiums were down $8.3 million in 2004 driven by a reduction in due premiums offset by growth in new business and in-force premium rate actions.

                      Cost of insurance. Cost of insurance decreased $10.9 million, or 7.1% to $142.2 million in 2004 from $153.1 million in 2003. The decrease was due primarily to a decline of universal life policies in-force.

                      Variable product fees. Variable product fees decreased $96.9 million to $9.4 million in 2004 from $106.3 million in 2003. The decrease in variable product fees was primarily due to the reinsurance transactions with UFLIC in which we ceded, effective January 1, 2004, the majority of our in-force variable annuities.

                      Other income. Other income decreased $10.7 million, or 30.1%, to $24.8 million in 2004 from $35.5 million in 2003. The decrease was due primarily to lower surrender fees attributable to the reinsurance transactions with UFLIC.

                      Interest credited. Interest credited represents interest credited on behalf of policyholder and contractholder general account balances. Interest credited decreased $119.4 million, or 29.1%, to $291.2 million for 2004 from $410.6 million for 2003. This decrease was primarily the result of an $84.5 million decrease attributable to the reinsurance transactions with UFLIC and a $33.2 million decrease attributable to GICs and funding agreements as a result of a planned reduction in these products. This decrease was due to a combination of a decrease in future annuity and contract liabilities and reduced average crediting rates.

                      Benefits and other changes in policy reserves. Benefits and other changes in policy reserves decreased $62.9 million, or 25.6%, to $182.8 million in 2004 from $245.7 million in 2003. The decrease was primarily a result of a $46.7 million decrease attributable to the reinsurance transactions with UFLIC and a $16.0 million reserve strengthening in 2003 related to whole life products.

                      Acquisition and operating expenses, net of deferrals. Acquisition and operating expenses, net of deferrals, decreased $85.8 million, or 57.6%, to $63.2 million in 2004 from $149.0 million in the prior year. This decrease was primarily the result of a $50.0 million reserve accrual in 2003 associated with a class action lawsuit settlement agreed to in principle and a $30.5 million decrease attributable to the reinsurance transactions with UFLIC.

                      Amortization of deferred acquisition costs and intangibles. Amortization of deferred acquisition costs and intangibles decreased $11.6 million, or 9.8%, to $107.3 million in 2004 from $118.9 million in 2003. The decrease is primarily the result of a $74.0 million decrease attributable to the reinsurance transactions with UFLIC, which was partially offset by a $59.8 million goodwill impairment charge, also as a result of the reinsurance transactions with UFLIC.

                      Provision (benefit) for income taxes. Benefit for income taxes increased $140.2 million to a benefit of $(143.3) million for the year ended December 31, 2004 from a benefit of $(3.1) million for the year ended December 31, 2003. The increase in tax benefit was primarily attributable to the tax benefit associated with the reinsurance transactions with UFLIC. The reinsurance transactions with UFLIC were completed and accounted for at book value. These transactions were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit for the year ended December 31, 2004.

                      Cumulative effect of change in accounting principle. On January 1, 2004, we adopted AICPA Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. The cumulative effect of change in accounting principle related to adopting SOP 03-1 was $0.7 million, net of taxes, for the change in reserves, less additional amortization of deferred acquisition costs, on variable annuity contracts with guaranteed minimum death benefits.

INVESTMENTS

INVESTMENT RESULTS    The following table sets forth information about our
                      investment income, excluding realized gains and losses, for the components of our investment portfolio for the periods indicated:

                                                      For the years ended December 31,
                                                 ------------------------------------------
                                                     2005           2004           2003
--------------------------------------------------------------------------------------------
(Dollar amounts in millions)                     Yield Amount  Yield  Amount  Yield  Amount
--------------------------------------------------------------------------------------------
Fixed maturities -- taxable                       5.5% $331.3   4.4%  $345.2   4.5%  $458.6
Fixed maturities -- non-taxable                  22.3%    0.1   7.6%     0.1   2.8%     0.1
Commercial mortgage loans                         6.7%   75.3   6.3%    77.1   7.2%    81.8
Equity securities                                 4.2%    0.8   0.5%     0.1   2.2%     0.9
Other investments                                 2.2%    3.4  (0.8)%   (1.2) (2.4)%   (2.9)
Policy loans                                      6.6%   10.1   5.2%     7.5   8.2%    10.8
                                                       ------         ------         ------
Gross investment income before expenses and fees  5.5%  421.0   4.5%   428.8   4.7%   549.3
Expenses and fees                                        (9.3)          (7.8)         (11.3)
                                                       ------         ------         ------
Net investment income                             5.3% $411.7   4.5%  $421.0   4.6%  $538.0
--------------------------------------------------------------------------------------------

                      Yields are based on average carrying values except for fixed maturities, equity securities and securities lending activity. Yields for fixed maturities and equity securities are based on amortized cost and cost, respectively. Yields for securities lending activity, which is included in other investments, are calculated net of the corresponding securities lending liability.

                      The increase in the investment yield in 2005 was primarily attributable to an increase in yields on floating rate investments, an adjustment to our allowance for commercial mortgage loan losses from a change in the process for estimating credit losses and higher derivative income. The decline in investment yield in 2004 was primarily attributable to purchases of assets in an interest rate environment where current market yields are lower than the existing portfolio yields.

                      The following table sets forth gross realized investment gains and losses resulting from the sales and impairments of investment securities classified as available-for-sale were as follows for the years ended December 31:

      (Dollar amounts in millions)                  2005    2004   2003
      -------------------------------------------------------------------
      Gross realized investment:
      Gains on sale                                $ 12.0  $10.7  $ 80.2
      Losses on sale                                 (4.3)  (4.1)  (49.9)
      Impairment losses                             (12.2)  (0.9)  (26.4)
                                                   ------  -----  ------
         Net realized investments gains (losses)   $ (4.5) $ 5.7  $  3.9
      -------------------------------------------------------------------

                      For a discussion of the change in net realized investment gains (losses), see the comparison for this line item under "-- Results of Operations".

IMPAIRMENTS OF        We regularly review each investment security for
INVESTMENT SECURITIES impairment in accordance with our impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. Our qualitative criteria include the financial strength and specific prospects for the issuer as well as our intent to hold the security until recovery. Our impairment reviews involve our finance, risk and asset management teams as well as the portfolio management and research capabilities of GEAM and other third-party asset managers, as required.

                      For fixed maturities, we recognize an impairment charge to earnings in the period in which we determine that we do not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based on underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. For equity securities, we recognize an impairment charge in the period in which we determine that the security will not recover to book value within a reasonable period. We determine what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to us, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. We measure impairment charges based on the difference between the book value of the security and its fair value. Fair value is based on quoted market price, except for certain infrequently traded securities where we estimate values using internally developed pricing models. These models are based upon common valuation techniques and require us to make assumptions regarding credit quality, liquidity and other factors that affect estimated values.


                      For the year ended December 31, 2005, 2004 and 2003, we recognized impairment losses of $12.2 million, $0.9 million and $26.4 million, respectively. We generally intend to hold securities in unrealized loss positions until they recover. However, from time to time, we sell securities in the normal course of managing our portfolio to meet diversification, credit quality, yield and liquidity requirements. The aggregate fair value of securities sold at a loss during the year ended December 31, 2005 was $188.5 million, which was approximately 98.3% of book value.

                      The following table presents the gross unrealized losses and estimated fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

                                        Less Than 12 Months                   12 Months or More
                                ------------------------------------ ------------------------------------

                                                 Gross                                Gross
                                Estimated Fair Unrealized    # of    Estimated Fair Unrealized    # of
(Dollar amounts in millions)        Value        Losses   Securities     Value        Losses   Securities
---------------------------------              -          -          -              -

Description of Securities
---------------------------------------------------------------------------------------------------------
Fixed maturities:
  U.S. government and
   agency                          $   36.9      $ (0.2)       7         $ 13.8       $ (0.3)       3
  Government -- non U.S.               12.6        (0.2)      11             --           --       --
  U.S. corporate                      782.6       (13.7)     164          310.0         (9.7)      64
  Corporate -- non U.S.               155.5        (2.4)      35           83.7         (3.2)      13
  Asset backed                        538.7        (7.6)      44          109.2         (1.4)      20
  Mortgage backed                     538.1        (8.9)     101          210.8         (6.2)      50
                                   --------      ------      ---         ------       ------      ---
Total temporarily impaired
 securities                        $2,064.4      $(33.0)     362         $727.5       $(20.8)     150
% Below cost -- fixed
 maturities:
  (less than)20% Below cost        $2,064.4      $(33.0)     362         $722.6       $(18.3)     147
  20-50% Below cost                      --          --       --            4.9         (2.5)       3
  (greater than)50% Below cost           --          --       --             --           --       --
                                   --------      ------      ---         ------       ------      ---
Total fixed maturities             $2,064.4      $(33.0)     362         $727.5       $(20.8)     150

Investment grade                   $1,988.2      $(31.0)     337         $714.3       $(18.0)     140
Below investment grade                 76.2        (2.0)      25           13.2         (2.8)      10
Not Rated                                --          --       --             --           --       --
                                   --------      ------      ---         ------       ------      ---
Total temporarily impaired
 securities                        $2,064.4      $(33.0)     362         $727.5       $(20.8)     150
---------------------------------------------------------------------------------------------------------

                      The investment securities in an unrealized loss position as of December 31, 2005 consist of 512 securities accounting for unrealized losses of $53.8 million. Of these unrealized losses, 91.1% is investment grade (rated AAA through BBB-) and 95.4% is less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates and changes in credit spreads.

                      For the investment securities in an unrealized loss position as of December 31, 2005, three securities are below cost 20% or more and below investment grade (rated BB+ and below) for twelve months or more accounting for unrealized losses of $2.5 million. These securities consist of two issuers in the airline and automotive industries and are current on all terms. All airline securities are collateralized by commercial jet aircraft associated with several domestic airlines. We believe these airline security holdings are in a temporary loss position as a result of ongoing negative market reaction to difficulties in the commercial airline industry. The unrealized loss on the automotive investments was primarily caused by legacy issues and declines in market share. The automotive issuer continues to maintain significant liquidity relative to their maturities and we expect to collect full principal and interest.

                      Because we have the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investments, which may be maturity, we do not consider these investments to be other-than-temporarily impaired at December 31, 2005.

CAPITAL RESOURCES

CONSOLIDATED          Total Investments.  Total investments decreased $1,959.7
BALANCE SHEET         million, or 22.1%, to $6,890.9 million at December 31,
                      2005 from $8,850.6 million at December 31, 2004. The decrease was primarily attributable to a decline in investments supporting GICs and funding agreement liabilities. GICs and funding agreement liabilities decreased by $944.6 million, which resulted from scheduled maturities and a planned reduction in these products. Also contributing to the decrease in total investments was a $406.9 million decline in collateral held in other invested assets for securities lending.

                      Investment securities comprise mainly investment grade debt securities. Fixed maturities and equity securities were $5,300.6 million, including gross unrealized gains and (losses) of $89.4 million and $(53.8) million, respectively at December 31, 2005 ($7,028.0 million, including gross unrealized gains and losses of $192.6 million and $(41.2) million, respectively at December 31,
                      2004). Market value for these purposes is defined by relevant accounting standards and should not be viewed as a forecast of future gains or losses.

                      Investment securities transferred in the secured borrowing that closed on August 19, 2005 with an affiliate SPE (discussed in note 2 of the financial statements) were recorded in other invested assets and the liability equal to the proceeds received upon transfer has been included in other liabilities. The fair value of the investment securities held and included in other invested assets was $332.0 million at December 31, 2005.

                      In 2005, we paid a common stock dividend of $440.3 million consisting of securities to our stockholder. In 2004, we paid a dividend to our stockholder consisting of securities in the amount of $379.1 million.

                      Separate Account Assets and Liabilities. Separate account assets and liabilities represent funds held for the exclusive benefit of variable annuity and variable life contract holders. As of December 31, 2005, we held $8,777.3 million of separate account assets. The increase of $140.6 million, or 1.6%, from $8,636.7 million at December 31, 2004 was related primarily to the favorable market performance of the underlying securities, which was partially offset by death, surrender and other benefits outpacing new deposits.

                      Future Annuity and Contract Benefits. Future annuity and contract benefits decreased $1,403.1 million, to $8,201.5 million at December 31, 2005 from $9,604.6 million at December 31, 2004. The decrease was primarily attributable to a $944.6 million decline in GICs and funding agreements, which resulted from scheduled maturities and a planned reduction in these products. The decrease was also attributable to a $358.5 million decline in future annuity and contract benefits related to the general account portion of a reinsured block of variable annuity products, a $71.2 million decrease attributable to a runoff block of deferred annuities and a $25.9 million decrease attributable to runoff of our life business.

                      Stockholders' Equity. Stockholders' equity decreased $492.2 million to $1,097.8 million at December 31, 2005 from $1,590.0 million at December 31, 2004. The decrease was primarily attributable to the $440.3 million of dividends paid to the common stockholder and $9.6 million of dividends paid to the preferred stockholder. The decrease was also attributable to a decline in net unrealized gains on invested securities of $61.7 million, which was partially offset by current year net income of $29.5 million.

LIQUIDITY
                      The principal liquidity requirements for our insurance operations are our contractual obligations to contract holders and annuitants. Contractual obligations include payments of claims under outstanding insurance policies and annuities, contract withdrawals and surrender benefits. The primary sources for meeting these contractual obligations are investment activities and cash generated from operating activities. We maintain a committed credit line with an indirect parent, GNA Corporation, of $500.0 million to provide liquidity to meet normal variation in cash requirements.

                      The following table sets forth our condensed cash flows for the periods indicated:

                                             Years ended December 31,
                                           ---------------------------
        (Dollar amounts in millions)          2005      2004     2003
        ---------------------------------------------------------------
        Net cash from operating activities $   177.9  $ 421.5  $ 492.9
        Net cash from investing activities   1,210.6    359.6    478.7
        Net cash from financing activities  (1,070.9)  (767.1)  (959.2)
        ---------------------------------------------------------------

                      Cash flows from operating activities are affected by the timing of premiums and fees received and investment income and expenses paid. Principal sources of cash include sales of our products and services. The decrease in cash flows from operating activities in 2005 was primarily the result of the timing of cash settlements of other assets and liabilities.

                      The increase in cash from investing activities for the year ended December 31, 2005 was primarily the result of a reduction in purchases of investments primarily driven by a decline in investments needed to support GICs and funding agreements.

                      The net cash from financing activities primarily relates to investment contract issuances and redemptions. Our net change in investment contracts was $(1,071.0) million in 2005 compared to $(731.6) million in 2004.

                      The overall increase in cash of $317.6 million in 2005 is primarily a result of the $300.0 million registered note issuance in December 2005.

                      As of December 31, 2005, we had approximately $200.0 million of renewable floating rate funding agreements, which are deposit-type products that generally credit interest on deposits at a floating rate tied to an external market index. Purchasers of renewable funding agreements include money market funds, bank common trust funds and other short-term investors. Some of our funding agreements contain "put" provisions, through which the contractholder has an option to terminate the funding agreement for any reason after giving notice within the contract's specified notice period. Of the $200.0 million aggregate amount outstanding as of December 31, 2005, $50.0 million had put option features of 180 days.

                      During 2005, we transferred approximately $344.6 million of investment securities to an affiliated special purpose entity ("SPE"), whose sole purpose is to securitize these investment securities and issue secured notes to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. The value of those securities as of December 31, 2005 was $332.0 million.

                      The nature and quality of the various types of investments purchased by a life insurance company must comply with the statutes and regulations imposed by the various jurisdictions in which those entities are incorporated. Following is a breakdown of the credit quality of our fixed maturity portfolio at December 31, 2005.

                            -----------------------
                            BBB/Baa or above  92.8%
                            BB/Ba and below     7.2
                            Not Rated            --
                                             ------
                            Total portfolio  100.0%
                            -----------------------

                      Certain of our products contain provisions for charges for surrender of, or withdrawals from, the policy. At December 31, 2005 and 2004, approximately 79.6% and 66.6%, respectively, of our annuity contracts were subject to surrender charges or contained non-surrender provisions.

                      As of December 31, 2005, we had approximately $1,985.8 million of GICs. Substantially all of these contracts allow for the payment of benefits at contract value to ERISA plans prior to contract maturity in the event of death, disability, retirement or change in investment election. We carefully underwrite these risks before issuing a GIC to a plan and historically have been able to effectively manage our exposure to these benefit payments. Our GICs typically credit interest at a fixed interest rate and have a fixed-maturity generally ranging from two to six years. Contracts provide for early termination by the contractholder but subject to an adjustment to the contract value for changes in the level of interest rates from the time the GIC was issued plus an early withdrawal penalty.

                      Insurance companies are restricted by states as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Dividends in excess of the prescribed limits or the earned surplus are deemed extraordinary and require formal state insurance department approval. We are able to pay $33.0 million in dividends in 2006 without obtaining regulatory approval.

OFF-BALANCE SHEET TRANSACTIONS
                      We have used off-balance sheet securitization transactions to mitigate and diversify our asset risk position and to adjust the asset class mix in our portfolio by reinvesting securitization proceeds in accordance with our approved investment guidelines. The transactions we have used involved securitizations of some of our receivables and investments that were secured by commercial mortgage loans, fixed maturities or other receivables, consisting primarily of policy loans. Total securitized assets remaining as of December 31, 2005 and 2004, were $254.1 million and $297.9 million, respectively.

                      There were no off-balance sheet securitization transactions in 2005, 2004 and 2003.

                      We have arranged for the assets that we have transferred in securitization transactions to be serviced by us directly, or pursuant to arrangements with GEAM and with General Motors Acceptance Corporation. Servicing activities include ongoing review, credit monitoring, reporting and collection activities.

                      Financial support is provided under credit support agreements, in which Genworth provides limited recourse for a maximum of $119 million of credit losses in such entities. We do not provide any such recourse. Assets with credit support are funded by demand notes that are further enhanced with support provided by GE Capital.

NEW ACCOUNTING STANDARDS

RECENTLY ADOPTED      On January 1, 2004, we adopted the American Institute of
                      Certified Public Accountants ("AICPA") Statement of
                      Position ("SOP") 03-1, Accounting and Reporting by
                      Insurance Enterprises for Certain Nontraditional
                      Long-Duration Contracts and for Separate Accounts. SOP
                      03-1 provides guidance on separate account presentation and valuation, accounting for sales inducements to contractholders and classification and valuation of long-duration contract liabilities. The cumulative effect of change in accounting principle related to adopting SOP
                      03-1 was a $0.7 million benefit, net of taxes, for the change in reserves, less additional amortization of deferred acquisition costs, on variable annuity contracts with guaranteed minimum death benefits.

ACCOUNTING            In September 2005, the AICPA issued SOP 05-1, Accounting
PRONOUNCEMENTS        by Insurance Enterprises for Deferred Acquisition Costs
NOT YET ADOPTED       in Connection With Modifications or Exchanges of
                      Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other deferred balances on an internal replacement, defined broadly as a modification in product benefits, features, rights or coverages that occurs by the exchange of an existing contract for a new contract, or by the amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. Depending on the type of modification, the period over which these deferred balances will be recognized could be accelerated. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We are currently evaluating the impact
                      SOP 05-1 will have on our results of operations or financial position.

Quantitative and Qualitative Disclosures About Market Risk and Interest Rate Management

                      Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. The following is a discussion of our market risk exposures and our risk management practices.

                      We enter into market-sensitive instruments primarily for purposes other than trading. The carrying value of our investment portfolio as of December 31, 2005 and 2004 was $6,890.9 million and $8,850.6 million, respectively, of which 76.6% and 79.1%, respectively, was invested in fixed maturities. The primary market risk to our investment portfolio is interest rate risk associated with investments in fixed maturities. We mitigate the market risk associated with our fixed maturities portfolio by closely matching the duration of our fixed maturities with the duration of the liabilities that those securities are intended to support.

                      We are exposed to equity risk on our holdings of common stocks and other equities. We manage equity price risk through industry and issuer diversification and asset allocation techniques.

                      We may use derivative financial instruments, such as interest rate and currency swaps, currency forwards and option-based financial instruments, as part of our risk management strategy. We use these derivatives to mitigate certain risks, including interest rate risk, currency risk and equity risk, by:

                         . reducing the risk between the timing of the receipt
                           of cash and its investment in the market;

                         . converting the asset duration to match the duration
                           of the liabilities;

                         . reducing our exposure to fluctuations in equity
                           market indices that underlie some of our products;
                           and

                         . protecting against the early termination of an asset
                           or liability.

                      As a matter of policy, we have not and will not engage in derivative market-making, speculative derivative trading or other speculative derivatives activities.

SENSITIVITY ANALYSIS
                      Sensitivity analysis measures the impact of hypothetical changes in interest rates, foreign exchange rates and other market rates or prices on the profitability of market-sensitive financial instruments.

                      The following discussion about the potential effects of changes in interest rates and equity market prices is based on so-called "shock-tests," which model the effects of interest rate and equity market price shifts on our financial condition and results of operations. Although we believe shock tests provide the most meaningful analysis permitted by the rules and regulations of the SEC, they are constrained by several factors, including the necessity to conduct the analysis based on a single point in time and by their inability to include the extraordinarily complex market reactions that normally would arise from the market shifts modeled. Although the following results of shock tests for changes in interest rates and equity market prices may have some limited use as benchmarks, they should not be viewed as forecasts. These forward-looking disclosures also are selective in nature and address only the potential impacts on our financial instruments. They do not include a variety of other potential factors that could affect our business as a result of these changes in interest rates and equity market prices.

                      One means of assessing exposure of our fixed maturities portfolio to interest rate changes is a duration-based analysis that measures the potential changes in market value resulting from a hypothetical change in interest rates of 100 basis points across all maturities. This is sometimes referred to as a parallel shift in the yield curve. Under this model, with all other factors constant and assuming no offsetting change in the value of our liabilities, we estimated that such an increase in interest rates would cause the market value of our fixed income securities portfolio to decline by approximately $186.1 million, based on our securities positions as of December 31, 2005.

                      One means of assessing exposure to changes in equity market prices is to estimate the potential changes in market values on our equity investments resulting from a hypothetical broad-based decline in equity market prices of 10%. Under this model, with all other factors constant, we estimated that such a decline in equity market prices would cause the market value of our equity investments to decline by approximately $1.9 million, based on our equity positions as of December 31, 2005. In addition, fluctuations in equity market prices affect our revenues and returns from our separate account products, which depend upon fees that are related primarily to the value of assets under management.

DERIVATIVE
COUNTERPARTY
CREDIT RISK
                      We manage derivative counterparty credit risk on an individual counterparty basis, which means that gains and losses are netted for each counterparty to determine the amount at risk. When a counterparty exceeds credit exposure limits in terms of amounts owed to us, typically as the result of changes in market conditions, no additional transactions are executed until the exposure with that counterparty is reduced to an amount that is within the established limit. All swaps are executed under master swap agreements containing mutual credit downgrade provisions that provide the ability to require assignment or replacement in the event either parties unsecured debt rating is downgraded to or below Moody's "Baa" or S&P's "BBB."

                      Swaps, purchased options and forwards with contractual maturities longer than one year are conducted within the credit policy constraints provided in the table below. Our policy requires foreign exchange forwards with contractual maturities shorter than one year to be executed with counterparties having a credit rating by Moody's of "A-1" and by S&P of "P-1".

                      The following table sets forth derivative counterparty credit limits by credit rating:

(Dollar amounts in millions)
                             Long term      Aggregate limits
                          (exposures over   (including those
                          one year) net of   under one year)        Aggregate Limit
S&P rating Moody's rating  collateral/1/   net of collateral/1/ (gross of collateral)/1/
----------------------------------------------------------------------------------------
   AAA          Aaa             $50               $125                   $300
   AA-          Aa3              25                100                    250
   A             A2              15                 90                    200
----------------------------------------------------------------------------------------

                    /1/ Credit exposure limits noted in this table are set by
                        Genworth, our ultimate parent, and apply in the aggregate to all companies that are consolidated into Genworth.

                      Our net derivative position as of December 31, 2005 was $3.7 million.

Experts


                      The consolidated financial statements and schedules of Genworth Life and Annuity Insurance Company and subsidiary (the Company) as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      The reports of KPMG LLP dated March 10, 2006 with respect to the consolidated financial statements and schedules of Genworth Life and Annuity Insurance Company and subsidiary refer to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

                       Consolidated Financial Statements

                         Year ended December 31, 2005

    (With Report of Independent Registered Public Accounting Firm Thereon)

                  Genworth Life and Annuity Insurance Company
                       Consolidated Financial Statements
                               Table of Contents

                                                                  Page
                                                                  ----
          Report of Independent Registered Public Accounting Firm F-1
          Consolidated Statements of Income...................... F-2
          Consolidated Balance Sheets............................ F-3
          Consolidated Statements of Stockholders' Equity........ F-4
          Consolidated Statements of Cash Flows.................. F-5
          Notes to Consolidated Financial Statements............. F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:

   We have audited the accompanying consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries (the Company) as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genworth Life and Annuity Insurance Company and subsidiaries as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

   As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.



/s/  KPMG LLP

Richmond, Virginia

March 10, 2006

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                       Consolidated Statements of Income
                         (Dollar amounts in millions)

                                                                                Years Ended December 31,
                                                                                -----------------------
                                                                                 2005     2004    2003
                                                                                ------  -------  ------
Revenues:
   Net investment income....................................................... $411.7  $ 421.0  $538.0
   Net realized investment gains (losses)......................................   (4.5)     5.7     3.9
   Premiums....................................................................  103.5     96.8   104.0
   Cost of insurance...........................................................  144.7    142.2   153.1
   Variable product fees.......................................................   21.8      9.4   106.3
   Other income................................................................   28.0     24.8    35.5
                                                                                ------  -------  ------
       Total revenues..........................................................  705.2    699.9   940.8
                                                                                ------  -------  ------
Benefits and expenses:
   Interest credited...........................................................  269.1    291.2   410.6
   Benefits and other changes in policy reserves...............................  190.4    182.8   245.7
   Acquisition and operating expenses, net of deferrals........................   89.9     63.2   149.0
   Amortization of deferred acquisition costs and intangibles..................  101.0    107.3   118.9
                                                                                ------  -------  ------
       Total benefits and expenses.............................................  650.4    644.5   924.2
                                                                                ------  -------  ------
Income before income taxes and cumulative effect of change in accounting
  principle....................................................................   54.8     55.4    16.6
Provision (benefit) for income taxes...........................................   25.3   (143.3)   (3.1)
                                                                                ------  -------  ------
Income before cumulative effect of change in accounting principle..............   29.5    198.7    19.7
Cumulative effect of change in accounting principle, net of tax of $0.4 million     --      0.7      --
                                                                                ------  -------  ------
Net income..................................................................... $ 29.5  $ 199.4  $ 19.7
                                                                                ======  =======  ======

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                          Consolidated Balance Sheets
              (Dollar amounts in millions, except share amounts)

                                                                                         December 31,
                                                                                      -------------------
                                                                                        2005      2004
                                                                                      --------- ---------
Assets
   Investments:
       Fixed maturities available-for-sale, at fair value............................ $ 5,277.3 $ 7,001.2
       Equity securities available-for-sale, at fair value...........................      23.3      26.8
       Commercial mortgage loans.....................................................   1,042.1   1,207.7
       Policy loans..................................................................     158.3     148.4
       Other invested assets ($332.0 and $0.0 restricted)............................     389.9     466.5
                                                                                      --------- ---------
              Total investments......................................................   6,890.9   8,850.6
   Cash and cash equivalents.........................................................     344.0      26.4
   Accrued investment income.........................................................      63.6      81.5
   Deferred acquisition costs........................................................     321.1     248.1
   Goodwill..........................................................................        --      57.5
   Intangible assets.................................................................     131.6     120.6
   Reinsurance recoverable...........................................................   2,307.4   2,753.8
   Deferred income tax asset.........................................................       0.1       5.9
   Other assets......................................................................      46.0      56.8
   Separate account assets...........................................................   8,777.3   8,636.7
                                                                                      --------- ---------
              Total assets........................................................... $18,882.0 $20,837.9
                                                                                      ========= =========
Liabilities and Stockholders' equity
   Liabilities:
       Future annuity and contract benefits.......................................... $ 8,201.5 $ 9,604.6
       Liability for policy and contract claims......................................      82.1      89.4
       Other policyholder liabilities................................................     207.1     235.9
       Other liabilities ($333.3 and $0.0 restricted)................................     516.2     681.3
       Separate account liabilities..................................................   8,777.3   8,636.7
                                                                                      --------- ---------
              Total liabilities......................................................  17,784.2  19,247.9
                                                                                      --------- ---------
   Commitments and contingencies

   Stockholders' equity:
       Accumulated other comprehensive income:
          Net unrealized investment gains............................................      12.5      72.0
          Derivatives qualifying as hedges...........................................       1.1       3.3
                                                                                      --------- ---------
       Total accumulated other comprehensive income..................................      13.6      75.3
       Preferred stock, Series A ($1,000 par value, $1,000 redemption and liquidation value, 200,000 shares authorized, 120,000 shares issued and
         outstanding)................................................................     120.0     120.0
       Common stock ($1,000 par value, 50,000 shares authorized, 25,651 shares
         issued and outstanding).....................................................      25.6      25.6
       Additional paid-in capital....................................................     938.6   1,061.1
       Retained earnings.............................................................        --     308.0
                                                                                      --------- ---------
              Total stockholders' equity.............................................   1,097.8   1,590.0
                                                                                      --------- ---------
              Total liabilities and stockholders' equity............................. $18,882.0 $20,837.9
                                                                                      ========= =========

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity
              (Dollar amounts in millions, except share amounts)

                                                                      Accumulated
                            Preferred Stock Common Stock  Additional     Other                  Total
                            --------------  -------------  Paid-In   Comprehensive Retained Stockholders'
                             Share   Amount Share  Amount  Capital      Income     Earnings    Equity
                            -------  ------ ------ ------ ---------- ------------- -------- -------------
Balances at January 1, 2003 120,000  $120.0 25,651 $25.6   $1,050.7     $ (9.7)    $ 517.6    $1,704.2
Comprehensive income:
 Net income................      --      --     --    --         --         --        19.7        19.7
 Net unrealized gains on
   investment securities...      --      --     --    --         --       99.7          --        99.7
 Derivatives qualifying as
   hedges..................      --      --     --    --         --       (1.9)         --        (1.9)
                                                                                              --------
   Total comprehensive
     income................                                                                      117.5
Contributed capital........      --      --     --    --        9.9         --          --         9.9
Cash dividends.............      --      --     --    --         --         --        (9.6)       (9.6)
                            -------  ------ ------ -----   --------     ------     -------    --------
Balances at December 31,
  2003..................... 120,000   120.0 25,651  25.6    1,060.6       88.1       527.7     1,822.0
                                                                                              --------
Comprehensive income:
 Net income................      --      --     --    --         --         --       199.4       199.4
 Net unrealized gains on
   investment securities...      --      --     --    --         --      (15.7)         --       (15.7)
 Derivatives qualifying as
   hedges..................      --      --     --    --         --        2.9          --         2.9
                                                                                              --------
   Total comprehensive
     income................                                                                      186.6
Contributed capital........      --      --     --    --        0.5         --          --         0.5
Cash dividends.............      --      --     --    --         --         --       (40.0)      (40.0)
Non-cash dividend..........      --      --     --    --         --         --      (379.1)     (379.1)
                            -------  ------ ------ -----   --------     ------     -------    --------
Balances at December 31,
  2004..................... 120,000   120.0 25,651  25.6    1,061.1       75.3       308.0     1,590.0
                                                                                              --------
Comprehensive income:
 Net income................      --      --     --    --         --         --        29.5        29.5
 Net unrealized gains on
   investment securities...      --      --     --    --         --      (59.5)         --       (59.5)
 Derivatives qualifying as
   hedges..................      --      --     --    --         --       (2.2)         --        (2.2)
                                                                                              --------
   Total comprehensive
     income................                                                                      (32.2)
Cash dividends declared and
  paid.....................      --      --     --    --         --         --        (9.6)       (9.6)
Non-cash dividend and other
  transactions with
  stockholders.............      --      --     --    --     (122.5)        --      (327.9)     (450.4)
                            -------  ------ ------ -----   --------     ------     -------    --------
Balances at December 31,
  2005..................... 120,000  $120.0 25,651 $25.6   $  938.6     $ 13.6     $    --    $1,097.8
                            =======  ====== ====== =====   ========     ======     =======    ========

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                         (Dollar amounts in millions)

                                                                                Years Ended December 31,
                                                                            -------------------------------
                                                                               2005       2004       2003
                                                                            ---------  ---------  ---------
Cash flows from operating activities:
   Net income.............................................................. $    29.5  $   199.4  $    19.7
   Adjustments to reconcile net income to net cash provided by operating activities:
       Cumulative effect of change in accounting principle, net of tax.....        --       (0.7)        --
       Change in future policy benefits....................................     122.4      341.1      407.5
       Net realized investments (gains) losses.............................       4.5       (5.7)      (3.9)
       Amortization of investment premiums and discounts...................      18.5       28.3       46.5
       Acquisition costs deferred..........................................     (93.3)     (89.1)    (167.7)
       Amortization of deferred acquisition costs and intangibles..........     101.0      107.3      118.9
       Deferred income taxes...............................................      39.1     (174.0)      18.3
       Change in certain assets:
          Decrease (increase) in:
          Accrued investment income........................................      13.6       26.6       32.6
          Other, net.......................................................       5.5      (20.4)     (39.0)
       Change in certain liabilities:
          Increase (decrease) in:
          Policy and contract claims.......................................      (4.2)      64.2     (183.9)
          Other policyholder liabilities...................................     (28.5)      88.6      (59.6)
          Other liabilities................................................     (30.2)    (144.1)     303.5
                                                                            ---------  ---------  ---------
       Net cash from operating activities..................................     177.9      421.5      492.9
                                                                            ---------  ---------  ---------
Cash flows from investing activities:
   Short-term investment activity, net.....................................        --       99.6      178.4
   Proceeds from sales and maturities of investment securities and other
     invested assets.......................................................   1,989.4    1,734.9    4,328.0
   Principal collected on mortgage and policy loans........................     297.0      217.5      268.6
   Purchases of investment securities and other invested assets............    (940.2)  (1,465.9)  (3,784.0)
   Mortgage loan originations and increase in policy loans.................    (135.6)    (226.5)    (512.3)
                                                                            ---------  ---------  ---------
              Net cash from investing activities...........................   1,210.6      359.6      478.7
                                                                            ---------  ---------  ---------
Cash flows from financing activities:
   Proceeds from issuance of investment contracts..........................   1,537.6    1,293.0    3,107.0
   Redemption and benefit payments on investment contracts.................  (2,608.6)  (2,024.6)  (4,044.8)
   Proceeds from secured borrowings from affiliate.........................      20.5         --         --
   Proceeds from short-term borrowings.....................................     388.0      251.4      346.5
   Payments on short-term borrowings.......................................    (398.8)    (246.9)    (358.3)
   Cash dividends to stockholders..........................................      (9.6)     (40.0)      (9.6)
                                                                            ---------  ---------  ---------
              Net cash from financing activities...........................  (1,070.9)    (767.1)    (959.2)
                                                                            ---------  ---------  ---------
              Net change in cash and cash equivalents......................     317.6       14.0       12.4
   Cash and cash equivalents at beginning of year..........................      26.4       12.4         --
                                                                            ---------  ---------  ---------
   Cash and cash equivalents at end of year................................ $   344.0  $    26.4  $    12.4
                                                                            =========  =========  =========

                See Notes to Consolidated Financial Statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

(1) Summary of Significant Accounting Policies

   (a) Principles of Consolidation

   The accompanying consolidated financial statements include the historical operations and accounts of Genworth Life and Annuity Insurance Company ("GLAIC"), formerly known as GE Life and Annuity Assurance Company, and its subsidiaries, Assigned Settlement, Inc. and GNWLAAC Real Estate Holding, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

   Genworth Life and Annuity Insurance Company (the "Company," "we," "us," or "our" unless context otherwise requires) is a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 as The Life Insurance Company of Virginia. An affiliate of the General Electric Company ("GE") acquired us on April 1, 1996 and ultimately contributed the majority of the outstanding common stock to Genworth Life Insurance Company ("GLIC"), formerly known as General Electric Capital Assurance Company.

   On May 24, 2004, we became an indirect, wholly-owned subsidiary of Genworth Financial, Inc. ("Genworth"). On May 25, 2004, Genworth's Class A common stock began trading on The New York Stock Exchange.

   On May 31, 2004, we became a direct, wholly-owned subsidiary of GLIC while remaining an indirect, wholly-owned subsidiary of Genworth.


   As of December 31, 2005, GE beneficially owned approximately 18% of Genworth's outstanding stock. On March 8, 2006, a subsidiary of GE completed a secondary offering to sell its remaining interest in Genworth. Our preferred shares are owned by an affiliate, Brookfield Life Assurance Company Limited.


   (b) Basis of Presentation

   These consolidated financial statements have been prepared on the basis of U.S. generally accepted accounting principles ("U.S. GAAP"). Preparing financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates. Certain prior year amounts may have been reclassified to conform to the current year presentation.

   (c) Products

   Our product offerings are divided along two major segments of consumer needs: (i) Retirement Income and Investments and (ii) Protection.

   Retirement Income and Investments deferred annuities (variable and fixed) and variable life insurance products are investment vehicles and insurance contracts intended for contractholders who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets. Our guaranteed investment contracts ("GICs") and funding agreements are investment contracts sold to institutional buyers.

   Protection products are intended to provide protection against financial hardship primarily after the death of an insured and to protect income and assets from other adverse economic impacts of significant health care costs. Our principal product lines under the Protection segment are universal life insurance, interest-sensitive whole life and Medicare supplement insurance.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   We distribute our products through three primary channels: financial intermediaries (banks, securities brokerage firms and independent broker/dealers), independent producers (brokerage general agencies, affluent market producer groups and specialized brokers) and dedicated sales specialists (affiliated networks of both accountants and personal financial advisors). Approximately 10.2% of our variable annuity product sales in 2005 were through one national bank. However, we do not believe that the loss of such business would have a long-term adverse effect on our business and operations due to our competitive position in the marketplace and the availability of business from other distributors.

   (d) Premiums

   For traditional long-duration insurance contracts, we report premiums as earned when due.

   For short-duration insurance contracts, we report premiums as revenue over the terms of the related insurance policies on a pro-rata basis or in proportion to expected claims.

   Premiums received under annuity contracts without significant mortality risk and premiums received on investment and universal life products are not reported as revenues but rather as deposits and are included in liabilities for future annuity and contract benefits.

   (e) Net Investment Income and Net Realized Investment Gains and Losses

   Investment income is recognized when earned. Realized investment gains and losses are calculated on the basis of specific identification.

   Investment income on mortgage-backed and asset-backed securities is initially based upon yield, cash flow, and prepayment assumptions at the date of purchase. Subsequent revisions in those assumptions are recorded using the retrospective or prospective method. Under the retrospective method, used for mortgage-backed and asset-backed securities of high credit quality (ratings equal to or greater than AA or that are U.S. Agency backed) which cannot be contractually prepaid, amortized cost of the security is adjusted to the amount that would have existed had the revised assumptions been in place at the date of purchase. The adjustments to amortized cost are recorded as a charge or credit to net investment income. Under the prospective method, which is used for all other mortgage-backed and asset-backed securities, future cash flows are estimated and interest income is recognized going forward using the new internal rate of return. As of December 31, 2005, all our mortgage-backed and asset-backed securities that have had subsequent revisions in yield, cash flow or prepayment assumptions were accounted for under the retrospective method.

   (f) Policy Fees and Other Income

   Policy fees and other income consists primarily of insurance charges assessed on universal life contracts, fees assessed against policyholder account values and surrender fee income. Charges to policyholder accounts for universal life cost of insurance is recognized as revenue when due. Variable product fees are charged to variable annuity and variable life policyholders based upon the daily net assets of the policyholder's account values and are recognized as revenue when charged. Policy surrender fees are recognized as income when the policy is surrendered.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (g) Investment Securities

   We have designated our investment securities as available-for-sale and report them in our Consolidated Balance Sheets at fair value. We obtain values for actively traded securities from external pricing services. For infrequently traded securities, we obtain quotes from brokers, or we estimate values using internally developed pricing models. These models are based upon common valuation techniques and require us to make assumptions regarding credit quality, liquidity and other factors that affect estimated values. Changes in the fair value of available-for-sale investments, net of the effect on deferred acquisition costs ("DAC"), present value of future profits ("PVFP") and deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income.

   We regularly review investment securities for impairment in accordance with our impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as our intent to hold the security until recovery. Securities that in our judgment are considered to be other-than-temporarily impaired are recognized as a charge to realized investment gains (losses) in the period in which such determination is made.

   (h) Securities Lending Activity

   We engaged in securities lending transactions for the purpose of enhancing the yield on our investment securities portfolio, which required the borrower to provide collateral, primarily consisting of cash and government securities, on a daily basis, in amounts equal to or exceeding 102% of the fair value of the applicable securities loaned. We maintained effective control over all loaned securities and therefore, continued to report such securities as fixed maturities in the Consolidated Balance Sheets.

   Cash and non-cash collateral, such as a security, received by us on securities lending transactions is reflected in other invested assets with an offsetting liability recognized in other liabilities for the obligation to return the collateral. The fair value of collateral held and included in other invested assets was $0.0 million and $406.9 million at December 31, 2005 and 2004, respectively. We had non-cash collateral of $0.0 million and $23.8 million at December 31, 2005 and 2004, respectively.

   (i) Commercial Mortgage Loans

   Commercial mortgage loans are stated at principal amounts outstanding, net of deferred expenses and allowance for loan losses. Interest on loans is recognized on an accrual basis at the applicable interest rate on the principal amount outstanding. Loan origination fees and direct costs as well as premiums and discounts are amortized as level yield adjustments over the respective loan terms. Unamortized net fees or costs are recognized upon early repayment of the loans. Loan commitment fees are generally deferred and amortized on an effective yield basis over the term of the loan. Impaired loans are generally carried on a non-accrual status. Loans are ordinarily placed on non-accrual status when, in management's opinion, the collection of principal or interest is unlikely, or when the collection of principal or interest is 90 days or more past due.

   The allowance for loan losses is maintained at a level that management determines is adequate to absorb estimated probable incurred losses in the loan portfolio. Management's evaluation process to determine the adequacy of the allowance utilizes an analytical model based on historical loss experience, adjusted for current events, trends and economic conditions. The actual amounts realized could differ in the near term from the amounts assumed in arriving at the allowance for loan losses reported in the financial statements.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)




   All losses of principal are charged to the allowance for loan losses in the period in which the loan is deemed to be uncollectible. Additions and reductions are made to the allowance through periodic provisions charged to current operations and recovery of principal on loans previously charged off.

   (j) Other Invested Assets

   Investments in limited partnerships are generally accounted for under the equity method of accounting. Real estate is included in other invested assets and is stated, generally, at cost less accumulated depreciation. Other long-term investments are stated generally at amortized cost.

   (k) Cash and Cash Equivalents

   Certificates of deposit, money market funds and other time deposits with original maturities of less than 90 days are considered cash equivalents in the Consolidated Balance Sheets and Consolidated Statements of Cash Flows.

   (l) Deferred Acquisition Costs

   Acquisition costs include costs which vary with and are primarily related to the acquisition of insurance and investment contracts. Such costs are deferred and amortized as follows:

   Long-Duration Contracts. Acquisition costs include commissions in excess of ultimate renewal commissions, solicitation and printing costs, sales material and some support costs, such as underwriting and contract and policy issuance expenses. Amortization for traditional long-duration insurance products is determined as a level proportion of premium based on commonly accepted actuarial methods and reasonable assumptions regarding mortality, morbidity, lapse rates, expenses and future yield on related investments established when the contract or policy is issued. Amortization for annuity contracts without significant mortality risk and investment and universal life products is based on estimated gross profits and is adjusted as those estimates are revised.

   Short-Duration Contracts. Acquisition costs consist primarily of commissions and premium taxes and are amortized ratably over the terms of the underlying policies.

   We regularly review all of these assumptions and periodically test DAC for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized DAC for a line of business, a charge to income is recorded for additional DAC amortization. For other products, if the benefit reserve plus anticipated future premiums and interest earnings for a line of business are less than the current estimate of future benefits and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization or for increased benefit reserves. For the years ending December 31, 2005, 2004 and 2003, there were no significant charges to income recorded as a result our DAC recoverability testing.

   (m) Intangible Assets

   Present Value of Future Profits. In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called PVFP, represents the actuarially

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

estimated present value of future cash flows from the acquired policies. PVFP is amortized, net of accreted interest, in a manner similar to the amortization of DAC.

   We regularly review all of these assumptions and periodically test PVFP for recoverability. For deposit products, if the current present value of estimated future gross profits is less than the unamortized PVFP for a line of business, a charge to income is recorded for additional PVFP amortization. For other products, if the benefit reserve plus anticipated future premiums and interest earnings for a line of business are less than the current estimate of future benefits and expenses (including any unamortized PVFP), a charge to income is recorded for additional PVFP amortization or for increased benefit reserves. For the years ending December 31, 2005, 2004 and 2005, there were no significant charges to income recorded as a result our PVFP recoverability testing.

   Deferred Sales Inducements to Contractholders. We defer sales inducements to contractholders for features on variable annuities that entitle the contractholder to an incremental amount to be credited to the account value upon making a deposit, and for fixed annuities with crediting rates higher than the contract's expected ongoing crediting rates for periods after the inducement. Our sales inducements to contractholders deferred prior to the adoption of American Institute of Certified Public Accountants ("AICPA") Statement of Position 03-1 ("SOP 03-1"), Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts, which we included in unamortized DAC, were reinsured effective
January 1, 2004. Deferred sales inducements to contractholders are reported as a separate intangible asset and amortized in benefits and other changes in policy reserves using the same methodology and assumptions used to amortize DAC.

   Other Intangible Assets. We amortize the costs of other intangibles over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment at least annually based on undiscounted cash flows, which requires the use of estimates and judgment, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested at least annually for impairment and written down to fair value as required.

   Software. Purchased software and certain application development costs related to internally developed software are capitalized, above de minimus thresholds. When the software is ready for its intended use, the amounts capitalized are amortized over the expected useful life, not to exceed 5 years.

   (n) Goodwill

   Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment, at the "reporting unit" level. A reporting unit is the operating segment, or a business one level below that operating segment (the "component" level) if discrete financial information is prepared and regularly reviewed by management at the component level. We recognize an impairment charge for any amount by which the carrying amount of a reporting unit's goodwill exceeds its fair value. We use discounted cash flows to establish fair values. Based on the results of our testing, we recorded a goodwill impairment charge of $57.5 million and $59.8 million in 2005 and 2004, respectively. There was no impairment charge in 2003. As of December 31, 2005, there is no goodwill balance remaining as a result of these charges.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (o) Reinsurance

   Premium revenue, benefits, acquisition and operating expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

   (p) Separate Accounts

   The separate account assets represent funds for which the investment income and investment gains and losses accrue directly to the variable annuity contractholders and variable life policyholders. We assess mortality risk fees and administration charges on the variable mutual fund portfolios. The separate account assets are carried at fair value and are at least equal to the liabilities that represent the policyholders' equity in those assets.

   (q) Future Annuity and Contract Benefits

   Future annuity and contract benefits consist of the liability for investment contracts, insurance contracts and accident and health contracts. Investment contract liabilities are generally equal to the policyholder's current account value. The liability for life insurance and accident and health contracts is calculated based upon actuarial assumptions as to mortality, morbidity, interest, expense and withdrawals, with experience adjustments for adverse deviation where appropriate.

   (r) Liability for Policy and Contract Claims

   The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of
(a) claims that have been reported to the insurer, (b) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated, and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process, and adjust claims.

   Management considers the liability for policy and contract claims provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed continuously and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for policy and contract claims provided.

   (s) Income Taxes

   For periods prior to 2004, we filed a consolidated life insurance federal income tax return with our parent, GLIC, and its other life insurance affiliates. We were subject to a tax-sharing agreement, as approved by state insurance regulators, which allocated taxes on a separate company basis but provided benefit for current utilization of losses and credits. Intercompany balances were settled at least annually.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   For the period beginning January 1, 2004, and ending on the date of the transfer of our outstanding capital stock to Genworth, we were included in the consolidated federal income tax return of GE. During this period, we were subject to a tax-sharing arrangement that allocates tax on a separate company basis, but provided benefit for current utilization of losses and credits. Intercompany balances were settled at least annually.

   Subsequent to the transfer of our outstanding capital stock to Genworth, we filed a consolidated life insurance federal income tax return with our parent, GLIC, and its other life insurance affiliates. We are subject to a separate tax-sharing agreement, as approved by state insurance regulators, which allocates taxes on a separate company basis but provides benefit for current utilization of losses and credits. Intercompany balances are settled at least annually.

   Deferred federal taxes are provided for temporary differences between the carrying amounts of assets and liabilities and their tax bases and are stated at the enacted tax rates expected to be in effect when taxes are actually paid or recovered.

   (t) Accounting Changes

   On January 1, 2004 we adopted AICPA SOP 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. SOP 03-1 provides guidance on separate account presentation and valuation, accounting for sales inducements to contractholders and classification and valuation of long-duration contract liabilities. The cumulative effect of change in accounting principle related to adopting SOP 03-1 was a $0.7 million benefit, net of taxes, for the change in reserves, less additional amortization of deferred acquisition costs, on variable annuity contracts with guaranteed minimum death benefits.

   (u) Accounting Pronouncements Not Yet Adopted

   In September 2005, the AICPA issued SOP 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other deferred balances on an internal replacement, defined broadly as a modification in product benefits, features, rights or coverages that occurs by the exchange of an existing contract for a new contract, or by the amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. Depending on the type of modification, the period over which these deferred balances will be recognized could be accelerated. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We are currently evaluating the impact SOP 05-1 will have on our results of operations or financial position.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


(2) Investments

   (a) Net Investment Income

   For the years ended December 31, the sources of our investment income were as follows:

    (Dollar amounts in millions)                      2005    2004    2003
    ----------------------------                     ------  ------  ------
    Fixed maturities--taxable....................... $331.3  $345.2  $458.6
    Fixed maturities--non-taxable...................    0.1     0.1     0.1
    Commercial mortgage loans.......................   75.3    77.1    81.8
    Equity securities...............................    0.8     0.1     0.9
    Other investments...............................    3.4    (1.2)   (2.9)
    Policy loans....................................   10.1     7.5    10.8
                                                     ------  ------  ------
    Gross investment income before expenses and fees  421.0   428.8   549.3
    Expenses and fees...............................   (9.3)   (7.8)  (11.3)
                                                     ------  ------  ------
    Net investment income........................... $411.7  $421.0  $538.0
                                                     ======  ======  ======

   (b) Net Realized Investment Gains (Losses)

   For the years ended December 31, gross realized investment gains and losses from the sales and impairments of investment securities classified as available-for-sale were as follows:

         (Dollar amounts in millions)             2005    2004   2003
         ----------------------------            ------  -----  ------
         Gross realized investment:
            Gains on sale....................... $ 12.0  $10.7  $ 80.2
            Losses on sale......................   (4.3)  (4.1)  (49.9)
            Impairment losses...................  (12.2)  (0.9)  (26.4)
                                                 ------  -----  ------
         Net realized investments gains (losses) $ (4.5) $ 5.7  $  3.9
                                                 ======  =====  ======

   (c) Unrealized Gains and Losses

   Net unrealized gains and losses on investment securities and other invested assets classified as available-for-sale are reduced by deferred income taxes and adjustments to PVFP and DAC that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income as of December 31, are summarized as follows:

(Dollar amounts in millions)                                                        2005    2004    2003
----------------------------                                                       ------  ------  ------
Net unrealized gains (losses) on available-for-sale investment securities:
   Fixed maturities............................................................... $ 27.6  $145.4  $204.6
   Equity securities..............................................................    8.0     6.0     3.0
   Restricted other invested assets...............................................   (1.3)     --      --
                                                                                   ------  ------  ------
       Subtotal...................................................................   34.3   151.4   207.6
                                                                                   ------  ------  ------
Adjustments to the present value of future profits and deferred acquisitions costs  (15.1)  (40.7)  (72.6)
Deferred income taxes, net........................................................   (6.7)  (38.7)  (47.3)
                                                                                   ------  ------  ------
       Net unrealized gains on available-for-sale investment securities........... $ 12.5  $ 72.0  $ 87.7
                                                                                   ======  ======  ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   The change in the net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income for the years ended December 31, is as follows:


(Dollar amounts in millions)                                                             2005    2004    2003
----------------------------                                                           -------  ------  ------
Net unrealized gains (losses) on investment securities as of January 1................ $  72.0  $ 87.7  $(12.0)
                                                                                       -------  ------  ------
Unrealized gains (losses) on investment arising during the period:
   Unrealized gains (losses) on investment securities.................................  (120.0)  (52.5)  201.2
   Adjustment to deferred acquisition costs...........................................     6.9    19.7   (10.7)
   Adjustment to present value of future profits......................................    18.7    12.2   (32.4)
   Provision for deferred income taxes................................................    32.0     8.6   (55.9)
                                                                                       -------  ------  ------
       Changes in unrealized gains (losses) on investment securities..................   (62.4)  (12.0)  102.2
Reclassification adjustments to net realized investment (gains) losses net of deferred
  taxes of $(1.6), $2.0 and $1.4......................................................     2.9    (3.7)   (2.5)
                                                                                       -------  ------  ------
Net unrealized gains on investment securities as of December 31....................... $  12.5  $ 72.0  $ 87.7
                                                                                       =======  ======  ======


   (d) Fixed Maturities and Equity Securities

   As of December 31, 2005 and 2004, the amortized cost, gross unrealized gains and losses and fair value of our fixed maturities and equity securities classified as available-for-sale were as follows:

 2005                                            Gross      Gross
 ----                                Amortized unrealized unrealized Estimated
 (Dollar amounts in millions)          cost      gains      losses   fair value
 ----------------------------        --------- ---------- ---------- ----------
 Fixed maturities:
 U.S. government and agency......... $   70.2    $  0.5     $ (0.5)   $   70.2
 Non-U.S. government................    101.9       9.7       (0.2)      111.4
 U.S. corporate.....................  2,784.5      55.8      (23.3)    2,817.0
 Non-U.S. corporate.................    455.7      10.1       (5.6)      460.2
 Mortgage and asset-backed..........  1,837.4       5.3      (24.2)    1,818.5
                                     --------    ------     ------    --------
    Total fixed maturities..........  5,249.7      81.4      (53.8)    5,277.3
 Equity securities..................     15.3       8.0         --        23.3
                                     --------    ------     ------    --------
 Total available-for-sale securities $5,265.0    $ 89.4     $(53.8)   $5,300.6
                                     ========    ======     ======    ========

 2004                                            Gross      Gross
 ----                                Amortized unrealized unrealized Estimated
 (Dollar amounts in millions)          cost      gains      losses   fair value
 ----------------------------        --------- ---------- ---------- ----------
 Fixed maturities:
 U.S. government and agency......... $   51.5    $  0.9     $   --    $   52.4
 State and municipal................      0.7        --         --         0.7
 Non-U.S. government................     97.9       7.5         --       105.4
 U.S. corporate.....................  3,935.8     134.1      (29.3)    4,040.6
 Non-U.S. corporate.................    782.7      23.0       (2.9)      802.8
 Mortgage and asset-backed..........  1,987.2      21.1       (9.0)    1,999.3
                                     --------    ------     ------    --------
    Total fixed maturities..........  6,855.8     186.6      (41.2)    7,001.2
 Equity securities..................     20.8       6.0         --        26.8
                                     --------    ------     ------    --------
 Total available-for-sale securities $6,876.6    $192.6     $(41.2)   $7,028.0
                                     ========    ======     ======    ========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   For fixed maturity securities, we recognize an impairment charge to earnings in the period in which we determine that we do not expect to either collect or recover principal and interest in accordance with the contractual terms of the instruments or based on underlying collateral values and considering events such as payment default, bankruptcy or disclosure of fraud. For equity securities, we recognize an impairment charge in the period in which we determine that the security will not recover to book value within a reasonable period. We determine what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to us, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. We measure impairment charges based on the difference between the book value of the security and its fair value.


   We generally intend to hold securities in unrealized loss positions until they recover. However, from time to time, we sell securities in the ordinary course of managing our portfolio to meet diversification, credit quality, yield and liquidity requirements. The aggregate fair value of securities sold at a loss during the year ended December 31, 2005 was $188.5 million, which was approximately 98.3% of book value.


   The following table presents the gross unrealized losses and estimated fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

                                           Less Than 12 Months                        12 Months or More
                                ----------------------------------------- -----------------------------------------
                                                 Gross                                     Gross
                                Estimated fair unrealized                 Estimated fair unrealized
(Dollar amounts in millions)        value        losses   # of securities     value        losses   # of securities
----------------------------    -------------- ---------- --------------- -------------- ---------- ---------------
Description of Securities
Fixed maturities:
U.S. government and agency.....    $   36.9      $ (0.2)          7           $ 13.8       $ (0.3)          3
Government--non U.S............        12.6        (0.2)         11               --           --          --
U.S. corporate.................       782.6       (13.7)        164            310.0         (9.7)         64
Corporate--non U.S.............       155.5        (2.4)         35             83.7         (3.2)         13
Asset backed...................       538.7        (7.6)         44            109.2         (1.4)         20
Mortgage backed................       538.1        (8.9)        101            210.8         (6.2)         50
                                   --------      ------         ---           ------       ------         ---
Total temporarily impaired
  securities...................    $2,064.4      $(33.0)        362           $727.5       $(20.8)        150
                                   ========      ======         ===           ======       ======         ===
% Below cost--fixed maturities:
(less than)20% Below cost......    $2,064.4      $(33.0)        362           $722.6       $(18.3)        147
20-50% Below cost..............          --          --          --              4.9         (2.5)          3
(greater than)50% Below cost...          --          --          --               --           --          --
                                   --------      ------         ---           ------       ------         ---
Total fixed maturities.........    $2,064.4      $(33.0)        362           $727.5       $(20.8)        150
                                   ========      ======         ===           ======       ======         ===
Investment grade...............    $1,988.2      $(31.0)        337           $714.3       $(18.0)        140
Below investment grade.........        76.2        (2.0)         25             13.2         (2.8)         10
Not Rated......................          --          --          --               --           --          --
                                   --------      ------         ---           ------       ------         ---
Total temporarily impaired
  securities...................    $2,064.4      $(33.0)        362           $727.5       $(20.8)        150
                                   ========      ======         ===           ======       ======         ===

   The investment securities in an unrealized loss position as of December 31, 2005 consist of 512 securities accounting for unrealized losses of $53.8 million. Of these unrealized losses, 91.1% are investment grade (rated

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

AAA through BBB-) and 95.4% is less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates and changes in credit spreads.

   For the investment securities in an unrealized loss position as of December 31, 2005, three securities are below cost 20% or more and below investment grade (rated BB+ and below) for twelve months or more accounting for unrealized losses of $2.5 million. These securities consist of two issuers in the airline and automotive industries and are current on all terms. All airline securities are collateralized by commercial jet aircraft associated with several domestic airlines. We believe these airline security holdings are in a temporary loss position as a result of ongoing negative market reaction to difficulties in the commercial airline industry. The unrealized loss on the automotive investments was primarily caused by legacy issues and declines in market share. The automotive issuer continues to maintain significant liquidity relative to their maturities and we expect to collect full principal and interest.

   Because management expects these investments to continue to perform as to contractual obligations and we have the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investments, which may be maturity, we do not consider these investments to be other-than-temporarily impaired at December 31, 2005.

   The following table presents the gross unrealized losses and estimated fair values of our investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2004:

                                           Less Than 12 Months                        12 Months or More
                                ----------------------------------------- -----------------------------------------
                                                 Gross                                     Gross
                                Estimated fair unrealized                 Estimated fair unrealized
(Dollar amounts in millions)        value        losses   # of securities     value        losses   # of securities
----------------------------    -------------- ---------- --------------- -------------- ---------- ---------------
Description of Securities
Fixed maturities:
U.S. government and agency.....    $    7.2      $   --           4           $  0.3       $   --          1
Government--non U.S............         2.9          --           3               --           --         --
U.S. corporate.................       494.5       (10.7)        104            267.0        (18.6)        29
Corporate--non U.S.............       129.0        (2.2)         30             17.3         (0.7)         4
Asset backed...................       221.6        (1.2)         38              1.6           --          1
Mortgage backed................       470.9        (6.3)         76             56.1         (1.5)        20
                                   --------      ------         ---           ------       ------         --
Total temporarily impaired
  securities...................    $1,326.1      $(20.4)        255           $342.3       $(20.8)        55
                                   ========      ======         ===           ======       ======         ==
% Below cost--fixed maturities:
(less than)20% Below cost......    $1,324.8      $(19.9)        253           $323.5       $(14.7)        51
20-50% Below cost..............         1.3        (0.5)          2             18.8         (6.1)         4
(greater than)50% Below cost...          --          --          --               --           --         --
                                   --------      ------         ---           ------       ------         --
Total fixed maturities.........    $1,326.1      $(20.4)        255           $342.3       $(20.8)        55
                                   ========      ======         ===           ======       ======         ==
Investment grade...............    $1,203.8      $(16.6)        223           $208.2       $(11.8)        40
Below investment grade.........       103.0        (3.5)         26            134.1         (9.0)        15
Not Rated......................        19.3        (0.3)          6               --           --         --
                                   --------      ------         ---           ------       ------         --
Total temporarily impaired
  securities...................    $1,326.1      $(20.4)        255           $342.3       $(20.8)        55
                                   ========      ======         ===           ======       ======         ==

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   The scheduled maturity distribution of fixed maturities at December 31, 2005 follows. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              Estimated
        (Dollar amounts in millions)           Amortized cost fair value
        ----------------------------           -------------- ----------
        Due in one year or less...............    $  301.3     $  300.1
        Due after one year through five years.     1,378.8      1,390.2
        Due after five years through ten years       984.7      1,000.0
        Due after ten years...................       747.5        768.5
                                                  --------     --------
           Subtotal...........................     3,412.3      3,458.8
        Mortgage and asset-backed.............     1,837.4      1,818.5
                                                  --------     --------
           Total fixed maturities.............    $5,249.7     $5,277.3
                                                  ========     ========

   As of December 31, 2005, $588.2 million of our investments (excluding mortgage and asset-backed securities) were subject to certain call provisions.

   As of December 31, 2005, securities issued by finance and insurance, utilities and energy and consumer--non cyclical industry groups represented approximately 30.6%, 17.3% and 13.3% of our domestic and foreign corporate fixed maturities portfolio, respectively. No other industry group comprises more than 10% of our investment portfolio. This portfolio is widely diversified among various geographic regions in the U.S. and internationally, and is not dependent on the economic stability of one particular region.

   As of December 31, 2005, we did not hold any fixed maturities, which individually exceeded 10% of stockholders' equity.

   As required by law, we have amounts invested, with governmental authorities and banks for the protection of policyholders, of $4.9 million and $5.6 million as of December 31, 2005 and 2004, respectively.

   (e) Commercial Mortgage Loans

   Our mortgage loans are collateralized by commercial properties, including multifamily residential buildings. The carrying value of commercial mortgage loans is stated at original cost net of prepayments, amortization and allowance for loan losses.

   We diversify our commercial mortgage loans by both property type and geographic region. The following table sets forth the distribution across property type and geographic region for commercial mortgage loans as of the dates indicated:

                                                December 31,
                             --------------------------------------------------
Property Type                          2005                      2004
-------------                ------------------------  ------------------------
(Dollar amounts in millions) Carrying value % of total Carrying value % of total
---------------------------- -------------- ---------- -------------- ----------
      Office................    $  346.8       33.3%      $  356.1       29.5%
      Industrial............       353.7       33.9          386.2       32.0
      Retail................       233.5       22.4          335.9       27.8
      Apartments............        91.5        8.8          105.6        8.7
      Mixed use/other.......        16.6        1.6           23.9        2.0
                                --------      -----       --------      -----
      Total.................    $1,042.1      100.0%      $1,207.7      100.0%
                                ========      =====       ========      =====

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


                                                December 31,
                             --------------------------------------------------
Geographic Region                      2005                      2004
-----------------            ------------------------  ------------------------
(Dollar amounts in millions) Carrying value % of total Carrying value % of total
---------------------------- -------------- ---------- -------------- ----------
     Pacific................    $  299.4       28.7%      $  332.8       27.6%
     South Atlantic.........       190.1       18.2          255.3       21.1
     Middle Atlantic........       115.5       11.1          129.3       10.7
     East North Central.....       204.0       19.6          215.1       17.8
     Mountain...............        97.8        9.4          101.4        8.4
     West South Central.....        38.6        3.7           65.8        5.4
     West North Central.....        48.1        4.6           52.0        4.3
     East South Central.....        17.3        1.7           15.4        1.3
     New England............        31.3        3.0           40.6        3.4
                                --------      -----       --------      -----
     Total..................    $1,042.1      100.0%      $1,207.7      100.0%
                                ========      =====       ========      =====

   For the years ended December 31, 2005 and 2004, respectively, we originated $4.8 million and $28.0 million of mortgages secured by real estate in California, which represents 4.0% and 14.2% of our total originations for those years.

   "Impaired" loans are defined under U.S. GAAP as loans for which it is probable that the lender will be unable to collect all amounts due according to the original contractual terms of the loan agreement. That definition excludes, among other things, leases or large groups of smaller-balance homogenous loans.

   Under these principles, we have two types of "impaired" loans: loans requiring specific allowances for losses (none as of December 31, 2005 and 2004) and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition ($0.8 million as of December 31, 2005 and 2004). Average investment in specifically impaired loans during December 31, 2005, 2004 and 2003 was $0.8 million, $1.1 million and $2.8 million, respectively, and interest income earned on these loans while they were considered impaired was $0.0, $0.0 and $0.1 million for the years ended December 31, 2005, 2004 and 2003, respectively.

   The following table presents the activity in the allowance for losses during the years ended December 31:

         (Dollar amounts in millions)                2005   2004  2003
         ----------------------------               -----  -----  -----
         Balance as of January 1................... $10.4  $10.4  $ 8.9
         Provision charged (released) to operations  (4.6)   1.0    1.5
         Transfers.................................    --   (0.6)    --
         Amounts written off, net of recoveries....  (1.5)  (0.4)    --
                                                    -----  -----  -----
         Balance as of December 31................. $ 4.3  $10.4  $10.4
                                                    =====  =====  =====

   The allowance for losses on mortgage loans at December 31, 2005, 2004 and 2003 represented 0.4%, 0.9% and 0.8% of gross mortgage loans, respectively. Non-income producing mortgage loans were $0.8 million as of December 31, 2005 and 2004.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)



   During 2005, we adjusted our process for estimating credit losses in our commercial mortgage loan portfolio. As a result of this adjustment, we released $4.6 million of commercial mortgage loan reserves to net investment income in the fourth quarter of 2005.


   (f) Other Invested Assets

   The following table sets forth the carrying values of our other invested assets as of the dates indicated:

                                                    December 31,
                                 --------------------------------------------------
                                           2005                      2004
                                 ------------------------  ------------------------
(Dollar amounts in millions)     Carrying value % of total Carrying value % of total
----------------------------     -------------- ---------- -------------- ----------
Restricted other invested assets     $332.0        85.2%       $   --         -- %
Securities lending..............         --          --         406.9        87.2
Limited partnerships............       48.6        12.4          53.0        11.4
Other investments...............        9.3         2.4           6.6         1.4
                                     ------       -----        ------       -----
Total...........................     $389.9       100.0%       $466.5       100.0%
                                     ======       =====        ======       =====

   Restricted other invested assets

   On August 19, 2005, we transferred approximately $344.6 million of investment securities to an affiliated special purpose entity ("SPE"), whose sole purpose is to securitize these investment securities and issue secured notes (the "Secured Notes") to various affiliated companies. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. However, we are entitled to principal and interest payments made on the Secured Notes we hold. Under U.S. GAAP, the transaction is accounted for as a secured borrowing. Accordingly, the Secured Notes are included within our consolidated financial statements as available-for-sale fixed maturities and the liability equal to the proceeds received upon transfer has been included in Other Liabilities. Additionally, the investment securities transferred are included in Other Invested Assets and are shown as restricted assets.

   As of December 31, 2005, the amortized cost, gross unrealized gains and losses, and estimated fair value of our restricted other invested assets are as follows:

    2005                                     Gross      Gross
    ----                         Amortized unrealized unrealized Estimated
    (Dollar amounts in millions)   cost      gains      losses   fair value
    ---------------------------- --------- ---------- ---------- ----------
    Fixed maturities:
    Foreign other...............  $324.3      $2.9      $(4.3)     $322.9
    U.S. corporate..............     9.0       0.2       (0.1)        9.1
                                  ------      ----      -----      ------
    Total restricted securities.  $333.3      $3.1      $(4.4)     $332.0
                                  ======      ====      =====      ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   The scheduled maturity distribution of the restricted fixed maturity portfolio at December 31, 2005 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 Amortized Estimated
          (Dollar amounts in millions)             cost    fair value
          ----------------------------           --------- ----------
          Due in one year or less...............  $ 24.5     $ 24.5
          Due after one year through five years.    95.8       94.3
          Due after five years through ten years   168.4      167.6
          Due after ten years...................    44.6       45.6
                                                  ------     ------
             Total restricted fixed maturities..  $333.3     $332.0
                                                  ======     ======

   As of December 31, 2005, $55.9 million of our restricted other invested assets were subject to certain call provisions.

   As of December 31, 2005, we did not hold any restricted fixed maturity securities, which individually exceeded 10% of stockholders' equity.

(3) Deferred Acquisition Costs

   Activity impacting deferred acquisition costs for the years ended December 31, was as follows:

 (Dollar amounts in millions)                          2005     2004    2003
 ----------------------------                         ------  -------  ------
 Unamortized balance as of January 1................. $255.2  $ 923.8  $843.3
 Cost deferred.......................................   93.3     89.1   167.7
 Amortization, net...................................  (27.2)   (23.6)  (87.2)
 Transfers due to reinsurance transactions with UFLIC     --   (734.1)     --
                                                      ------  -------  ------
 Unamortized balance as of December 31...............  321.3    255.2   923.8
 Cumulative effect of net unrealized investment gains   (0.2)    (7.1)  (26.8)
                                                      ------  -------  ------
 Balance as of December 31........................... $321.1  $ 248.1  $897.0
                                                      ======  =======  ======

(4) Intangible Assets and Goodwill

   At December 31, 2005 and 2004, the gross carrying amount and accumulated amortization of intangibles, net of interest accretion, subject to amortization were as follows:

                                                      2005                  2004
                                              --------------------  --------------------
                                               Gross                 Gross
                                              carrying Accumulated  carrying Accumulated
(Dollar amounts in millions)                   amount  amortization  amount  amortization
----------------------------                  -------- ------------ -------- ------------
Present value of future profits ("PVFP").....  $142.4     $(41.4)    $123.7     $(27.6)
Capitalized software.........................    37.1      (14.4)      31.1      (11.9)
Deferred sales inducements to contractholders     8.7       (0.8)       5.5       (0.2)
All other....................................     1.0       (1.0)       1.0       (1.0)
                                               ------     ------     ------     ------
Total........................................  $189.2     $(57.6)    $161.3     $(40.7)
                                               ======     ======     ======     ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Amortization expense related to intangible assets for the years ended December 31, 2005, 2004, and 2003 was $16.3 million, $23.9 million and $31.7 million, respectively. Amortization expense related to deferred sales inducements to contractholders of $0.6 million and $0.2 million was included in benefits and other changes in policy reserves for the years ended December 31, 2005 and 2004, respectively. There were no deferred sales inducements to contractholders in the year ended December 31, 2003.

   (a) Present Value of Future Profits

   The method used by us to value PVFP in connection with acquisitions of life insurance entities is summarized as follows: (1) identify the future gross profits attributable to certain lines of business, (2) identify the risks inherent in realizing those gross profits and (3) discount those gross profits at the rate of return that we must earn in order to accept the inherent risks.

   The following table presents the activity in PVFP for the years ended December 31:

(Dollar amounts in millions)                                                2005    2004    2003
----------------------------                                               ------  ------  ------
Unamortized balance as of January 1....................................... $129.7  $173.9  $202.2
Interest accreted at 4.9%, 5.2% and 5.4%, respectively....................    6.0     7.1    10.2
Amortization..............................................................  (19.8)  (27.6)  (38.5)
Amounts transferred in connection with reinsurance transactions with UFLIC     --   (23.7)     --
                                                                           ------  ------  ------
Unamortized balance as of December 31.....................................  115.9   129.7   173.9
Accumulated effect of net unrealized investment gains.....................  (14.9)  (33.6)  (45.8)
                                                                           ------  ------  ------
Balance as of December 31................................................. $101.0  $ 96.1  $128.1
                                                                           ======  ======  ======

   The estimated percentage of the December 31, 2005 PVFP balance net of interest accretion, before the effect of unrealized investment gains or losses, to be amortized over each of the next five years is as follows:

                                   2006 10.2%
                                   2007  8.9%
                                   2008  7.8%
                                   2009  7.1%
                                   2010  6.4%

   Amortization expenses for PVFP for future periods will be affected by acquisitions, dispositions, realized gains (losses) or other factors affecting the ultimate amount of gross profits realized from certain lines of businesses. Similarly, future amortization expenses for other intangibles will depend on future acquisitions, dispositions and other business transactions.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   (b) Goodwill

   Our goodwill balance by segment and activity was as follows:

                                         Retirement
                                          Income &
         (Dollar amounts in millions)    Investments Protection Total
         ----------------------------    ----------- ---------- ------
         Balance as of December 31, 2003    $59.8      $57.5    $117.3
         Impairment.....................     59.8         --      59.8
                                            -----      -----    ------
         Balance as of December 31, 2004       --       57.5      57.5
         Impairment.....................       --       57.5      57.5
                                            -----      -----    ------
         Balance as of December 31, 2005    $  --      $  --    $   --
                                            =====      =====    ======

   In 2005, we recognized an impairment of $57.5 million to amortization expense in our Protection segment. We currently are not actively writing life insurance in our Protection segment. The fair value of that reporting unit was estimated using the expected present value of future cash flows.

   In 2004, as a result of the reinsurance transactions with Union Fidelity Life Insurance Company ("UFLIC"), described in Note 5, we were not able to transfer any goodwill, as the reinsurance transactions with UFLIC did not constitute the disposition of a business. However, as the reinsurance transactions with UFLIC represented a significant portion of our operations, we were required to test goodwill for impairment and recognized an impairment charge of $59.8 million to amortization expense in the Retirement Income and Investments reporting unit for the year ended December 31, 2004. The fair value of that reporting unit was estimated using the expected present value of future cash flows.

(5) Reinsurance

   On November 30, 2005, we entered into a reinsurance agreement with First Colony Life Insurance Company ("FCL"), an affiliate, on an indemnity coinsurance, funds withheld basis, to cede 90% of the institutional liabilities arising from the funding agreements issued as part of our registered note program. The maximum amount of the funding agreement liabilities that can be ceded to FCL, without prior notice, is $2.0 billion.

   This agreement is accounted for as deposit accounting as it does not transfer adequate insurance risk. No ceding commission was paid under this agreement. We withhold amounts due to FCL as security for the performance of FCL's obligations under this agreement. We are required to invest the withheld amounts pursuant to investment guidelines agreed to with FCL and to pay the net profit to FCL. Any amounts due under this agreement are settled quarterly.

   On April 15, 2004, we entered into reinsurance transactions in which we ceded to UFLIC, an affiliate, substantially all of our in-force blocks of variable annuities and structured settlements. Our in-force variable annuity contracts, excluding the RetireReady/SM/ Retirement Answer/ /Variable Annuity ("Retirement Answer") product that was not reinsured, had aggregate general account reserves of $2.5 billion as of January 1, 2004. Our in-force structured settlements reinsured had aggregate policyholder reserves of $0.3 billion as of January 1, 2004. The in-force blocks of general account variable annuities and structured settlements ceded to UFLIC had

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

aggregate policyholder reserves of $2.0 billion and $0.2 billion as of December 31, 2005, respectively, and $2.4 billion and $0.2 billion as of December 31, 2004, respectively. The reinsurance transactions with UFLIC were completed and accounted for at book value. We transferred investment assets to UFLIC in exchange for the reinsurance recoverable asset from UFLIC in the amount of $2.1 billion at January 1, 2004. UFLIC also assumed any benefit or expense resulting from third party reinsurance that we have on this block of business. We had $6.9 billion and $7.6 billion in retained assets that are attributable to the separate account portion of the variable annuity business and will make any payments with respect to that separate account portion directly from these assets as of December 31, 2005 and 2004, respectively. The reinsurance transactions with UFLIC were reported on our tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities and resulting in a net tax benefit. Under these reinsurance agreements, we continue to perform various management, administration and support services and receive an expense allowance from UFLIC to reimburse us for costs we incur to service the reinsured blocks. Actual costs and expense allowance amounts will be determined by expense studies to be conducted periodically.

   Although we are not relieved of our primary obligations to the contractholders, the reinsurance transactions with UFLIC transfer the future financial results of the reinsured blocks to UFLIC. To secure the payment of its obligations to us under these reinsurance agreements, UFLIC has established trust accounts to maintain an aggregate amount of assets with a statutory book value at least equal to the statutory general account reserves attributable to the reinsured business less an amount required to be held in certain claims paying accounts. A trustee will administer the trust accounts and we will be permitted to withdraw from the trust accounts amounts due to us pursuant to the terms of the reinsurance agreements that are not otherwise paid by UFLIC. In addition, pursuant to a Capital Maintenance Agreement, General Electric Capital Corporation ("GE Capital") agreed to maintain sufficient capital in UFLIC to maintain UFLIC's risk-based capital at not less than 150% of its company action level, as defined from time to time by the National Association of Insurance Commissioners ("NAIC").

   Concurrently with the consummation of the reinsurance transactions with UFLIC, we paid a dividend to our stockholder consisting of cash and securities. A portion of this dividend, together with amounts paid by certain of our affiliates, was used by GE Financial Assurance Holdings, Inc. to make a capital contribution to UFLIC. The aggregate value of the dividend was $409.5 million, consisting of cash in the amount of $30.4 million and securities in the amount of $379.1 million.

   We are involved in both the cession and assumption of reinsurance with other companies. Our reinsurance consists primarily of long-duration contracts that are entered into with financial institutions and related party reinsurance. Although these reinsurance agreements contractually obligate the reinsurers to reimburse us, they do not discharge us from our primary liabilities and we remain liable to the extent that the reinsuring companies are unable to meet their obligations.

   In order to limit the amount of loss retention, certain policy risks are reinsured with other insurance companies. The maximum of individual ordinary life insurance normally retained by any one insured with an issue age up to and including 75 is $1.0 million and for issue ages over 75 is $0.1 million. Certain Medicare supplement insurance policies are reinsured on either a quota share or excess of loss basis. We also use reinsurance for guaranteed minimum death benefit ("GMDB") options on most of our variable annuity products. We monitor both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with UFLIC, at December 31, 2005, we had no significant concentrations of variable annuity net at risk reinsurance with any one reinsurer that could have a material impact

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

on our results of operations. At December 31, 2005, 30.4% of our reinsured life insurance net at risk exposure ceded to one company.

   Net life insurance in force as of December 31 is summarized as follows:

     (Dollar amounts in millions)            2005       2004       2003
     ----------------------------         ---------  ---------  ---------
     Direct life insurance in force...... $22,219.1  $24,723.4  $26,889.2
     Amounts ceded to other companies....  (3,313.6)  (4,045.2)  (4,129.4)
     Amounts assumed from other companies   1,638.3    1,863.3    1,970.2
                                          ---------  ---------  ---------
     Net in force........................ $20,543.8  $22,541.5  $24,730.0
                                          =========  =========  =========
     Percentage of amount assumed to net.       8.0%       8.3%       8.0%
                                          =========  =========  =========

   The following table sets forth the effects of reinsurance on premiums earned for the years ended December 31:

          (Dollar amounts in millions)         2005    2004    2003
          ----------------------------        ------  ------  ------
          Direct............................. $113.3  $110.8  $122.9
          Assumed............................    3.8     2.5     2.5
          Ceded..............................  (13.6)  (16.5)  (21.4)
                                              ------  ------  ------
          Net premiums earned................ $103.5  $ 96.8  $104.0
                                              ======  ======  ======
          Percentage of amount assumed to net    3.7%    2.6%    2.4%
                                              ======  ======  ======

   Due to the nature of our insurance contracts, premiums earned approximate premiums written.

   Reinsurance recoveries recognized as a reduction of benefit expenses amounted to $20.7 million, $21.3 million and $23.9 million for the years ended December 31, 2005, 2004 and 2003, respectively. Reinsurance recoveries recognized as a reduction of change in policy reserves amounted to $157.5 million, $106.2 million and $5.0 million for the years ended December 31, 2005, 2004 and 2003, respectively.

(6) Future Annuity and Contract Benefits


   Investment Contracts


   Investment contracts are broadly defined to include contracts without significant mortality or morbidity risk. Payments received from sales of investment contracts are recognized by providing a liability equal to the current account value of the policyholder's contracts. Interest rates credited to investment contracts are guaranteed for the initial policy term with renewal rates determined as necessary by management.


   Insurance Contracts


   Insurance contracts are broadly defined to include contracts with significant mortality and/or morbidity risk. The liability for future benefits of insurance contracts is the present value of such benefits less the present value of future net premiums, based on mortality, morbidity and other assumptions, which were appropriate at the time the policies were issued or acquired. These assumptions are periodically evaluated for potential reserve deficiencies. Reserves for cancelable accident and health insurance are based upon unearned premiums, claims incurred but not reported and claims in the process of settlement. This estimate is based on our historical

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

experience and the experience of the insurance industry, adjusted for current trends. Any changes in the estimated liability are reflected in income as the estimates are revised.

   The following table sets forth the major assumptions underlying our recorded liabilities for future annuity and contract benefits:

                                            Mortality/                 December 31,
                                            morbidity  Interest rate -----------------
(Dollar amounts in millions)                assumption  assumption     2005     2004
----------------------------                ---------- ------------- -------- --------
Investment contracts.......................   Account
                                              balance       N/A      $5,888.3 $7,267.9
Limited payment contracts..................     (a)    3.5% - 11.25%    203.6    203.5
Traditional life insurance contracts.......     (b)    6.45% - 7.40%    295.8    309.2
Universal life type contracts..............   Account
                                              balance       N/A       1,756.6  1,769.1
Accident and health........................     (c)    4.5% - 5.25%      57.2     54.9
                                                                     -------- --------
Total future annuity and contracts benefits                          $8,201.5 $9,604.6
                                                                     ======== ========

--------
(a)Either the United States Population Table, 1983 Group Annuitant Mortality Table or 1983 Individual Annuity Mortality Table and Company experience.
(b)Principally modifications of the 1965-70 or 1975-80 Select and Ultimate Tables and Company experience.
(c)The 1958 Commissioner's Standard Ordinary Table, 1964 modified and 1987 Commissioner's Disability Tables and Company experience.

   Assumptions as to persistency are based on the Company's experience.

   As described in Note 5, on April 15, 2004 we reinsured our in-force variable annuity contracts, excluding Retirement Answer, to UFLIC, effective as of January 1, 2004. We have continued to sell variable annuities and are retaining that business for our own account.

   Our variable annuity contracts provide a basic GMDB, which provides a minimum account value to be paid on the annuitant's death. Our contractholders have the option to purchase through riders, at an additional charge, enhanced death benefits. Our separate account guarantees are predominately death benefits; we also have some guaranteed minimum withdrawal benefits.

   The total account value (excluding the block of business reinsured through the transaction mentioned above) of our variable annuities with death benefits, including both separate account and fixed account assets, is approximately $1,929.4 million and $1,003.9 million at December 31, 2005 and 2004, respectively, with related death benefit exposure (or net amount at risk) of approximately $8.2 million and $3.4 million at December 31, 2005 and 2004, respectively. The liability for our variable annuity contracts with death benefits net of reinsurance is $2.3 million and $0.5 million at December 31, 2005 and 2004, respectively.

   The assets supporting the separate accounts of the variable contracts are primarily mutual fund equity securities and are reflected in our Consolidated Balance Sheet at fair value and reported as summary total separate account assets with an equivalent summary total reported for liabilities. Amounts assessed against the contactholders for mortality, administrative, and other services are included in revenues. Changes in liabilities for minimum guarantees are included in benefits and other changes in policy reserves.

   Separate account net investment income, net investment gains and losses, and the related liability changes are offset within the same line item in the Consolidated Statement of Income. There were no gains or losses on transfers of assets from the general account to the separate account.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


(7) Income Taxes

   The total provision (benefit) for income taxes for the years ended December 31, consisted of the following components:

(Dollar amounts in millions)                            2005     2004    2003
----------------------------                           ------  -------  ------
Current federal income tax............................ $(13.2) $  34.2  $(21.4)
Deferred federal income tax...........................   37.2   (166.6)   18.3
                                                       ------  -------  ------
   Total federal income tax...........................   24.0   (132.4)   (3.1)
                                                       ------  -------  ------
Current state income tax..............................   (0.8)    (3.5)     --
Deferred state income tax.............................    2.1     (7.4)     --
                                                       ------  -------  ------
   Total state income tax.............................    1.3    (10.9)     --
                                                       ------  -------  ------
       Total provision (benefit) for income taxes..... $ 25.3  $(143.3) $ (3.1)
                                                       ======  =======  ======

   The reconciliation of the federal statutory rate to the effective income tax rate for the years ended December 31, is as follows:

  (Dollar amounts in millions)                         2005    2004    2003
  ----------------------------                        -----  ------   -----
  Statutory U.S. federal income tax rate.............  35.0%   35.0%   35.0%
  State income tax, net of federal income tax benefit   1.6    (4.2)   (0.1)
  Non-deductible goodwill impairment.................  36.8    37.8      --
  Dividends-received deduction....................... (17.4)  (11.9)  (53.1)
  Reinsurance transactions with UFLIC................    --  (315.9)     --
  Other, net.........................................  (9.8)    0.4    (0.8)
                                                      -----  ------   -----
     Effective rate..................................  46.2% (258.8)% (19.0)%
                                                      =====  ======   =====

   The components of the net deferred income tax asset as of December 31, are as follows:

        (Dollar amounts in millions)                       2005   2004
        ----------------------------                      ------ ------
        Assets:
           Future annuity and contract benefits.......... $ 55.8 $ 65.7
           Accrued expenses..............................   48.6   17.5
           Deferred tax losses...........................     --   11.0
           Other.........................................   17.5   28.8
                                                          ------ ------
               Total deferred income tax asset...........  121.9  123.0
                                                          ------ ------
        Liabilities:
           Net unrealized gains on investment securities.    6.7   38.7
           Net unrealized gains on derivatives...........    0.6    1.9
           Investments...................................    6.1   10.4
           Present value of future profits...............   20.1   22.4
           Deferred acquisition costs....................   57.8    4.5
           Other.........................................   30.5   39.2
                                                          ------ ------
               Total deferred income tax liability.......  121.8  117.1
                                                          ------ ------
               Net deferred income tax asset............. $  0.1 $  5.9
                                                          ====== ======

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Based on our analysis, management believes it is more likely than not that the results of future operations and implementation of tax planning strategies will generate sufficient taxable income to enable us to realize remaining deferred tax assets. Accordingly, no valuation allowance for deferred tax assets is deemed necessary.

   We paid federal and state taxes of $15.5 million, $38.1 million and $7.3 million for the years ended December 31, 2005, 2004 and 2003, respectively.

   At December 31, 2005 and 2004, the net deferred income tax asset was $0.1 million and $5.9 million, respectively. At December 31, 2005 and 2004, the current income tax receivable was $1.2 million and $2.6 million, respectively.

(8) Related Party Transactions

   We and other direct and indirect subsidiaries of Genworth are parties to an amended and restated services and shared expenses agreement under which each company agrees to provide and each company agrees to receive certain general services. These services include, but are not limited to, data processing, communications, marketing, public relations, advertising, investment management, human resources, accounting, actuarial, legal, administration of agent and agency matters, purchasing, underwriting and claims. Under the terms of the agreement, settlements are made quarterly.

   Under this agreement, amounts incurred for these items aggregated $124.7 million, $117.7 million and $47.8 million for the years ended December 31, 2005, 2004 and 2003, respectively. We also charge affiliates for certain services and for the use of facilities and equipment, which aggregated $65.0 million, $65.9 million and $93.7 million for the years ended December 31, 2005, 2004 and 2003, respectively.

   We pay GE Asset Management Incorporated ("GEAM"), an affiliate of GE, for investment services under an investment management agreement. We paid $2.5 million, $3.9 million and $10.5 million in 2005, 2004 and 2003, respectively, to GEAM under this agreement. We also pay Genworth, our ultimate parent, for investment related services. We paid $6.3 million and $3.0 million to Genworth in 2005 and 2004, respectively. We were not assessed these charges in 2003.

   We pay interest on outstanding amounts under a credit funding agreement with GNA Corporation, the parent company of GLIC. We have a credit line of $500.0 million with GNA Corporation. Interest expense under this agreement was $0.2 million, $0.1 million and $0.1 million for the years ended December 31, 2005, 2004 and 2003, respectively. We pay interest at the cost of funds of GNA Corporation, which were 4.3%, 2.2% and 1.3%, as of December 31, 2005, 2004 and 2003, respectively. There was no amount outstanding as of December 31, 2005. The amount outstanding as of December 31, 2004 was $10.7 million and was included with other liabilities in the Consolidated Balance Sheets.

(9) Commitments and Contingencies

   Commitments

   We have certain investment commitments to provide fixed-rate commercial mortgage loans. The investment commitments, which would be collateralized by related properties of the underlying investments and held for investment purposes, involve varying elements of credit and market risk. We are committed to fund $1.6 million and $6.1 million as of December 31, 2005 and 2004, respectively, in U.S. mortgage loans, which will be held for investment purposes.

   We have limited partnership commitments outstanding of $0.3 million and $0.4 million at December 31, 2005 and December 31, 2004, respectively.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Litigation

   We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition or results of operations. At this time, it is not feasible to predict or determine the ultimate outcomes of all pending investigations and legal proceedings or to provide reasonable ranges of potential losses.

   Guarantees

   We guaranteed the payment of certain structured settlement benefits sold by Assigned Settlement, Inc., our wholly-owned subsidiary, from March 2004 through December 2005 which were funded by products of our parent and one of our affiliates. The structured settlement reserves related to this guarantee were $275.1 million as of December 31, 2005.

(10) Fair Value of Financial Instruments

   Assets and liabilities that are reflected in the Consolidated Financial Statements at fair value are not included in the following disclosure of fair value; such items include cash and cash equivalents, investment securities, separate accounts, other invested assets and derivative financial instruments. Other financial assets and liabilities--those not carried at fair value or disclosed separately--are discussed below. Apart from certain of our borrowings, certain derivative instruments and certain marketable securities, few of the instruments discussed below are actively traded and their fair values must often be determined using models. The fair value estimates are made at a specific point in time, based upon available market information and judgments about the financial instruments, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the financial instrument.

   The basis on which we estimate fair values is as follows:

   Commercial mortgage loans. Based on quoted market prices, recent transactions and/or discounted future cash flows, using current market rates at which similar loans would have been made to similar borrowers.

   Other financial instruments. Based on comparable market transactions, discounted future cash flows, quoted market prices and/or estimates of the cost to terminate or otherwise settle obligations.

   Borrowings. Based on market quotes or comparables.

   Investment contract benefits. Based on expected future cash flows, discounted at currently offered discount rates for immediate annuity contracts or cash surrender value for single premium deferred annuities.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   All other instruments. Based on comparable market transactions, discounted future cash flows, quoted market prices and /or estimates of the cost to terminate or otherwise settle obligations.

   The following represents the fair value of financial assets and liabilities as of December 31:


                                                         2005                         2004
                                             ---------------------------- ----------------------------
                                             Notional Carrying Estimated  Notional Carrying Estimated
(Dollar amounts in millions)                  amount   amount  fair value  amount   amount  fair value
----------------------------                 -------- -------- ---------- -------- -------- ----------
Assets:
   Commercial mortgage loans................   $ (a)  $1,042.1  $1,054.7   $  (a)  $1,207.7  $1,252.4
   Other financial instruments..............     (a)      19.6      27.0      (a)      23.1      27.1
Liabilities:
   Borrowings and related instruments:
       Borrowings...........................     (a)        --        --      (a)      10.7      10.7
       Investment contract benefits.........     (a)   5,888.3   5,835.0      (a)   7,267.9   7,276.0
Other firm commitments:
   Ordinary course of business lending
     commitments............................    1.6         --        --    31.5         --        --
   Commitments to fund limited partnerships.    0.3         --        --     0.4         --        --

--------
(a)These financial instruments do not have notional amounts.

(11) Non-controlled Entities

   One of the most common forms of off-balance sheet arrangements is asset securitization. We use GE Capital sponsored and third party entities to facilitate asset securitizations. As part of this strategy, management considers the relative risks and returns of our alternatives and predominately uses GE Capital-sponsored entities. Management believes these transactions could be readily executed through third party entities at insignificant incremental cost.

   The following table summarizes the current balance of assets sold to SPEs as of December 31:

                  (Dollar amounts in millions)   2005   2004
                  ----------------------------  ------ ------
                  Assets secured by:
                     Commercial mortgage loans. $ 96.5 $112.7
                     Fixed maturities..........   66.1   86.4
                     Other receivables.........   91.5   98.8
                                                ------ ------
                         Total assets.......... $254.1 $297.9
                                                ====== ======

   Each of the categories of assets shown in the table above represents portfolios of assets that are highly rated. Examples of each category include: commercial mortgage loans--loans on diversified commercial property; fixed maturities--domestic and foreign, corporate and government securities; other receivables--primarily policy loans.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   We evaluate the economic, liquidity and credit risk related to the above SPEs and believe that the likelihood is remote that any such arrangements could have a significant adverse effect on our operations, cash flows, or financial position. Financial support for certain SPEs is provided under credit support agreements, in which Genworth provides limited recourse for a maximum of $119 million of credit losses in such entities. Assets with credit support are funded by demand notes that are further enhanced with support provided by GE Capital. We may record liabilities, for such guarantees based on our best estimate of probable losses. To date, no SPE has incurred a loss.

   Sales of securitized assets to SPEs result in a gain or loss amounting to the net of sales proceeds, the carrying amount of net assets sold, the fair value of servicing rights and retained interests and an allowance for losses. There were no off-balance sheet securitization transactions in 2005, 2004 and 2003.

   Retained interests and recourse obligations related to such sales that are recognized in our consolidated financial statements are as follows:

                                                December 31,
                                            ---------------------
                                               2005       2004
                                            ---------- ----------
                                                 Fair       Fair
               (Dollar amounts in millions) Cost value Cost value
               ---------------------------- ---- ----- ---- -----
                Retained interests--assets. $8.0 $10.4 $9.7 $11.5
                Servicing assets...........   --    --   --    --
                Recourse liability.........   --    --   --    --
                                            ---- ----- ---- -----
                Total...................... $8.0 $10.4 $9.7 $11.5
                                            ==== ===== ==== =====

   Retained interests. In certain securitization transactions, we retain an interest in transferred assets. Those interests take various forms and may be subject to credit prepayment and interest rate risks. When we securitize receivables, we determine fair value based on discounted cash flow models that incorporate, among other things, assumptions including credit losses, prepayment speeds and discount rates. These assumptions are based on our experience, market trends and anticipated performance related to the particular assets securitized. Subsequent to recording retained interests, we review recorded values quarterly in the same manner and using current assumptions.

   Servicing assets. Following a securitization transaction, we retain the responsibility for servicing the receivables, and as such, are entitled to receive an ongoing fee based on the outstanding principal balances of the receivables. There are no servicing assets nor liabilities recorded as the benefits of servicing the assets are adequate to compensate an independent servicer for its servicing responsibilities.

   Recourse liability. As described previously, under credit support agreements we provide recourse for credit losses in special purpose entities. We provide for expected credit losses under these agreements and such amounts approximate fair value.

(12) Restrictions on Dividends

   Insurance companies are restricted by state regulations departments as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)

limits. The limits are generally based on the lesser of 10% of the prior year surplus or prior year net gain from operations. Dividends in excess of the prescribed limits or our earned surplus require formal approval from the Commonwealth of Virginia State Corporation Commission, Bureau of Insurance. Based on statutory results as of December 31, 2005, we are able to distribute $33.0 million in dividends in 2006 without obtaining regulatory approval.

   In 2005, we declared and paid a common stock dividend of $440.3 million consisting of securities. In 2004, concurrently with the consummation of the reinsurance transactions with UFLIC, we paid a dividend to our stockholder consisting of cash and securities. A portion of this dividend, together with amounts paid by certain of our affiliates, was used by GE Financial Assurance Holdings, Inc. to make a capital contribution to UFLIC. The aggregate value of the dividend was $409.5 million, consisting of cash in the amount of $30.4 million and securities in the amount of $379.1 million.

   In addition to the common stock dividends, we declared and paid preferred stock dividends of $9.6 million for each of the years ended December 31, 2005, 2004 and 2003.

(13) Supplementary Financial Data

   We file financial statements with state insurance regulatory authorities and the NAIC that are prepared on an accounting basis prescribed by such authorities (statutory basis). Statutory accounting practices differ from U.S. GAAP in several respects, causing differences in reported net income and stockholders' equity. Permitted statutory accounting practices encompass all accounting practices not so prescribed but that have been specifically allowed by state insurance authorities. We have no permitted accounting practices.

   For the years ended December 31, statutory net (loss) income and statutory capital and surplus is summarized below:

              (Dollar amounts in millions)   2005   2004   2003
              ----------------------------  ------ ------ ------
              Statutory net income (loss).. $144.4 $105.8 $(28.0)
              Statutory capital and surplus  476.0  817.2  562.4

   The NAIC has adopted Risk Based Capital ("RBC") requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with
(i) asset risk, (ii) insurance risk, (iii) interest rate risk and (iv) business risks. The RBC formula is designated as an early warning tool for the states to identify possible under-capitalized companies for the purpose of initiating regulatory action. In the course of operations, we periodically monitor our RBC level. At December 31, 2005 and 2004, we exceeded the minimum required RBC levels.

(14) Operating Segment Information

   Our operations are conducted under two reporting segments corresponding to customer needs: (1) Retirement Income and Investments and (2) Protection.

   Retirement Income and Investments is comprised of products offered to individuals who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets and to institutions seeking investment products.

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


   Protection is comprised of products offered to consumers to provide protection against financial hardship after the death of an insured and to protect income and assets from the adverse economic impacts of significant health care costs. See Note (1)(c) for further discussion of our principal product lines within these two segments.

   We also have a Corporate and Other segment, which consists primarily of net realized investment gains (losses), unallocated corporate income, expenses and income taxes.

   We use the same accounting policies and procedures to measure segment earnings and assets as we use to measure our consolidated net income and assets. Segment earnings are generally income before income taxes and cumulative effect of accounting change. Realized gains (losses), net of taxes, are allocated to the Corporate and Other segment. Segment earnings represent the basis on which the performance of our business is assessed by management. Premiums and fees, other income, benefits and acquisition and operating expenses and policy related amortization are attributed directly to each operating segment. Net investment income and invested assets are allocated based on the assets required to support the underlying liabilities and capital of the products included in each segment.

   The following is a summary of industry segment activity for December 31, 2005, 2004 and 2003:

                                                                 Retirement
                                                                 Income and             Corporate
2005                                                             Investments Protection and Other Consolidated
----                                                             ----------- ---------- --------- ------------
(Dollar amounts in millions)
----------------------------
Net investment income...........................................  $   229.5   $  141.0   $ 41.2    $   411.7
Net realized investment losses..................................         --         --     (4.5)        (4.5)
Premiums........................................................        0.1      103.4       --        103.5
Other revenues..................................................       58.6      135.9       --        194.5
                                                                  ---------   --------   ------    ---------
   Total revenues...............................................      288.2      380.3     36.7        705.2
                                                                  ---------   --------   ------    ---------
Interest credited, benefits and other changes in policy reserves      194.1      265.4       --        459.5
Acquisition and operating expenses, net of deferrals............       33.3       34.6     22.0         89.9
Amortization of deferred acquisition costs and intangibles......       20.1       80.9       --        101.0
                                                                  ---------   --------   ------    ---------
   Total benefits and expenses..................................      247.5      380.9     22.0        650.4
                                                                  ---------   --------   ------    ---------
   Income (loss) before income taxes............................       40.7       (0.6)    14.7         54.8
   Provision (benefit) for income taxes.........................        3.2       20.2      1.9         25.3
                                                                  ---------   --------   ------    ---------
   Net income (loss)............................................  $    37.5   $  (20.8)  $ 12.8    $    29.5
                                                                  =========   ========   ======    =========
Total assets....................................................  $15,507.4   $2,680.0   $694.6    $18,882.0
                                                                  =========   ========   ======    =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


                                                                 Retirement
                                                                 Income and             Corporate
2004                                                             Investments Protection and Other Consolidated
----                                                             ----------- ---------- --------- ------------
(Dollar amounts in millions)
----------------------------
Net investment income...........................................  $   238.5   $  140.3  $   42.2   $   421.0
Net realized investment gains...................................         --         --       5.7         5.7
Premiums........................................................        0.4       96.4        --        96.8
Other revenues..................................................       40.0      136.4        --       176.4
                                                                  ---------   --------  --------   ---------
   Total revenues...............................................      278.9      373.1      47.9       699.9
                                                                  ---------   --------  --------   ---------
Interest credited, benefits and other changes in policy reserves      202.4      271.6        --       474.0
Acquisition and operating expenses, net of deferrals............       17.1       31.1      15.0        63.2
Amortization of deferred acquisition costs and intangibles......       78.6       28.7        --       107.3
                                                                  ---------   --------  --------   ---------
   Total benefits and expenses..................................      298.1      331.4      15.0       644.5
                                                                  ---------   --------  --------   ---------
   Income (loss) before cumulative effect of change in
     accounting principle.......................................      (19.2)      41.7      32.9        55.4
   Provision (benefit) for income taxes.........................        8.2       14.8    (166.3)     (143.3)
                                                                  ---------   --------  --------   ---------
   Income (loss) before cumulative effect of change in
     accounting principle.......................................      (27.4)      26.9     199.2       198.7
   Cumulative effect of change in accounting principle, net of
     tax........................................................        0.7         --        --         0.7
                                                                  ---------   --------  --------   ---------
   Net income (loss)............................................  $   (26.7)  $   26.9  $  199.2   $   199.4
                                                                  =========   ========  ========   =========
Total assets....................................................  $16,742.4   $2,748.2  $1,347.3   $20,837.9
                                                                  =========   ========  ========   =========

                                                                 Retirement
                                                                 Income and             Corporate
2003                                                             Investments Protection and Other Consolidated
----                                                             ----------- ---------- --------- ------------
(Dollar amounts in millions)
----------------------------
Net investment income (loss)....................................  $   402.7   $  152.5  $  (17.2)  $   538.0
Net realized investment gains...................................         --         --       3.9         3.9
Premiums........................................................       (1.7)     105.7        --       104.0
Other revenues..................................................      150.8      143.8       0.3       294.9
                                                                  ---------   --------  --------   ---------
   Total revenues...............................................      551.8      402.0     (13.0)      940.8
                                                                  ---------   --------  --------   ---------
Interest credited, benefits and other changes in policy reserves      362.0      294.3        --       656.3
Acquisition and operating expenses, net of deferrals............       46.4       55.3      47.3       149.0
Amortization of deferred acquisition costs and intangibles......       84.9       34.0        --       118.9
                                                                  ---------   --------  --------   ---------
   Total benefits and expenses..................................      493.3      383.6      47.3       924.2
                                                                  ---------   --------  --------   ---------
   Income (loss) before income taxes............................       58.5       18.4     (60.3)       16.6
   Provision (benefit) for income taxes.........................       14.7        6.5     (24.3)       (3.1)
                                                                  ---------   --------  --------   ---------
   Net income (loss)............................................  $    43.8   $   11.9  $  (36.0)  $    19.7
                                                                  =========   ========  ========   =========

         GENWORTH LIFE AND ANNUITY INSURANCE COMPANY AND SUBSIDIARIES

                 Years Ended December 31, 2005, 2004 and 2003
                         (Dollar amounts in millions)


(15) Quarterly Financial Data (unaudited)

   Our unaudited summarized quarterly financial data for the years ended December 31, were as follows:

                                  First Quarter Second Quarter Third Quarter  Fourth Quarter
                                  ------------- -------------  -------------- -------------
(Dollar amounts in millions)       2005   2004   2005    2004   2005    2004   2005    2004
----------------------------      ------ ------ ------  ------ ------  ------ ------  ------
Net investment income............ $107.8 $129.1 $ 98.1  $ 84.4 $101.5  $100.0 $104.3  $107.5
                                  ====== ====== ======  ====== ======  ====== ======  ======
Total revenues................... $184.1 $232.2 $170.9  $119.0 $172.3  $174.5 $177.9  $174.2
                                  ====== ====== ======  ====== ======  ====== ======  ======
Earnings (loss) before cumulative
  effect of change in accounting
  principle (1).................. $ 27.0 $  6.5 $ 15.4  $150.4 $(37.9) $ 19.0 $ 25.0  $ 22.8
                                  ====== ====== ======  ====== ======  ====== ======  ======
Net income (loss)................ $ 27.0 $  7.2 $ 15.4  $150.4 $(37.9) $ 19.0 $ 25.0  $ 22.8
                                  ====== ====== ======  ====== ======  ====== ======  ======

--------
(1)See note 1 (t) of the Consolidated Financial Statements.


   The Consolidated Statements of Cash Flows previously reported in our 2005 quarterly reports on Form 10-Q have been revised to reflect changes in the treatment of net receivable/payable from unsettled investment purchases and sales. These changes previously classified within cash flows from operating activities have been reclassified to cash flows from investing activities, as such balances pertained to investments.

   As a result of the revisions, previously reported cash flows from operating activities and cash flows from investing activities were increased or decreased for the following periods:



                                    Three months ended Six months ended Nine months ended
                                       March 31,           June 30,       September 30,
                                    -----------------  ---------------  ----------------
(Dollar amounts in millions)          2005     2004     2005     2004     2005     2004
----------------------------        -------   ------   ------  -------  --------  ------
Net cash from operating activities:
 As originally reported............ $  41.6   $ 99.1   $143.8  $  35.8  $   73.9  $281.6
 Impact of revisions...............   274.8     59.0     47.4    112.5      99.7   (16.7)
                                    -------   ------   ------  -------  --------  ------
 Revised........................... $ 316.4   $158.1   $191.2  $ 148.3  $  173.6  $264.9
                                    =======   ======   ======  =======  ========  ======
Net cash from investing activities:
 As originally reported............ $ 534.4   $169.0   $880.8  $ 308.6  $1,130.1  $231.4
 Impact of revisions...............  (274.8)   (59.0)   (47.4)  (112.5)    (99.7)   16.7
                                    -------   ------   ------  -------  --------  ------
 Revised........................... $ 259.6   $110.0   $833.4  $ 196.1  $1,030.4  $248.1
                                    =======   ======   ======  =======  ========  ======



   The revisions have no impact on the total change in cash and cash equivalents within our Consolidated Statements of Cash Flows or on our Consolidated Statements of Income or Consolidated Balance Sheets.

Appendix

MARKET VALUE
ADJUSTMENT
EXAMPLES
                      The formula used to determine the Market Value Adjustment factor is:
                      ((1+i)/(1+j))/n/365/, where


                         n = the number of days to the end of your current Guarantee Term i = the Guaranteed Interest Rate in effect for your current Guarantee Term j =the currently offered Guaranteed Interest Rate for a Guarantee Term with a duration of "n"

                      Examples of Market Value Adjustment at the end of the third Contract Year based on a single purchase payment of $100,000.00, a Guarantee Term of 10 years and a Guaranteed Interest Rate of 4.00%

                      Contract Value at the end of the third Contract Year =
                      $100,000.00 x (1.04)/3/ =   $112,486.40
                      Free Withdrawal Amount = Interest Credited to Contract
                      Value during the prior twelve   months = $4,326.40
                      Surrender Charge = ($112,486.40 - $4,326.40) x .05 =
                      $5,408

                      Example #1: Full Surrender -- Negative Market Value Adjustment
                          n = 2,555 (365 x 7)
                          i = 4.00%
                          j = 5.00%
                          MVA factor = (1.04/1.05)/7/ = .935208147

                      Amount Payable Upon Surrender = [(Contract Value - Free Withdrawal Amount - Surrender Charge) x MVA factor] + Free Withdrawal Amount =
                      [($112,486.40 - $4,326.40 - $5,408) x .935208147] +
                      $4,326.40 = $103,526.08

                      Example #2: Full Surrender -- Positive Market Value Adjustment
                          n = 2,555 (365 x 7)
                          i = 4.00%
                          j = 3.00%
                          MVA factor = (1.04/1.03)/7/ = 1.069972959

                      Amount Payable Upon Surrender = [(Contract Value - Free Withdrawal Amount - Surrender Charge) x MVA factor] + Free Withdrawal Amount =
                      [($112,486.40 - $4,326.40 - $5,408) x 1.069972959] +
                      $4,326.40 = $114,268.26

                        Prospectus Delivery Obligations

   Until May 1, 2007, all registered representatives that effect transactions in these securities are required to deliver a prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of the contract, other than any underwriting discounts and commissions, are as follows:


Securities and Exchange Commission
  Registration Fees (approximate amount we
  will wire).............................. $11,711 (based on a total of $50,000,000 Proposed
                                                   Maximum Aggregate Offering)*
Printing and engraving.................... $ 9,725
Accounting fees and expenses.............. $ 5,000
Legal fees and expenses................... $ 3,000
Miscellaneous............................. $ 2,500
                                           -------
   Total expenses (approximate)........... $31,936
                                           =======

--------

* Registered previously with Pre-Effective Amendment No. 1 filed on December 13, 2001.


Item 14.  Indemnification of Directors and Officers.


   Sections 13.1-876 and 13.1-881 of the Code of Virginia, in brief, allow a corporation to indemnify any person made party to a proceeding because such person is or was a director, officer, employee, or agent of the corporation, against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he believed that (a) in the case of conduct in his official capacity with the corporation, his conduct was in its best interests; and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director, officer, employee, or agent of the corporation did not meet the standard of conduct described. A corporation may not indemnify a director, officer, employee, or agent of the corporation in connection with a proceeding by or in the right of the corporation, in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in his official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under these sections of the Code of Virginia in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

   Genworth Life and Annuity Insurance Company's Articles of Incorporation provide that Genworth Life and Annuity Insurance Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of Genworth Life and Annuity Insurance Company against any liability incurred by him or her in connection with such proceeding, unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments, settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of Genworth Life and Annuity Insurance Company, the board of directors may cause Genworth Life and Annuity Insurance Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of Genworth Life and Annuity Insurance Company, or is or was serving at the request of Genworth Life and Annuity Insurance Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                                     * * *

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the depositor pursuant to the foregoing provisions, or otherwise, the depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the depositor of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

   Not applicable.


Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits



(1)(a)      Underwriting Agreement. Previously filed December 12, 2001 to Form S-1 for GE Life and Annuity
            Assurance Company, Registration No. 333-69786.

(1)(b)      Broker-Dealer Sales Agreement. Previously filed December 12, 2001 to Form S-1 for GE Life and
            Annuity Assurance Company, Registration No. 333-69786.

(2)         Not applicable.

(3)(a)      Certificate of Incorporation of The Life Insurance Company of Virginia. Previously filed on May 1,
            1998 with Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4,
            Registration No. 033-76334.

(3)(a)(i)   Amended and Restated Articles of Incorporation of GE Life and Annuity Assurance Company.
            Previously filed on September 1, 2000 with Post-Effective Amendment No. 1 to Form N-4 for GE
            Life & Annuity Separate Account 4, Registration No. 333-31172.

(3)(a)(ii)  Amended and Restated Articles of Incorporation of Genworth Life and Annuity Insurance Company.
            Filed herewith.

(3)(b)      Amended and Restated By-laws of Genworth Life and Annuity Insurance Company. Filed herewith.

(4)         Contract. Previously filed on September 19, 2001 on Form S-1 for GE Life and Annuity Assurance
            Company, Registration No. 333-69620.

(4)(b)      SEP Endorsements, Form P5090 7/97 and Form 5094 7/98. Previously filed on May 1, 1998 with
            Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4,
            Registration No. 033-76334.

(4)(b)(i)   Individual Retirement Annuity Endorsement, Form 5090 7/97. Previously filed on May 1, 1998 with
            Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4,
            Registration No. 033-76334.

(4)(b)(ii)  Roth Individual Retirement Annuity Endorsement, Form P5133 11/00. Previously filed on
            September 19, 2001 on Form S-1 for GE Life and Annuity Assurance Company, Registration
            No. 333-69620.

(4)(b)(iii) Section 403(b) Annuity Endorsement, Form 5145 12/00. Previously filed on September 19, 2001 on
            Form S-1 for GE Life and Annuity Assurance Company, Registration No. 333-69620.

(4)(c)      Application. Previously filed August 20, 2001 to Form S-1 for GE Life and Annuity Assurance
            Company, Registration No. 333-67902.


(5)     Opinion and Consent of Counsel. Filed herewith.

(6)     Not applicable.

(7)     Not applicable.

(8)     Not applicable.

(9)     Not applicable.

(10)    Not applicable.

(11)    Not applicable.

(12)    Not applicable.

(13)    Not applicable.

(14)    Not applicable.

(15)    Not applicable.

(16)    Not applicable.

(17)    Not applicable.

(18)    Not applicable.

(19)    Not applicable.

(20)    Not applicable.

(21)    Subsidiaries of the Registrant. Filed herewith.

(22)    Not applicable.

(23)(a) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(23)(b) Consent of Counsel. Included with Exhibit 5, filed herewith.

(24)    Power of Attorney. Filed herewith.

(25)    Not applicable.

(26)    Not applicable.

(27)    Not applicable.

(99)(a) Resolution of Board of Directors of GE Life and Annuity Assurance Company authorizing the establishment of GE Life & Annuity Variable Account 6. Previously filed on August 20, 2001 to
        Form S-1 for GE Life and Annuity Assurance Company, Registration No. 333-67902.

(99)(b) Resolution of Board of Directors of GE Life and Annuity Assurance Company authorizing the name change of GE Life & Annuity Variable Account 6 to Genworth Life & Annuity MVA Separate
        Account. Filed herewith.



(b) Financial Statement Schedules

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company:


Under the date of March 10, 2006, we reported on the consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules included herein. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedules based on our audits.


In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.

/s/  KPMG LLP

Richmond, Virginia

March 10, 2006

                                                                     Schedule I

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

       Summary of investments--other than investments in related parties

                               December 31, 2005

                         (Dollar amounts in millions)


                                                      Amortized
                                                       cost or  Estimated  Carrying
Type of Investment                                      cost    fair value  value
------------------                                    --------- ---------- --------
Fixed maturities:
   Bonds:
       U.S. government, agencies and authorities..... $   70.2   $   70.2  $   70.2
       Government--non U.S...........................    101.9      111.4     111.4
       Public utilities..............................    353.9      357.2     357.2
       All other corporate bonds.....................  4,400.7    4,421.6   4,421.6
                                                      --------   --------  --------
          Total fixed maturities.....................  4,926.7    4,960.4   4,960.4
Equity securities....................................     15.3       23.3      23.3
Commercial mortgage loans............................  1,042.1      xxxxx   1,042.1
Policy loans.........................................    158.3      xxxxx     158.3
Other invested assets (1)............................    388.6      xxxxx     387.4
                                                      --------   --------  --------
          Total investments.......................... $6,531.0      xxxxx  $6,571.5
                                                      ========   ========  ========

--------
(1) The amount shown in the Consolidated Balance Sheet for other invested assets differs from cost as other invested assets include derivatives which are reported at estimated fair value.


   See Accompanying Report of Independent Registered Public Accounting Firm.

                                                                   Schedule III

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

                      Supplemental Insurance Information
                         (Dollar amounts in millions)

                                                  Future Annuity
                                                   And Contract                    Other
                                                    Benefits &                  Policyholder
                                                     Liability                  Liabilities
                                       Deferred   For Policy and                 (Excluding
                                      Acquisition    Contract       Unearned      Unearned   Premium
Segment                                  Costs        Claims        Premiums     Premiums)   Revenue
-------                               ----------- --------------- ------------- ------------ --------
December 31, 2005:
   Retirement Income and Investments.   $245.4       $6,095.0        $   --        $184.0     $  0.1
   Protection........................     75.7        2,188.6          22.2           0.9      103.4
   Corporate and Other...............       --             --            --            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $321.1       $8,283.6        $ 22.2        $184.9     $103.5
                                        ======       ========        ======        ======     ======
December 31, 2004:
   Retirement Income and Investments.   $171.0       $7,474.6        $   --        $210.7     $  0.4
   Protection........................     77.1        2,219.4          24.0           1.2       96.4
   Corporate and Other...............       --             --            --            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $248.1       $9,694.0        $ 24.0        $211.9     $ 96.8
                                        ======       ========        ======        ======     ======
December 31, 2003:
   Retirement Income and Investments.                                                         $ (1.7)
     Protection......................                                                          105.7
   Corporate and Other...............                                                             --
                                                                                              ------
       Total.........................                                                         $104.0
                                                                                              ======

                                                     Interest                   Amortization
                                                    Credited &     Acquisition  of Deferred
                                          Net      Benefits and   and Operating Acquisition
                                      Investment   Other Changes  Expenses, net  Costs and   Premiums
Segment                                 Income    Policy Reserves of deferrals  Intangibles  Written
-------                               ----------- --------------- ------------- ------------ --------
December 31, 2005:
   Retirement Income and Investments.   $229.5       $  194.1        $ 33.3        $ 20.1     $  0.4
   Protection........................    141.0          265.4          34.6          80.9      102.7
   Corporate and Other...............     41.2             --          22.0            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $411.7       $  459.5        $ 89.9        $101.0     $103.1
                                        ======       ========        ======        ======     ======
December 31, 2004:
   Retirement Income and Investments.   $238.5       $  202.4        $ 17.1        $ 78.6     $  0.3
   Protection........................    140.3          271.6          31.1          28.7       97.1
   Corporate and Other...............     42.2             --          15.0            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $421.0       $  474.0        $ 63.2        $107.3     $ 97.4
                                        ======       ========        ======        ======     ======
December 31, 2003:
   Retirement Income and Investments.   $402.7       $  362.0        $ 46.4        $ 84.9     $ (1.7)
   Protection........................    152.5          294.3          55.3          34.0      105.4
   Corporate and Other...............    (17.2)            --          47.3            --         --
                                        ------       --------        ------        ------     ------
       Total.........................   $538.0       $  656.3        $149.0        $118.9     $103.7
                                        ======       ========        ======        ======     ======

   See Accompanying Report of Independent Registered Public Accounting Firm.

Item 17.  Undertakings.

   (A) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, an amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of an amendment any of the securities being registered which remain unsold at the termination of the offering.


   (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or, controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such-director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, in the County of Henrico in the Commonwealth of Virginia, on the 17th day of March, 2006.



                       GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                          (Registrant)

                       By:         /s/  GEOFFREY S. STIFF
                                -----------------------------
                                      Geoffrey S. Stiff
                                    Senior Vice President



   Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 5 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



            Name                           Title                   Date
            ----                           -----                   ----

   /s/  *PAMELA S. SCHUTZ      Chairperson of the Board,      March 17, 2006
-----------------------------    President and Chief
      Pamela S. Schutz           Executive Officer

     /s/  *PAUL A. HALEY       Director, Senior Vice          March 17, 2006
-----------------------------    President and Chief Actuary
        Paul A. Haley

    /s/  *BRIAN W. HAYNES      Director and Senior Vice       March 17, 2006
-----------------------------    President
       Brian W. Haynes

   /s/  *ROBERT T. METHVEN     Director and Senior Vice       March 17, 2006
-----------------------------    President
      Robert T. Methven

   /s/  *DANIEL C. MUNSON      Director and Senior Vice       March 17, 2006
-----------------------------    President
      Daniel C. Munson

     /s/  *LEON E. RODAY       Director and Senior Vice       March 17, 2006
-----------------------------    President
        Leon E. Roday

   /s/  GEOFFREY S. STIFF      Director and Senior Vice       March 17, 2006
-----------------------------    President
      Geoffrey S. Stiff

   /s/  *THOMAS M. STINSON     Director and Senior Vice       March 17, 2006
-----------------------------    President
      Thomas M. Stinson

    /s/  *THOMAS E. DUFFY      Senior Vice President,         March 17, 2006
-----------------------------    General Counsel and
       Thomas E. Duffy           Secretary

            Name                           Title                   Date
            ----                           -----                   ----

 /s/  *J. KEVIN HELMINTOLLER   Senior Vice President and      March 17, 2006
-----------------------------    Chief Financial Officer
    J. Kevin Helmintoller

   /s/  *JOHN A. ZELINSKE      Vice President and Controller  March 17, 2006
-----------------------------
      John A. Zelinske



*By: /s/  GEOFFREY S. STIFF , pursuant to Power of Attorney    March 17, 2006
     ----------------------   executed on February 21, 2006.
       Geoffrey S. Stiff